       1    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                                                   Execution Copy







     _________________________________________________________________
     _________________________________________________________________

             AMENDED AND RESTATED VISHAY INTERTECHNOLOGY, INC.

                  $302,500,000 REVOLVING CREDIT AND TERM

                              LOAN AGREEMENT

                         DATED AS OF JULY 18, 1994

                          COMERICA BANK, AS AGENT

             NATIONSBANK OF NORTH CAROLINA, N.A., AS CO-AGENT

                BERLINER HANDELS-UND FRANKFURTER BANK KGAA
                AND SIGNET BANK/MARYLAND, AS LEAD MANAGERS

     _________________________________________________________________
     _________________________________________________________________

       2    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                             TABLE OF CONTENTS
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          1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . .  1

               1.1    "Absolute Rate" . . . . . . . . . . . . . . .  1
               1.2    "Absolute Rate Bid Advance" . . . . . . . . .  1
               1.3    "Absolute Rate Interest Period" . . . . . . .  2
               1.4    "Accumulated Funding Deficiency". . . . . . .  2
               1.5    "Acquisition Loan(s)" . . . . . . . . . . . .  2
               1.6    "Activation Fee". . . . . . . . . . . . . . .  2
               1.7    "Adjusted Total Indebtedness" . . . . . . . .  2
               1.8    "Advance(s)". . . . . . . . . . . . . . . . .  2
               1.9    "Affiliate" . . . . . . . . . . . . . . . . .  2
               1.10   "Agent" . . . . . . . . . . . . . . . . . . .  3
               1.11   "Agent's Correspondent" . . . . . . . . . . .  3
               1.12   "Agent's Fees". . . . . . . . . . . . . . . .  3
               1.13   "Alternate Base Rate" . . . . . . . . . . . .  3
               1.14   "Alternative Currency". . . . . . . . . . . .  3
               1.15   "Applicable Fee Percentage" . . . . . . . . .  4
               1.16   "Applicable Interest Rate". . . . . . . . . .  4
               1.17   "Applicable Margin" . . . . . . . . . . . . .  4
               1.18   "Assignment Agreement". . . . . . . . . . . .  4
               1.19   "Banks" . . . . . . . . . . . . . . . . . . .  4
               1.20   "Bid Acknowledgment". . . . . . . . . . . . .  4
               1.21   "Bid Advance" . . . . . . . . . . . . . . . .  4
               1.22   "Bid Borrowing Request" . . . . . . . . . . .  4
               1.23   "Bid Lender(s)" . . . . . . . . . . . . . . .  4
               1.24   "Bid Notes" . . . . . . . . . . . . . . . . .  5
               1.25   "Bid Offer" . . . . . . . . . . . . . . . . .  5
               1.26   "Bridge Loan" . . . . . . . . . . . . . . . .  5
               1.27   "Business Day". . . . . . . . . . . . . . . .  5
               1.28   "Capital Expenditures". . . . . . . . . . . .  5
               1.29   "Closing Fee" . . . . . . . . . . . . . . . .  5
               1.30   "Collateral". . . . . . . . . . . . . . . . .  5
               1.31   "Commitment Letter" . . . . . . . . . . . . .  5
               1.32   "Company" . . . . . . . . . . . . . . . . . .  6
               1.33   "Contractual Obligation". . . . . . . . . . .  6
               1.34   "Consolidated" or "Consolidating" . . . . . .  6
               1.35   "Covenant Compliance Report". . . . . . . . .  6
               1.36   "Current Dollar Equivalent" . . . . . . . . .  6
               1.37   "Dale Electronics". . . . . . . . . . . . . .  6
               1.38   "Default" . . . . . . . . . . . . . . . . . .  7
               1.39   "Defined Contribution Plan" . . . . . . . . .  7
               1.40   "Deutsche Marks". . . . . . . . . . . . . . .  7
               1.41   "DM Loan Agreement" . . . . . . . . . . . . .  7
               1.42   "DM Loan Documents" . . . . . . . . . . . . .  7
               1.43   "DM Revolving Credit" and "DM Term Loan". . .  7
               1.44   "Dollar Amount" . . . . . . . . . . . . . . .  7
               1.45   "Dollars" and the sign "$". . . . . . . . . .  7
               1.46   "Domestic Advance". . . . . . . . . . . . . .  8
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 3    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

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               1.47   "Domestic Guaranty" . . . . . . . . . . . . .  8
               1.48   "Domestic Subsidiaries" . . . . . . . . . . .  8
               1.49   "Draloric". . . . . . . . . . . . . . . . . .  8
               1.50   "EBITDA". . . . . . . . . . . . . . . . . . .  8
               1.51   "Environmental Auditors". . . . . . . . . . .  8
               1.52   "Environmental Audits". . . . . . . . . . . .  8
               1.53   "Equity Offering" . . . . . . . . . . . . . .  9
               1.54   "ERISA" . . . . . . . . . . . . . . . . . . .  9
               1.55   "ERISA Affiliate" . . . . . . . . . . . . . .  9
               1.56   "Eurocurrency Adjusted Rate". . . . . . . . .  9
               1.57   "Eurocurrency Bid Advance". . . . . . . . . . 10
               1.58   "Eurocurrency Bid Margin" . . . . . . . . . . 10
               1.59   "Eurocurrency-based Advance". . . . . . . . . 10
               1.60   "Eurocurrency-based Rate" . . . . . . . . . . 10
               1.61   "Eurocurrency-Interest Period". . . . . . . . 10
               1.62   "Eurocurrency Lending Office" . . . . . . . . 10
               1.63   "Event of Default". . . . . . . . . . . . . . 10
               1.64   "Excess Cash Flow". . . . . . . . . . . . . . 10
               1.65   "Federal Funds Effective Rate". . . . . . . . 11
               1.66   "Fees". . . . . . . . . . . . . . . . . . . . 11
               1.67   "Fixed Charge Coverage Ratio" . . . . . . . . 11
               1.68   "Fixed Rate". . . . . . . . . . . . . . . . . 11
               1.69   "Fixed Rate Option" . . . . . . . . . . . . . 12
               1.70   "Fixed Rate Election" . . . . . . . . . . . . 12
               1.71   "Foreign Subsidiaries". . . . . . . . . . . . 12
               1.72   "GAAP". . . . . . . . . . . . . . . . . . . . 12
               1.73   "Guaranties". . . . . . . . . . . . . . . . . 12
               1.74   "Hazardous Material". . . . . . . . . . . . . 12
               1.75   "Hazardous Material Law(s)" . . . . . . . . . 12
               1.76   "Hereof", "hereto", "hereunder" . . . . . . . 12
               1.77   "HLT Determination" . . . . . . . . . . . . . 12
               1.78   "Indebtedness". . . . . . . . . . . . . . . . 13
               1.79   "Intercompany Loan" . . . . . . . . . . . . . 13
               1.80   "Intercompany Loans, Advances or
                       Investments" . . . . . . . . . . . . . . . . 13
               1.81   "Interest Expense". . . . . . . . . . . . . . 13
               1.82   "Interest Period" . . . . . . . . . . . . . . 13
               1.83   "Internal Revenue Code" . . . . . . . . . . . 14
               1.84   "Joint Venture" . . . . . . . . . . . . . . . 14
               1.85   "Leverage Ratio". . . . . . . . . . . . . . . 14
               1.86   "Lien". . . . . . . . . . . . . . . . . . . . 14
               1.87   "Loan Agreements" . . . . . . . . . . . . . . 14
               1.88   "Loan Documents". . . . . . . . . . . . . . . 14
               1.89   "Majority Banks". . . . . . . . . . . . . . . 15
               1.90   "Material Property" . . . . . . . . . . . . . 15
               1.91   "Moody's Rating". . . . . . . . . . . . . . . 15
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 4    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

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               1.92   "Multiemployer Plan". . . . . . . . . . . . . 15
               1.93   "Net Income". . . . . . . . . . . . . . . . . 15
               1.94   "Net Income Adjustment" . . . . . . . . . . . 16
               1.95   "New Banks" . . . . . . . . . . . . . . . . . 16
               1.96   "Non-Amortizing Term Loan". . . . . . . . . . 16
               1.97   "Notes" . . . . . . . . . . . . . . . . . . . 16
               1.98   "Operating Income". . . . . . . . . . . . . . 16
               1.99   "PBGC". . . . . . . . . . . . . . . . . . . . 16
               1.100  "Pension Plan(s)" . . . . . . . . . . . . . . 16
               1.101  "Percentage". . . . . . . . . . . . . . . . . 16
               1.102  "Permitted Borrower(s)" . . . . . . . . . . . 17
               1.103  "Permitted Borrowers Guaranty". . . . . . . . 17
               1.104  "Permitted Company Encumbrances". . . . . . . 17
               1.105  "Permitted Currencies". . . . . . . . . . . . 17
               1.106  "Permitted Encumbrances". . . . . . . . . . . 17
               1.107  "Permitted Encumbrances of the
                       Subsidiaries". . . . . . . . . . . . . . . . 18
               1.108  "Permitted Transfer". . . . . . . . . . . . . 18
               1.109  "Permitted Transferee". . . . . . . . . . . . 19
               1.110  "Person". . . . . . . . . . . . . . . . . . . 19
               1.111  "Prime Rate". . . . . . . . . . . . . . . . . 19
               1.112  "Prime-based Advance" . . . . . . . . . . . . 19
               1.113  "Prime-based Rate". . . . . . . . . . . . . . 19
               1.114  "Prior Agreements". . . . . . . . . . . . . . 19
               1.115  "Prior Banks" . . . . . . . . . . . . . . . . 19
               1.116  "Prior DM Agreement". . . . . . . . . . . . . 19
               1.117  "Prior Loan Agreement". . . . . . . . . . . . 20
               1.119  "Prohibited Transaction". . . . . . . . . . . 20
               1.120  "Rating Level". . . . . . . . . . . . . . . . 20
               1.121  "Rating Level 1". . . . . . . . . . . . . . . 20
               1.122  "Rating Level 2". . . . . . . . . . . . . . . 20
               1.123  "Rating Level 3". . . . . . . . . . . . . . . 20
               1.124  "Rating Level 4". . . . . . . . . . . . . . . 20
               1.125  "Reference Banks" . . . . . . . . . . . . . . 20
               1.126  "Request for Advance" . . . . . . . . . . . . 20
               1.127  "Request for Term Loan Advance and Rate
                       Request" . . . . . . . . . . . . . . . . . . 20
               1.128  "Required Consummation Date". . . . . . . . . 20
               1.129  "Revalidation Date" . . . . . . . . . . . . . 21
               1.130  "Revolving Credit". . . . . . . . . . . . . . 21
               1.131  "Revolving Credit Aggregate Commitment" . . . 21
               1.132  "Revolving Credit Commitment Fee" . . . . . . 21
               1.133  "Revolving Credit Designated Portion" . . . . 21
               1.134  "Revolving Credit Facility Fee" . . . . . . . 21
               1.135  "Revolving Credit Maturity Date". . . . . . . 21
               1.136  "Revolving Credit Maximum Amount" . . . . . . 21
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 5    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

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               1.137  "Revolving Credit Notes". . . . . . . . . . . 21
               1.138  "Roederstein" . . . . . . . . . . . . . . . . 21
               1.139  "Roederstein Loan Agreement". . . . . . . . . 21
               1.140  "Roederstein Loan Documents". . . . . . . . . 22
               1.141  "Seller". . . . . . . . . . . . . . . . . . . 22
               1.142  "S & P Rating". . . . . . . . . . . . . . . . 22
               1.143  "Shares", "share capital", "capital stock",
                      "stock" . . . . . . . . . . . . . . . . . . . 22
               1.144  "Significant Domestic Subsidiaries" . . . . . 22
               1.145  "Significant Foreign Subsidiaries". . . . . . 22
               1.146  "Significant Subsidiaries". . . . . . . . . . 22
               1.147  "Single Employer Plan". . . . . . . . . . . . 22
               1.148  "Stockholder's Equity". . . . . . . . . . . . 22
               1.149  "Stock Option Plan" . . . . . . . . . . . . . 22
               1.150  "Stock Option Plan Debt". . . . . . . . . . . 23
               1.151  "Stock Purchase Agreement". . . . . . . . . . 23
               1.152  "Sublimit". . . . . . . . . . . . . . . . . . 23
               1.153  "Subsidiary(ies)" . . . . . . . . . . . . . . 23
               1.154  "Tangible Net Worth". . . . . . . . . . . . . 23
               1.155  "Target Company". . . . . . . . . . . . . . . 24
               1.156  "Target Company Acquisition". . . . . . . . . 24
               1.157  "Target Company Loan Agreement" . . . . . . . 24
               1.158  "Target Company Loan Documents" . . . . . . . 25
               1.159  "Term Loan" . . . . . . . . . . . . . . . . . 25
               1.160  "Term Loan Maturity Date" . . . . . . . . . . 25
               1.161  "Term Notes". . . . . . . . . . . . . . . . . 25
               1.162  "Vishay Guaranty" . . . . . . . . . . . . . . 25
               1.163  "Vishay Israel" . . . . . . . . . . . . . . . 25
               1.164  "Vishay Stock Plans". . . . . . . . . . . . . 25
               1.165  "Vitramon Acquisition, Inc.". . . . . . . . . 25
               1.166  "VBG" . . . . . . . . . . . . . . . . . . . . 25
               1.167  "Yield Maintenance Payment" . . . . . . . . . 25

          2.   REVOLVING CREDIT; BID ADVANCES . . . . . . . . . . . 26

               2.1    Commitment. . . . . . . . . . . . . . . . . . 26
               2.2    Accrual of Interest and Maturity. . . . . . . 26
               2.3    Requests for and Refundings and Conversions
                      of Advances.. . . . . . . . . . . . . . . . . 27
               2.4    Disbursement of Advances. . . . . . . . . . . 28
               2.5    Bid Advances. . . . . . . . . . . . . . . . . 30
               2.6    Prime-based Interest Payments.. . . . . . . . 36
               2.7    Absolute Rate and Eurocurrency-based
                      Interest Payments.. . . . . . . . . . . . . . 37
               2.8    Interest Payments on Conversions. . . . . . . 37
               2.9    Interest on Default.. . . . . . . . . . . . . 37
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 6    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

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               2.10   Determination, Denomination and
                      Redenomination of Alternative Currency
                      Advances. . . . . . . . . . . . . . . . . . . 38
               2.11   Prepayment. . . . . . . . . . . . . . . . . . 38
               2.12   Prime-based Advance in Absence of Election
                      or Upon Default.. . . . . . . . . . . . . . . 39
               2.13   Revolving Credit Facility Fee.. . . . . . . . 39
               2.14   Revolving Credit Commitment Fee.. . . . . . . 40
               2.15   Currency Appreciation; Sublimits; Mandatory
                      Reduction of Indebtedness.. . . . . . . . . . 40
               2.16   Optional Reduction or Termination of
                      Revolving Credit Maximum Amount.. . . . . . . 42
               2.17   Revolving Credit Designated Portion.. . . . . 43
               2.18   Activation of Designated Portion. . . . . . . 43
               2.19   Extension of Revolving Credit Maturity
                      Date. . . . . . . . . . . . . . . . . . . . . 44
               2.20   Revolving Credit as Renewal; Application of
                      Advances Thereafter.. . . . . . . . . . . . . 44

          3.   TERM LOAN. . . . . . . . . . . . . . . . . . . . . . 45

               3.1    Commitment. . . . . . . . . . . . . . . . . . 45
               3.2    Repayment of Principal Until Term Loan
                      Maturity Date.. . . . . . . . . . . . . . . . 45
               3.3    Excess Cash Flow Recapture. . . . . . . . . . 46
               3.4    Accrual of Interest.. . . . . . . . . . . . . 46
               3.5    Prime-based Interest Payments.. . . . . . . . 46
               3.6    Eurocurrency-based Interest Payments. . . . . 47
               3.7    Interest Payments on Conversions. . . . . . . 47
               3.8    Interest on Default.. . . . . . . . . . . . . 47
               3.9    Requests for and Refundings and Conversions
                      of Advances.. . . . . . . . . . . . . . . . . 48
               3.10   Disbursement of Advances. . . . . . . . . . . 50
               3.11   Fixed Rate Election.. . . . . . . . . . . . . 51
               3.12   Prime-based Advance in Absence of Election
                      or Upon Default.. . . . . . . . . . . . . . . 53
               3.13   Prepayment. . . . . . . . . . . . . . . . . . 53
               3.14   Purpose.. . . . . . . . . . . . . . . . . . . 54

          4.   MARGIN ADJUSTMENTS; HLT DETERMINATION; SPECIAL
               LIMITATION . . . . . . . . . . . . . . . . . . . . . 55

               4.1    Margin Adjustments. . . . . . . . . . . . . . 55
               4.2    HLT Determination.. . . . . . . . . . . . . . 55
               4.3    Special Limitation. . . . . . . . . . . . . . 56

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 7    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

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          5.   CONDITIONS.. . . . . . . . . . . . . . . . . . . . . 57

               5.1    Execution of Notes, this Agreement and the
                      other Loan Documents. . . . . . . . . . . . . 57
               5.2    Corporate Authority.. . . . . . . . . . . . . 57
               5.3    Vishay Guaranty.. . . . . . . . . . . . . . . 57
               5.4    Domestic Guaranty.. . . . . . . . . . . . . . 58
               5.5    Permitted Borrowers Guaranty. . . . . . . . . 58
               5.6    Representations and Warranties -- All
                      Parties.. . . . . . . . . . . . . . . . . . . 58
               5.7    Compliance with Certain Documents and
                      Agreements. . . . . . . . . . . . . . . . . . 58
               5.8    Opinion of Counsel. . . . . . . . . . . . . . 58
               5.9    Company's Certificate.. . . . . . . . . . . . 58
               5.10   Payment of Agents' and Other Fees.. . . . . . 59
               5.11   Other Documents and Instruments.. . . . . . . 59
               5.12   Continuing Conditions.. . . . . . . . . . . . 59

          6.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 60

               6.1    Corporate Authority.. . . . . . . . . . . . . 60
               6.2    Due Authorization - Company.. . . . . . . . . 60
               6.3    Due Authorization -- Subsidiaries.. . . . . . 60
               6.4    Title to Material Property. . . . . . . . . . 61
               6.5    Encumbrances. . . . . . . . . . . . . . . . . 61
               6.6    Subsidiaries. . . . . . . . . . . . . . . . . 61
               6.7    Taxes.. . . . . . . . . . . . . . . . . . . . 61
               6.8    No Defaults.. . . . . . . . . . . . . . . . . 61
               6.9    Enforceability of Agreement and Loan
                      Documents -- Company. . . . . . . . . . . . . 61
               6.10   Enforceability of Loan Documents -- Other
                      Parties.. . . . . . . . . . . . . . . . . . . 62
               6.11   Non-contravention -- Company. . . . . . . . . 62
               6.12   Non-contravention -- Other Parties. . . . . . 62
               6.13   No Litigation -- Company. . . . . . . . . . . 62
               6.14   No Litigation -- Other Parties. . . . . . . . 63
               6.15   Consents, Approvals and Filings, Etc. . . . . 63
               6.16   Agreements Affecting Financial Condition. . . 64
               6.17   No Investment Company; No Margin Stock. . . . 64
               6.18   ERISA.. . . . . . . . . . . . . . . . . . . . 64
               6.19   Environmental Matters and Safety Matters. . . 65
               6.20   Conditions Affecting Business or
                      Properties. . . . . . . . . . . . . . . . . . 66
               6.21   Accuracy of Information.. . . . . . . . . . . 67

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          7.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . 67
               7.1    Preservation of Existence, Etc. . . . . . . . 67
               7.2    Keeping of Books. . . . . . . . . . . . . . . 67
               7.3    Reporting Requirements. . . . . . . . . . . . 67
               7.4A   Tangible Net Worth. . . . . . . . . . . . . . 69
               7.4B   Tangible Net Worth. . . . . . . . . . . . . . 70
               7.5A   Leverage Ratio. . . . . . . . . . . . . . . . 70
               7.5B   Leverage Ratio. . . . . . . . . . . . . . . . 70
               7.6    Fixed Charge Coverage Ratio.. . . . . . . . . 71
               7.7    Inspections.. . . . . . . . . . . . . . . . . 71
               7.8    Taxes.. . . . . . . . . . . . . . . . . . . . 72
               7.9    Further Assurances. . . . . . . . . . . . . . 72
               7.10   Insurance.. . . . . . . . . . . . . . . . . . 72
               7.11   Indemnification.. . . . . . . . . . . . . . . 72
               7.12   Governmental and Other Approvals. . . . . . . 72
               7.13   Compliance with Contractual Obligations and
                      Laws. . . . . . . . . . . . . . . . . . . . . 73
               7.14   ERISA.. . . . . . . . . . . . . . . . . . . . 73
               7.15   Environmental Matters.. . . . . . . . . . . . 74
               7.16   Delivery of Sfernice Authority Documents. . . 75
               7.17   Joinder of Guarantors . . . . . . . . . . . . 75

          8.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . 76

               8.1    Capital Structure, Business Objects or
                      Purpose.. . . . . . . . . . . . . . . . . . . 76
               8.2    Limitations on Fundamental Changes. . . . . . 76
               8.3    Guaranties. . . . . . . . . . . . . . . . . . 77
               8.4    Indebtedness. . . . . . . . . . . . . . . . . 77
               8.5    Liens.. . . . . . . . . . . . . . . . . . . . 77
               8.6    Dividends.. . . . . . . . . . . . . . . . . . 78
               8.7    Investments.. . . . . . . . . . . . . . . . . 78
               8.8    Accounts Receivable.. . . . . . . . . . . . . 80
               8.9    Transactions with Affiliates. . . . . . . . . 80
               8.10   Operations of Vishay Israel.. . . . . . . . . 80
               8.11   Prohibition Against Certain Restrictions. . . 80
               8.12   Amendment of Stock Purchase Agreement.. . . . 80

          9.   DEFAULTS . . . . . . . . . . . . . . . . . . . . . . 81

               9.1    Events of Default.. . . . . . . . . . . . . . 81
               9.2    Exercise of Remedies. . . . . . . . . . . . . 83
               9.3    Rights Cumulative.. . . . . . . . . . . . . . 84
               9.4    Waiver by Company of Certain Laws.. . . . . . 84
               9.5    Waiver of Defaults. . . . . . . . . . . . . . 84
               9.6    Cross-Default.. . . . . . . . . . . . . . . . 84

       9    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                  Page
                                                                  ----
          10.  PAYMENTS, RECOVERIES AND COLLECTIONS.. . . . . . . . 85

               10.1   Payment Procedure.. . . . . . . . . . . . . . 85
               10.2   Application of Proceeds.. . . . . . . . . . . 87
               10.3   Pro-rata Recovery.. . . . . . . . . . . . . . 87
               10.4   Deposits and Accounts.. . . . . . . . . . . . 88

          11.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.. . 88

               11.1   Reimbursement of Prepayment Costs.. . . . . . 88
               11.2   Eurocurrency Lending Office.. . . . . . . . . 88
               11.3   Availability of Alternative Currency. . . . . 89
               11.4   Refunding Advances in Same Currency.. . . . . 89
               11.5   Circumstances Affecting Eurocurrency-based
                      Rate Availability.. . . . . . . . . . . . . . 89
               11.6   Laws Affecting Eurocurrency-based Advance
                      Availability. . . . . . . . . . . . . . . . . 90
               11.7   Increased Cost of Eurocurrency-based
                      Advances. . . . . . . . . . . . . . . . . . . 90
               11.8   Indemnity.. . . . . . . . . . . . . . . . . . 92
               11.9   Judgment Currency.. . . . . . . . . . . . . . 92
               11.10  Other Increased Costs.. . . . . . . . . . . . 92

          12.  AGENT. . . . . . . . . . . . . . . . . . . . . . . . 93

               12.1   Appointment of Agent. . . . . . . . . . . . . 93
               12.2   Deposit Account with Agent. . . . . . . . . . 94
               12.3   Exculpatory Provisions. . . . . . . . . . . . 94
               12.4   Successor Agents. . . . . . . . . . . . . . . 94
               12.5   Loans by Agent. . . . . . . . . . . . . . . . 95
               12.6   Credit Decisions. . . . . . . . . . . . . . . 95
               12.7   Notices by Agent. . . . . . . . . . . . . . . 95
               12.8   Agent's Fees. . . . . . . . . . . . . . . . . 95
               12.9   Nature of Agency. . . . . . . . . . . . . . . 95
               12.10  Actions; Confirmation of Agent's Authority
                      to Act in Event of Default. . . . . . . . . . 96
               12.11  Authority of Agent to Enforce Notes and This
                      Agreement.. . . . . . . . . . . . . . . . . . 96
               12.12  Indemnification.. . . . . . . . . . . . . . . 96
               12.13  Knowledge of Default. . . . . . . . . . . . . 97
               12.14  Agent's Authorization; Action by Banks. . . . 97
               12.15  Enforcement Actions by the Agent. . . . . . . 97
               12.16  Co-Agent and Lead Managers. . . . . . . . . . 98

       10    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                  Page
                                                                  ----
          13.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 98

               13.1   Accounting Principles.. . . . . . . . . . . . 98
               13.2   Consent to Jurisdiction.. . . . . . . . . . . 98
               13.3   Law of Michigan.. . . . . . . . . . . . . . . 99
               13.4   Interest. . . . . . . . . . . . . . . . . . . 99
               13.5   Closing Costs; Other Costs. . . . . . . . . . 99
               13.6   Notices.. . . . . . . . . . . . . . . . . . .100
               13.7   Further Action. . . . . . . . . . . . . . . .100
               13.8   Successors and Assigns; Assignments and
                      Participations. . . . . . . . . . . . . . . .100
               13.9   Indulgence. . . . . . . . . . . . . . . . . .104
               13.10  Counterparts. . . . . . . . . . . . . . . . .104
               13.11  Amendment and Waiver. . . . . . . . . . . . .104
               13.12  Taxes and Fees. . . . . . . . . . . . . . . .105
               13.13  Confidentiality.. . . . . . . . . . . . . . .105
               13.14  Withholding Taxes.. . . . . . . . . . . . . .106
               13.15  Effective Upon Execution. . . . . . . . . . .106
               13.16  Severability. . . . . . . . . . . . . . . . .106
               13.17  Table of Contents and Headings. . . . . . . .107
               13.18  Construction of Certain Provisions. . . . . .107
               13.19  Independence of Covenants.. . . . . . . . . .107
               13.20  Reliance on and Survival of Various
                      Provisions. . . . . . . . . . . . . . . . . .107
               13.21  Release of Guaranties.. . . . . . . . . . . .107
               13.22  Release of Collateral under Prior Loan
                      Agreements. . . . . . . . . . . . . . . . . .108
               13.23  Complete Agreement. . . . . . . . . . . . . .108


     EXHIBITS

          FORM OF REQUEST FOR ADVANCE . . . . . . . . . . . . . . . .A

          FORM OF REVOLVING CREDIT NOTE -- COMPANY. . . . . . . . .B-1

          FORM OF REVOLVING CREDIT NOTE -- PERMITTED BORROWER . . .B-2

          FORM OF BID BORROWING REQUEST . . . . . . . . . . . . . .C-1

          FORM OF BID OFFER . . . . . . . . . . . . . . . . . . . .C-2

          FORM OF BID ACKNOWLEDGMENT. . . . . . . . . . . . . . . .C-3

          FORM OF BID NOTE. . . . . . . . . . . . . . . . . . . . .C-4

       11    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                             TABLE OF CONTENTS
                             -----------------
                                (Continued)
                                                                  Page
                                                                  ----
     EXHIBITS (continued)

          FORM OF TERM NOTE . . . . . . . . . . . . . . . . . . . . .D

          FORM OF REQUEST FOR TERM LOAN ADVANCE AND RATE REQUEST. . .E

          FORM OF FIXED RATE ELECTION . . . . . . . . . . . . . . . .F

          PERCENTAGES . . . . . . . . . . . . . . . . . . . . . . . .G

          SUBLIMIT. . . . . . . . . . . . . . . . . . . . . . . . . .H

          FORM OF ASSIGNMENT AGREEMENT. . . . . . . . . . . . . . . .I

       12    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                              LOAN AGREEMENT


          THIS LOAN AGREEMENT ("Agreement") is made as of the 18th day of July, 1994, among Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit, NationsBank of North Carolina, N.A., formerly known as NCNB National Bank of North Carolina, Berliner Handels-und Frankfurter Bank KGaA, Signet Bank/Maryland, formerly known as Union Trust Company of Maryland, CoreStates Bank, N.A., formerly known as and continuing to do business under the name of The Philadelphia National Bank, Bank Hapoalim, B.M., ABN AMRO Bank N.V. New York Branch, Credit Lyonnais New York Branch, Meridian Bank, Bank Leumi le-Israel, B.M. and Credit Suisse (individually, "Bank", and collectively "Banks") Comerica Bank, as agent for the Banks (in such capacity, "Agent") and Vishay Intertechnology, Inc., a Delaware corporation ("Company").

          RECITALS:

          A. Company has requested that the Banks: (i) amend, renew and extend to it and to additional parties designated herein as the "Permitted Borrowers" revolving credit in an aggregate amount of up to Two Hundred Million Dollars ($200,000,000), such revolving credit to constitute an amendment, renewal and increase of the revolving credit extended pursuant to that certain Amended and Restated Vishay Intertechnology, Inc. $170,000,000 Revolving Credit and Term Loan Agreement dated as of January 10, 1992, as amended ("Prior Loan Agreement"), executed and delivered among the Prior Banks (as defined below), Company and Agent, and (ii) renew additional credit in the form of the Term Loan (as defined below) in an aggregate amount of up to One Hundred Two Million Five Hundred Thousand Dollars ($102,500,000), previously extended by the Prior Banks under the Prior Loan Agreement, on the terms and conditions set forth herein.

          B. Pursuant to the Commitment Letter (as defined below), the Banks are prepared to amend, renew, extend and increase such credit as aforesaid, but only upon the terms and conditions set forth in this Agreement.

          NOW THEREFORE, COMPANY, AGENT AND THE BANKS AGREE:

          1.     DEFINITIONS

          For the purposes of this Agreement the following terms will have the following meanings:

          1.1 "Absolute Rate" shall have the meaning ascribed to such term under Section 2.5(c) hereof.

          1.2 "Absolute Rate Bid Advance" shall mean any Bid Advance bearing interest at an Absolute Rate.

       13    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          1.3 "Absolute Rate Interest Period" shall mean, with respect to any Absolute Rate Bid Advance, the period (consisting of a whole number of days) commencing on (and including) the date such Bid Advance is made, and ending not less than seven (7) days and not more than thirty (30) days thereafter (but in no event later than the Revolving Credit Maturity Date), as selected by the Company in its Bid Borrowing Request.

          1.4    "Accumulated Funding Deficiency" shall mean an
     "accumulated funding deficiency" as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          1.5 "Acquisition Loan(s)" shall mean the Non-amortizing Term Loan and the Bridge Loan.

          1.6 "Activation Fee" shall mean the fee payable by Company to Agent, for distribution to the Banks based on their respective Percentages, in connection with each activation of the Revolving Credit Designated Portion under Section 2.18 hereof, in the amount of .03125% times that portion of the Revolving Credit Designated Portion thereby activated.

          1.7 "Adjusted Total Indebtedness" shall mean, with respect to Company and its Consolidated Subsidiaries, as of the last day of any period of four consecutive fiscal quarters, the sum, without duplication, of (a) the average of the aggregate outstanding principal amounts of (i) Advances of the Revolving Credit and Bid Advances outstanding as of the last day of each fiscal quarter during such period and (ii) any other revolving credit or other short-term indebtedness of the Company and its Subsidiaries during such period outstanding as of the last day of each fiscal quarter during such period, (b) the aggregate outstanding principal amount of all long-term indebtedness of the Company and its Subsidiaries on such date, (c) all other interest-bearing indebtedness of the Company and its Subsidiaries, whether short-term or long-term, on such date, and (d) the aggregate amount of future minimum lease payments due and payable under operating leases during such period, in each case determined in accordance with GAAP.

          1.8 "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by the Permitted Borrowers, and made by Banks under Section 2.1 of this Agreement, or requested by Company and made by a Bank or Banks under Section 2.5 of this Agreement or requested by the Company and made by the Banks under
     Section 3.1 of this Agreement, as the case may be, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5 or 3.9, hereof, and shall include, as applicable, an Absolute Rate Bid Advance, a Euro-currency-based Advance and a Prime-based Advance.

          1.9 "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the Person

       14    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          1.10 "Agent" shall mean Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A., or any successor appointed in accordance with Section 12.4 hereof.

          1.11   "Agent's Correspondent" shall mean:

                 (a) for Advances in DM, Chemical Bank Frankfurt, Frankfurt, Germany;

                 (b)     for Advances in Y, Sumitomo Bank, Tokyo, Japan;

                 (c) for Advances in Sterling, Barclays Bank plc., London, Great Britain;

                 (d)     for Advances in FF, Banque Nationale de Paris,
          Paris, France;

                 (e) for Advances in Eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States);

     or at such other bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Banks.

          1.12 "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

          1.13 "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one-half percent (1/2%).

          1.14 "Alternative Currency" shall mean each of the following Euro-currencies, as applicable hereunder: French Francs ("FF"), Yen ("Y"), Deutsche Marks ("DM"), British Pounds Sterling ("Sterling") and, subject to availability and to the terms and conditions of this Agreement, such other freely convertible foreign currencies (which, when referred to herein or in any of the Loan Documents, shall be referred to using the currency codes in effect from time to time under ISO International Standard 4217, or any such successor publication or standard) as requested by the Company or

       15    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     the Permitted Borrowers and acceptable to Agent and the Banks, in their reasonable discretion.

          1.15 "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1.

          1.16 "Applicable Interest Rate" shall mean the Absolute Rate, the Eurocurrency-based Rate or the Prime-based Rate, as selected by Company or a Permitted Borrower from time to time subject to the terms and conditions of this Agreement, and, if elected by the Company pursuant to Section 3.11 hereof (with respect to the Term Loan), the Fixed Rate.

          1.17 "Applicable Margin" shall mean, as of any date of determination thereof, (i) with respect to the Revolving Credit and the Term Loan, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1, and (ii) with respect to Eurocurrency Bid Advances, the Eurocurrency Bid Margin.

          1.18 "Assignment Agreement" shall have the meaning ascribed to such term in Section 13.8(c) hereof.

          1.19 "Banks" shall mean Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit ("Comerica"), NationsBank of North Carolina, N.A., formerly known as NCNB National Bank of North Carolina ("NationsBank"), Berliner Handels-und Frankfurter Bank KGaA ("BHF"), Signet Bank/Maryland, formerly known as Union Trust Company of Maryland ("Signet"), Bank Hapoalim, B.M., CoreStates Bank, N.A., formerly known as and continuing to do business under the name of Philadelphia National Bank, ABN AMRO Bank N.V. New York Branch, Credit Lyonnais New York Branch ("Credit Lyonnais"), Meridian Bank, Bank Leumi le-Israel, B.M., Credit Suisse, and any assignee which becomes a Bank pursuant to Section 13.8(c) hereof.

          1.20 "Bid Acknowledgment" shall have the meaning ascribed to such term in Section 2.5(e) hereof.

          1.21 "Bid Advance" shall mean any Advance under Section 2.5 hereof, and shall include Absolute Rate Bid Advances and Eurocurrency Bid Advances.

          1.22 "Bid Borrowing Request" shall have the meaning ascribed to such term in Section 2.5(b) hereof.

          1.23 "Bid Lender(s)" shall mean each of the Banks, other than any Bank which notifies Company and Agent in writing (so long

       16    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     as it has no Bid Offer outstanding) that it does not wish to fund Bid Advances under Section 2.5 hereof.

          1.24 "Bid Notes" shall have the meaning ascribed to such term in Section 2.5(g) hereof.

          1.25 "Bid Offer" shall mean an offer by a Bid Lender to make a Bid Advance in accordance with Section 2.5(c) hereof.

          1.26 "Bridge Loan" shall mean the bridge loan in an aggregate amount not to exceed One Hundred Million Dollars
     ($100,000,000) to be advanced by the Banks to the Company pursuant to the Target Company Loan Agreement.

          1.27 "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London, New York and (except with respect to any Prime-based Advances) Frankfurt am Main, and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available.

          1.28 "Capital Expenditures" shall mean, without duplication, any amounts paid or accrued for a period in respect of any purchase or other acquisition for value of fixed or capital assets; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

          1.29 "Closing Fee" shall mean the remaining installment of the up-front fee in the amount of $558,750 to be paid by Company to the Agent and distributed to the Banks pursuant to the Commitment Letter (and Section II of the Summary of Terms and Conditions attached thereto), subject to a reduction in the aggregate amount of $192,000 in the event, on or before the date of this Agreement (by written notice to Agent), Company has cancelled the Banks' commitments for funding the Acquisition Loans (such fee reduction to be allocated among the Banks in accordance with the Commitment Letter and the Summary of Terms and Conditions, as aforesaid).

          1.30 "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks (but expressly excluding any and all guaranties) was granted or arose, under or in connection with the Prior Loan Agreements, or otherwise, to secure the Indebtedness.

          1.31 "Commitment Letter" shall mean that certain commitment letter dated June 28, 1994 and issued to the Company by the Agent, for itself and for and on behalf of the Banks, with respect to the

       17    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     credit to be amended, renewed, increased and/or extended under the terms and conditions of this Agreement, the DM Loan Agreement, the Roederstein Loan Agreement and the Target Company Loan Agreement.

          1.32 "Company" shall mean Vishay Intertechnology, Inc., a Delaware corporation.

          1.33 "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          1.34 "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP, applied on a consistent basis and consistent with the financial statements, if any, as at and for the fiscal year ended December 31, 1993.

          1.35 "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, on a form prescribed by Agent and certified by the chief financial officer of the Company pursuant to Section 7.3(c), hereof, as to whether the Company and its Subsidiaries are in compliance with the financial covenants contained in Sections 7.4 through 7.6, inclusive, of this Agreement, in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder.

          1.36 "Current Dollar Equivalent" shall mean at any date, with respect to any Advance in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date. Alternative Currency equivalents of Advances in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

          1.37 "Dale Electronics" shall mean Dale Electronics, Inc., a Delaware corporation and the wholly-owned Subsidiary of Dale Holdings, Inc., a Delaware corporation.

       18    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          1.38 "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

          1.39 "Defined Contribution Plan" shall mean each Employee Benefit Plan (as defined in Section 3(3) of ERISA) which is an individual account plan or a defined contribution plan as defined in Section 3(34) of ERISA.

          1.40 "Deutsche Marks" and the sign "DM" shall mean lawful money of the Federal Republic of Germany.

          1.41 "DM Loan Agreement" shall mean that certain Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM
     9,506,000 Term Loan Agreement, dated as of the date hereof, among VBG, the Banks and Agent, as amended from time to time.

          1.42 "DM Loan Documents" shall mean the DM Loan Agreement, and all notes, guaranties and other security or loan documents executed by VBG or any of the Permitted Borrowers pursuant to or in connection with the DM Loan Agreement.

          1.43 "DM Revolving Credit" and "DM Term Loan" shall mean the Revolving Credit and the Term Loan, respectively, as extended by the Banks to VBG pursuant to the DM Loan Documents (and as defined therein).

          1.44 "Dollar Amount" shall mean (i) with respect to each Advance made or carried (or to be made or carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance made or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two
     (2) Business Days before such Advance is made (or to be made), as such Dollar Amount may be adjusted from time to time pursuant to
     Section 2.15 or 4.3 hereof. When used with respect to any Alternative Currency portion of an Advance being repaid or remaining outstanding at any time or with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance, or the amount so expressed in such Alternative Currency, at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time. Alternative Currency amounts of Advances made, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

          1.45 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

       19    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          1.46 "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance.

          1.47 "Domestic Guaranty" shall mean that certain amended and restated guaranty agreement containing the unconditional guaranties of borrowings hereunder by Company and the Permitted Borrowers, by VBG under the DM Loan Documents, and by VBG under the Roederstein Loan Documents, and of borrowings by Company under the Target Company Loan Documents, executed and delivered by the Significant Domestic Subsidiaries to the Banks as of the date hereof, as amended from time to time.

          1.48 "Domestic Subsidiaries" shall mean those Subsidiaries of the Company which are chartered or incorporated under the laws of the United States of America, or any state, territory, possession or any political subdivision thereof.

          1.49 "Draloric" shall mean Draloric Electronic, GmbH, a German corporation, formerly known as Vishay Electronic, GmbH.

          1.50 "EBITDA" shall mean, of any Person, for any period, the Net Income of such Person for such period adjusted to exclude, without duplication, the following items of income or expense to the extent that such items are included in the calculation of such Net Income all on a consolidated basis: (a) Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense,
     (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets and (i) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Company or any Subsidiary by the entity accounted for by the equity method of accounting).

          1.51 "Environmental Auditors" shall mean, when selected or retained by the Company, such counsel, engineering or testing firms or other experienced, reputable environmental consultants reasonably acceptable to Agent and the Banks, and when selected or retained by Agent hereunder, such counsel, engineering or testing firms or other experienced, reputable environmental consultants satisfactory to Agent and the Banks.

          1.52 "Environmental Audits" shall mean environmental audits covering each parcel of real property located in the United States of America and owned by the Target Company on the date of closing under the Stock Purchase Agreement and also covering all environmental claims or liabilities of or affecting the Seller under Hazardous Material Laws of the United States of America, generally, which, upon the Target Company Acquisition, could affect

       20    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     the Company or any of its Subsidiaries, such audits to be performed by the Environmental Auditors, disclosing, in each case (other than as approved in writing by Agent and the Banks subsequent to the date hereof), no environmental condition for which material remedial action could be required by any governmental agency and no material violation of Hazardous Material Laws, and otherwise in form and substance satisfactory to Agent and the Banks.

          1.53 "Equity Offering" shall mean the issuance and sale for cash, on or after the date hereof, by Company or any of its Subsidiaries of additional capital stock or other equity interests.

          1.54 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

          1.55 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414 of the Internal Revenue Code, and any Domestic Subsidiary.

          1.56 "Eurocurrency Adjusted Rate" shall mean the quotient of:

                 (i) the per annum interest rate at which Agent's Eurocurrency Lending Office (or with respect to a Bid Advance, if applicable, the Eurocurrency Lending Office of the applicable Bid Lender funding such Bid Advance) offers deposits in the relevant eurocurrency to United States regional prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time (or, in the case of a Bid Advance, local time of the applicable Bid Lender) two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

                 (ii) a percentage equal to 100% minus the maximum rate on such date at which Agent (or, in the case of a Bid Advance, the applicable Bid Lender) is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent (or, in the case of a Bid

       21    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                         Advance, the applicable Bid Lender) is
                         required to maintain reserves against a
                         category of liabilities which includes
                         eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category,

     such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

          1.57 "Eurocurrency Bid Advance" shall mean any Bid Advance bearing interest at the Eurocurrency-based Rate.

          1.58 "Eurocurrency Bid Margin" shall have the meaning ascribed to such term in Section 2.5(c) hereof.

          1.59 "Eurocurrency-based Advance" shall mean any Advance (including a Bid Advance) which bears interest at the Eurocurrency-based Rate.

          1.60 "Eurocurrency-based Rate" shall mean a per annum interest rate which is the Applicable Margin (subject in each case, if applicable, to adjustment under Section 4.1 hereof) above (or below) the Eurocurrency Adjusted Rate.

          1.61 "Eurocurrency-Interest Period" shall mean an Interest Period of one, two, three or six months (or, with respect to Advances of the Revolving Credit, any lesser or greater number of days agreed to in advance by Company, Agent and the Banks) as selected by Company or by a Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3 hereof, or as offered by a Bid Lender and selected by Company pursuant to Section
     2.5 hereof or as selected by Company for a Eurocurrency-based Advance pursuant to Section 3.10 hereof.

          1.62 "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company, the Permitted Borrowers and the Banks and (b) as to each of the Banks, the office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and Agent.

          1.63 "Event of Default" shall mean each of the Events of Default specified in Section 9.1 hereof.

          1.64 "Excess Cash Flow" shall mean for any fiscal year (using the terms contained in the Company's Consolidated financial statements for its fiscal year ending December 31, 1993 and the sources and uses statement contained in Company's 10-K Report filed

       22    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     with the Federal Securities and Exchange Commission in respect of such period), net cash provided by operating activities for such fiscal year, less purchase of property and equipment for such fiscal year, less principal payments on long-term debt for such fiscal year (including all principal payments based on Excess Cash Flow made on the Term Loan under Section 3.4 hereof, on the Roederstein Term Loan under the Roederstein Loan Agreement or on the Non-Amortizing Term Loan under the Target Company Loan Agreement, if any, during such fiscal year, but excluding all payments on the Revolving Credit, the revolving credit advanced to VBG under the DM Loan Agreement or any other revolving loan facility utilized at any time by Company or any of its Subsidiaries), all calculated based upon Company's annual Consolidated financial statements required to be delivered to Agent and the Banks under Section 7.3(b) hereof.

          1.65 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

          1.66 "Fees" shall mean the Revolving Credit Commitment Fee, the Revolving Credit Facility Fee, the Closing Fee, the Activation Fee and the Agent's Fees.

          1.67 "Fixed Charge Coverage Ratio" shall mean a ratio, (i) the numerator of which shall be equal to the Operating Income plus depreciation and amortization (determined in accordance with GAAP), minus Capital Expenditures during the preceding 12 months (or, for any period shorter than 12 months, minus Capital Expenditures over the preceding 12 months divided by 12, times the number of months in such shorter period) and (ii) the denominator of which shall be the Interest Expense of such entity for such period.

          1.68 "Fixed Rate" shall mean the per annum fixed rate of interest for the Term Loan established by the Agent under Section
     3.11 hereof, such rate to be based on (a) an average of the funding cost of each of the Reference Banks on that date which is three (3) Business Days prior to the effective date of the Company's election of the Fixed Rate Option (subject to Section 3.11 hereof), as determined by each such Reference Bank in the interbank swap market for the weighted average life of the Term Loan then remaining, plus
     (b) the Applicable Margin which would then be in effect for Eurocurrency-based Rate Advances of the Term Loan if the Company had selected such rate, subject to any applicable margin adjustment under Section 4.1 hereof, giving immediate effect thereto based on

       23    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     the most current quarterly financial statement delivered by the Company under Section 7.3(b) or 7.3(c) hereof, as the case may be.

          1.69 "Fixed Rate Option" shall mean the Company's right, subject to and in accordance with Section 3.11 hereof, to elect the Fixed Rate as the Applicable Interest Rate for the Term Loan.

          1.70 "Fixed Rate Election" shall mean the Company's written election of the Fixed Rate as the Applicable Interest Rate for the Term Loan, submitted by the Company under Section 3.11 hereof, in the form attached hereto as Exhibit "F."

          1.71 "Foreign Subsidiaries" shall mean all of the Company's Subsidiaries other than the Domestic Subsidiaries.

          1.72 "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, applied on a consistent basis.

          1.73 "Guaranties" shall mean the Vishay Guaranty, the Domestic Guaranty, and the Permitted Borrowers Guaranty.

          1.74 "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

          1.75 "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about any Material Property or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; any so-called "superfund" or "superlien" law; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

          1.76 "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

          1.77 "HLT Determination" shall mean any determination by the Agent or by the Majority Banks, or by applicable federal or state regulatory authorities (including without limitation any central bank or other governmental body having jurisdiction over any of the Banks) that the Indebtedness (or any specific loan facility or portion thereof pursuant to this Agreement or the other Loan Agreements) would be classified as a "highly-leveraged transaction"

       24    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     or an "HLT" under applicable federal or state law, regulations or guidelines in effect from time to time, provided that (a), with any determination of HLT status by Agent or the Majority Banks, Agent shall have given Company not less than thirty (30) days prior written notice of such determination, accompanied by a certificate setting forth the basis for such determination (which shall be presumed correct absent manifest error) and (b) with respect to any determination of HLT status by a federal or state regulatory authority, Agent shall have given written notice thereof to Company, accompanied by a copy of such determination (if in writing).

          1.78 "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the Loan Documents, whether evidenced by the Notes, arising under the DM Loan Agreement (or any promissory notes issued thereunder), the Roederstein Loan Agreement (or any promissory notes issued thereunder), the Target Company Loan Agreement (or any promissory notes issued thereunder), the Vishay Guaranty, the Domestic Guaranty, the Permitted Borrowers Guaranty, or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, any of the Permitted Borrowers or any of the Subsidiaries to, or acquired by, the Banks (or any of them) or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

          1.79 "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company or any 100% Subsidiary to another 100% Subsidiary, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Banks.

          1.80 "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by the Company or any 100% Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another 100% Subsidiary.

          1.81 "Interest Expense" shall mean, for any person and with respect to any period, the sum of the amount of interest paid or accrued in respect of such period, determined in accordance with GAAP.

          1.82 "Interest Period" shall mean either an Absolute Rate Interest Period or a Eurocurrency-Interest Period commencing on the day an Absolute Rate Bid Advance or a Eurocurrency-based Advance,

       25    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     as the case may be, is made, or on the effective date of an election of the Absolute Rate under Section 2.5 hereof or the Eurocurrency-based Rate made under Section 2.3, 2.5 or 3.9, hereof, provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, the Eurocurrency-Interest Period shall end on the next preceding Business Day, and when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and

                 (b) no Interest Period shall extend beyond the then effective maturity date of the Note or Notes to which such Interest Period is to apply.

          1.83 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          1.84 "Joint Venture" shall mean any corporation, partnership, association, joint stock company, business trust or other combined enterprise, other than a Consolidated Subsidiary, in which (or to which) the Company or any of its Subsidiaries has made a loan, investment or advance or has an ownership stake or interest, whether in the nature of Share Capital or otherwise.

          1.85 "Leverage Ratio" shall mean, with respect to the Company and its Consolidated Subsidiaries, as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Adjusted Total Indebtedness of the Company and its Consolidated Subsidiaries as of such day to (b) EBITDA of the Company and its Consolidated Subsidiaries for such period.

          1.86 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract.

          1.87 "Loan Agreements" shall mean this Agreement, the DM Loan Agreement, the Roederstein Loan Agreement and the Target Company Loan Agreement.

          1.88 "Loan Documents" shall mean collectively, this Agreement, the Notes, the Guaranties, the DM Loan Documents, the Roederstein Loan Documents, the Target Company Loan Documents and

       26    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     any other documents, instruments or agreements executed pursuant to or in connection with any such document, this Agreement, the DM Loan Agreement, the Roederstein Loan Agreement, or the Target Company Loan Agreement, as such documents may be amended from time to time.

          1.89 "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under this Agreement and the other Loan Documents (excluding any Bid Notes issued under this Agreement or the DM Loan Agreement except upon the occurrence and during the continuance of an Event of Default, provided that Indebtedness under any such Bid Notes shall not be included for purposes of Section 9.2(w) hereof), or, if no such Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

          1.90 "Material Property" shall mean any property, whether personal or real, owned, leased or otherwise used by the Company or any of its Subsidiaries or the Permitted Borrowers which is material to the operations of the Company and its Subsidiaries, taken as a whole, or which is material to the operations of Company or any of the Significant Subsidiaries.

          1.91 "Moody's Rating" shall mean the rating by Moody's Investors Services, Inc. (or any successor thereto) ("Moody's") of Company's long-term, senior unsecured debt.

          1.92 "Multiemployer Plan" shall mean any Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          1.93 "Net Income" shall mean for any period the net income (or the net deficit if expenses and charges exceed revenues and other proper income credits) for such period taken as one accounting period, determined in the following manner:

                 (a) The gross revenues and other proper income credits shall be computed for such period determined in accordance with GAAP, provided that in any event there shall not be included in such gross revenues and income credits any of the following items: (i) any proceeds of any insurance policy or (ii) any gain arising from any write-up of assets or from the acquisition or retirement or sale of securities of any corporation or any other gain of an extraordinary nature.

                 (b) From the amount of such gross revenues and other proper income credits for such period determined as provided in the preceding clause (a) there shall be deducted an amount equal to the aggregate of all expenses and other proper income charges for such period determined in accordance with GAAP (provided, however, that there shall be no deduction in respect of compensation expense for employee stock options which would otherwise be required under GAAP pursuant to

       27    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          currently proposed or subsequently enacted FASB rules or the federal Securities and Exchange Commission), but in any event including (without in any respect limiting the generality of the foregoing) the following items: (i) all interest and rental charges; (ii) amortization of debt discount and expense and amortization of all other deferred charges properly subject to amortization; (iii) provision for all taxes in respect of property and in respect of revenues, income, excess profits or otherwise; (iv) provision for all contingency reserves, whether general or special; and (v) provision for depreciation, depletion, obsolescence and/or amortization (including depreciation and amortization of leasehold improvements) in amounts in the aggregate not less than those actually charged on its books and, if not yet actually charged on such books, then in amounts not less than the amounts which would be charged in accordance with GAAP.

          1.94 "Net Income Adjustment" shall mean that amount to be added to the Tangible Net Worth Floor under Section 7.4A and 7.4B hereof consisting of fifty percent (50%) of Company's Consolidated Net Income for each of Company's fiscal years ending on and after December 31, 1997 (in each case, if a positive number), on a cumulative basis.

          1.95   "New Banks" shall mean Credit Lyonnais and Credit
     Suisse.

          1.96 "Non-Amortizing Term Loan" shall mean that certain non-amortizing term loan in an aggregate amount not to exceed One Hundred Million Dollars ($100,000,000) to be advanced by the Banks to the Company pursuant to the Target Company Loan Agreement.

          1.97 "Notes" shall mean the Revolving Credit Notes, the Bid Notes or the Term Notes, or any or all of the Revolving Credit Notes, the Bid Notes and the Term Notes, as the context indicates, and in the absence of such indication, all such notes.

          1.98 "Operating Income" shall mean, for any period, the sum of (i) Net Income, (ii) the net of interest income and Interest Expense and (iii) the provision for all taxes in respect of revenues, income or excess profits, all determined in accordance with GAAP.

          1.99   "PBGC" shall mean the Pension Benefit Guaranty
     Corporation under ERISA, or any successor corporation.

          1.100 "Pension Plan(s)" shall mean all employee pension benefit plans of Company, any ERISA Affiliate or the Permitted Borrowers, as defined in Section 3(2) of ERISA.

          1.101 "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit "G", hereto, of the

       28    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Revolving Credit, and/or the Term Loan, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 13.8(d) hereof.

          1.102 "Permitted Borrower(s)" shall mean VBG and Draloric; provided however that the aggregate Advances of the Revolving Credit available to Company and the Permitted Borrowers hereunder shall be subject at all times to the applicable Sublimit and to the Revolving Credit Maximum Amount and to the other terms and conditions hereof.

          1.103 "Permitted Borrowers Guaranty" shall mean that certain unconditional guaranty of the Indebtedness of the Permitted
     Borrowers hereunder, of VBG under the DM Loan Documents, and of VBG under the Roederstein Loan Documents, executed and delivered by the Significant Foreign Subsidiaries to the Banks as of the date hereof, as amended from time to time.

          1.104 "Permitted Company Encumbrances" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Company identified in Schedule 1.104, hereto.

          1.105 "Permitted Currencies" shall mean Dollars or any Alternative Currency.

          1.106 "Permitted Encumbrances" shall mean, with respect to any Person:

                 (a) the liens and encumbrances granted under or established by this Agreement or the Loan Documents;

                 (b) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

                 (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

                 (d) liens arising in connection with worker's compensation, unemployment insurance, old age pensions

       29    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP; and

                 (e) (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP; and

                 (f) any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate do not materially adversely affect the present or future use of the property to which they relate, which would have a material adverse effect on the sale or lease of such property, or which would render title thereto unmarketable.

          1.107 "Permitted Encumbrances of the Subsidiaries" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Subsidiaries identified in Schedule 1.107, hereto.

          1.108 "Permitted Transfer" shall mean (i) any disposition of inventory or worn out or obsolete machinery, equipment or other such personal property in the ordinary course of business, (ii) any transfer by Company or its Subsidiaries to Vishay Israel or its wholly-owned direct subsidiaries of machinery and equipment acquired from Sprague Technologies, Inc., or Sprague Electric Company, Inc. (and/or the subsidiaries or affiliates of such parties) in the amount (valued on the basis of the book value of such property on the date of acquisition thereof) of up to Fifteen Million Dollars ($15,000,000) in the aggregate with all other such transfers (subsequent to such acquisition); (iii) any transfer by VBG, Draloric or Roederstein to Vishay Israel or its wholly-owned direct subsidiaries of machinery and equipment acquired pursuant to

       30    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     the Company's acquisition of Roederstein in the amount (valued on the basis of the book value of such property as of September 30,
     1992) of up to DM 20,000,000 (or the Current Dollar Equivalent thereof) in the aggregate with all other such transfers (subsequent to such acquisition) and (iv) any transfer by the Company or its Subsidiaries to Vishay Israel or its wholly-owned direct subsidiaries of machinery and equipment acquired pursuant to the Target Company Acquisition in the amount (valued on the basis of the book value of such property on the date of the Target Company Acquisition) of up to Fifteen Million Dollars ($15,000,000) in the aggregate with all other such transfers (subsequent to such acquisition); provided that, both before and after any such transfer), no Default or Event of Default (whether or not related to such transfer, has occurred and is continuing under this Agreement or any of the other Loan Documents.

          1.109  "Permitted Transferee" shall mean a "Permitted
     Transferee" as defined in the Company's current Certificate of Incorporation, and any subsequent amendment of the definition of such term approved by the Majority Banks.

          1.110 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

          1.111 "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

          1.112 "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

          1.113 "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate, plus in each case the Applicable Margin (subject in each case, if applicable, to adjustment under Section 4.1 hereof).

          1.114 "Prior Agreements" shall mean the Prior Loan Agreement, the Prior DM Agreement and the Prior Roederstein Agreement.

          1.115  "Prior Banks" shall mean the Banks, other than the New
     Banks.

          1.116 "Prior DM Agreement" shall mean that certain Amended and Restated Draloric Electronic, GmbH DM 42,375,000 Revolving Credit and DM 57,036,000 Term Loan Agreement dated as of January 10, 1992 among VBG, the Prior Banks and Agent, as amended, which loan agreement has been amended and restated in its entirety by the DM Loan Agreement.

       31    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          1.117 "Prior Loan Agreement" shall mean that certain Amended and Restated Vishay Intertechnology, Inc. $170,000,000 Revolving Credit and Term Loan Agreement dated as of January 10, 1992 among Company, the Prior Banks and Agent, as amended, which Prior Loan Agreement is amended and restated in its entirety by this Agreement.

          1.118 "Prior Roederstein Agreement" shall mean that certain Roederstein DM 104,315,990.20 Term Loan Agreement dated as of January 29, 1993 among Company, VBG, the Prior Banks and Agent, as amended, which loan agreement has been amended and restated in its entirety by the Roederstein Loan Agreement.

          1.119 "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

          1.120 "Rating Level" shall mean Rating Level 1, 2, 3 or 4 as then in effect hereunder.

          1.121 "Rating Level 1" shall mean an S & P rating of BBB+ (or higher) and a Moody's rating of Baa1 (or higher).

          1.122 "Rating Level 2" shall mean an S & P rating of BBB (or higher) and a Moody's rating of Baa2 (or higher).

          1.123 "Rating Level 3" shall mean an S & P rating of BBB- (or higher) and a Moody's rating of Baa3 (or higher).

          1.124 "Rating Level 4" shall mean the rating level (if any) which exists whenever the Company does not qualify for Rating Level 1, Rating Level 2 or Rating Level 3.

          1.125 "Reference Banks" shall mean Comerica, NationsBank and BHF, or such other Banks as may be agreed to constitute the "Reference Banks" by Company, Agent and the Majority Banks.

          1.126 "Request for Advance" shall mean a Request for Advance issued by Company or by one of the Permitted Borrowers and countersigned by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit "A".

          1.127 "Request for Term Loan Advance and Rate Request" shall mean a Request for an Advance of the Term Loan issued by the Company under Section 3.9 of this Agreement in the form annexed hereto as Exhibit "E".

          1.128 "Required Consummation Date" shall mean July 29, 1994, or such later date as may be approved in writing by each of the Banks.

       32    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          1.129 "Revalidation Date" shall mean the last day of the calendar quarter which ends at least sixty (60) days following the date of the Target Company Acquisition.

          1.130 "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company or the Permitted Borrowers by the Banks pursuant to Section 2.1, hereof, in an aggregate amount, subject to the terms hereof, not to exceed Two Hundred Million Dollars ($200,000,000).

          1.131 "Revolving Credit Aggregate Commitment" shall mean, as of the applicable date of determination, the Revolving Credit Maximum Amount minus the Revolving Credit Designated Portion.

          1.132 "Revolving Credit Commitment Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to Section 2.14, hereof.

          1.133 "Revolving Credit Designated Portion" shall mean that portion of the Revolving Credit Aggregate Commitment, not to exceed One Hundred Million Dollars ($100,000,000) in the aggregate (subject to reduction under Section 2.16 hereof), designated by Company as not immediately available for borrowing hereunder in accordance with and subject to Section 2.17 hereof.

          1.134 "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Banks pursuant to
     Section 2.13 hereof.

          1.135 "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) December 31, 1997, as such date may be extended from time to time pursuant to Section 2.19 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 2.16 or 9.2 hereof.

          1.136  "Revolving Credit Maximum Amount" shall mean Two
     Hundred Million Dollars ($200,000,000), less any reductions in the Revolving Credit Maximum Amount under Section 2.16 hereof.

          1.137 "Revolving Credit Notes" shall mean the Notes described in Section 2.1, hereof, made or to be made by Company or the Permitted Borrowers to each of the Banks in the form annexed to this Agreement as Exhibit "B-1" or "B-2", as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

          1.138 "Roederstein" shall mean Roederstein Spezialfabriken fur Bauelemente der Elektronik und Kondensatoren der
     Starkstromtechnik GmbH, a German corporation.

          1.139 "Roederstein Loan Agreement" shall mean that certain Roederstein DM 104,315,990.20 Term Loan Agreement dated as of the

       33    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     date hereof, among Company, VBG, the Banks and Agent, as amended from time to time.

          1.140 "Roederstein Loan Documents" shall mean the Roederstein Loan Agreement and all notes, and other loan documents (or any assignments thereof) executed by Company, VBG or any of its Subsidiaries pursuant to or in connection with the Roederstein Loan Agreement, as such documents may be amended from time to time.

          1.141 "Seller" shall mean Thomas & Betts Corporation, a New Jersey Corporation.

          1.142 "S & P Rating" shall mean the rating by Standard & Poor's Corporation (or any successor thereto) ("S&P") of Company's long-term, senior unsecured debt.

          1.143 "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

          1.144 "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified on Schedule 1.144 hereto.

          1.145 "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified on Schedule 1.145 hereto.

          1.146 "Significant Subsidiaries" shall mean the Significant Domestic Subsidiaries and the Significant Foreign Subsidiaries.

          1.147 "Single Employer Plan" shall mean any Pension Plan other than a Multiemployer Plan.

          1.148 "Stockholder's Equity" shall mean (i) legal capital consisting of common or preferred stock, (ii) paid-in capital to the extent of the excess over par or stated value paid for capital stock and that created by a corporate readjustment and (iii) retained earnings consisting of cumulative Net Income reduced by dividends declared or paid.

          1.149 "Stock Option Plan" shall mean that certain 1986 Employee Stock Plan of Dale Electronics, adopted by the Board of Directors of Dale Electronics on February 27, 1986, and approved by the Board of Directors of the Company on February 27, 1986, pursuant to which Dale Electronics may, so long as no Default or Event of Default shall have occurred and be continuing, distribute stock in the Company to certain of the executive officers and employees of Dale Electronics and the Company, as such plan may be amended from time to time.

       34    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          1.150 "Stock Option Plan Debt" shall mean indebtedness issued by Dale Electronics to the Company in exchange for stock in the Company to be distributed pursuant to the Stock Option Plan, provided that (i) no payments of principal or interest may be made under such indebtedness so long as this Agreement or any of the Loan Documents remains outstanding, and (ii) such indebtedness shall be subordinated to the Indebtedness in all respects.

          1.151 "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement entered into between Seller (and certain of its subsidiaries), as sellers, and the Company, as purchaser, dated as of July 12, 1994, as amended (subject to the terms hereof), from time to time.

          1.152 "Sublimit" shall mean the maximum aggregate amount of Advances of the Revolving Credit available at any time to each of the Permitted Borrowers hereunder, as set forth on Exhibit "H" hereto.

          1.153 "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, or business trust of which more than fifty percent (50%) of the outstanding voting stock is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Company and/or its Subsidiaries. "100% Subsidiary(ies)" shall mean any of the Company's Subsidiaries whose stock (other than directors' or qualifying shares to the extent required under applicable law) is owned 100% by any other 100% Subsidiary and/or the Company, and shall also include Vishay Israel.

          1.154 "Tangible Net Worth" shall mean as at the time any determination thereof is to be made, the total of all assets appearing on a balance sheet of such entity prepared in accordance with GAAP, after adding thereto (a) the Interest Expense for the applicable period which has been accrued, but not paid, and (b) any unearned deferred compensation resulting from stock compensation plans for the Company and its Subsidiaries and, following the Target Company Acquisition, the Target Company and its Subsidiaries (provided that such plans are substantially similar to the stock compensation plans in effect at the Company and Dale Electronics as of the date hereof), excluding the effects of the currency translation adjustment and of the pension adjustment under the additional minimum liability section of FASB 87, and deducting therefrom (without duplication of deductions):

                 (c) the book amount of intangible assets including, without limitation, such items as goodwill, trademarks, trade names, copyrights, patents, licenses and rights in any intangible assets, and unamortized debt discount and expense;

       35    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (d) all reserves, including, without limitation, reserves for doubtful accounts, liabilities, fixed or contingent, deferred income taxes, depreciation, depletion, obsolescence, amortization, insurance and inventory valuation, carried by such entity and not deducted from assets and all other proper reserves which in accordance with GAAP should be set aside in connection with the business conducted by such entity;

                 (e) the amount, if any, at which any shares of stock of such entity or any of its Subsidiaries appear upon the asset side of a consolidated balance sheet of such entity and its Subsidiaries;

                 (f) the amount, if any, at which the stock or securities of or loans or advances to any entity (other than a Subsidiary of such entity), which are not readily marketable appear upon the asset side of such balance sheet;

                 (g)     all prepaid expenses and deferred charges;

                 (h) the indebtedness and other liabilities of such entity appearing on a balance sheet of such entity prepared in accordance with GAAP;

                 (i) any minority interest in the shares of stock and surplus of any Subsidiary of such entity;

                 (j) any excess cost of acquisition of shares of any Subsidiary over the book value of the assets of such Subsidiary attributable to such shares at the date of such acquisition or on account of any excess of the book value of the assets of any Subsidiary acquired subsequent to the date of such an acquisition by any entity attributable to any shares of such Subsidiary at the date of acquisition of such shares over the cost of acquisition of such shares; and

                 (k) any items not included in subdivisions (c) through (j) above which would be treated as intangibles under GAAP.

          1.155 "Target Company" shall mean Vitramon, Incorporated, a Delaware corporation.

          1.156 "Target Company Acquisition" shall mean the acquisition by the Company, subject to the terms hereof, of all of the issued and outstanding shares of stock of the Target Company for the price and on the terms set forth in the Stock Purchase Agreement.

          1.157 "Target Company Loan Agreement" shall mean that certain $200,000,000 Target Company Loan Agreement dated as of the date

       36    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     hereof among Company, the Banks and Agent, as amended from time to time.

          1.158 "Target Company Loan Documents" shall mean the Target Company Loan Agreement, and all notes and other loan documents executed by Company or any of its Subsidiaries pursuant to or in connection with the Target Company Loan Agreement, as such documents may be amended from time to time.

          1.159 "Term Loan" shall mean the renewal term loan to be advanced by the Banks to the Company pursuant to Section 3.1 hereof, in an aggregate amount of One Hundred Two Million Five Hundred Thousand Dollars ($102,500,000).

          1.160  "Term Loan Maturity Date" shall mean, December 31,
     2000.

          1.161  "Term Notes" shall mean the term notes described in
     Section 3.1 hereof, made by Company to each of the Banks in the form annexed to this Agreement as Exhibit "D".

          1.162 "Vishay Guaranty" shall mean that certain amended and restated guaranty of all of the Indebtedness outstanding from each of the Permitted Borrowers, whether hereunder, under the DM Loan Documents, the Roederstein Loan Documents or otherwise, executed and delivered by the Company to the Agent, on behalf of the Banks, as of the date hereof, as amended from time to time.

          1.163 "Vishay Israel" shall mean Vishay Israel Limited, a corporation organized under the laws of Israel and a Subsidiary of the Company.

          1.164 "Vishay Stock Plans" shall mean that certain 1986 Employee Stock Plan of Vishay Intertechnology, Inc., adopted by the board of directors of the Company on February 27, 1986, as such plan may be amended from time to time, and the Stock Option Plan, and any successor plans thereto.

          1.165  "Vitramon Acquisition, Inc." shall mean Vishay
     Acquisition Holding Corp., a Delaware corporation, whose name will be changed to Vishay Vitramon Holding Corp. following the Target Company Acquisition.

          1.166 "VBG" shall mean Vishay Beteiligungs GmbH, a German corporation, formerly known as Draloric Electronic GmbH.

          1.167 "Yield Maintenance Payment" shall mean the yield maintenance payment required to be paid by the Company under
     Section 3.13(b) hereof in connection with any prepayment of the Term Loan following the Company's Fixed Rate Election hereunder.

       37    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          2.     REVOLVING CREDIT; BID ADVANCES

          2.1 Commitment. Subject to the terms and conditions of this Agreement, each Bank severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the effective date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding each such Bank's Percentage of the Revolving Credit Aggregate Commitment. Except as provided in Section 2.12, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.10 hereof. All of the Advances of the Revolving Credit hereunder shall be evidenced by Revolving Credit Notes made by Company or the Permitted Borrowers to each of the Banks in the form attached hereto as Exhibit "B-1" or "B-2", as the case may be, subject to the terms and conditions of this Agreement. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

                 (a) No Permitted Borrower shall be entitled to request an Advance of the Revolving Credit hereunder after it ceases to be a 100% Subsidiary of the Company.

                 (b) The maximum aggregate amount of Advances of the Revolving Credit available to each of the Permitted Borrowers at any time hereunder, shall not exceed, for Advances in Dollars, the Dollar Amount of the Sublimit applicable to such Permitted Borrower, and for Advances in Alternative Currencies, the Current Dollar Equivalent of the applicable Sublimit.

          2.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on the Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve the Company or any Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

       38    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          2.3 Requests for and Refundings and Conversions of Advances. Company or any of the Permitted Borrowers (with the countersignature of Company hereunder) may request an Advance of the Revolving Credit, refund any Advance of the Revolving Credit in the same type of Advance of the Revolving Credit or convert any Advance of the Revolving Credit to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Advance executed by an authorized officer of Company or of a Permitted Borrower (with the countersignature of an authorized officer of the Company), subject to the following and to the remaining provisions hereof:

                 (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "A", including without limitation:

                    (i) the proposed date of Advance, which must be a Business Day;

                    (ii) whether the Advance is a refunding or
                         conversion of an outstanding Advance;

                   (iii) whether such Advance is to be a Prime-based
                         Advance, or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                   (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

                 (b)     each such Request for Advance shall be
          delivered to Agent by 12 noon (Detroit time) four (4) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11 a.m. on such proposed date;

                 (c) the principal amount (or Dollar Amount of the principal amount, if such Advance of the Revolving Credit is being initially funded in an Alternative Currency) of such requested Advance, plus the principal amount of all other Advances of the Revolving Credit then outstanding hereunder (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate principal amount of Bid Advances outstanding hereunder, plus the aggregate principal amount of Bid Advances requested but not yet advanced hereunder (determined as aforesaid), shall not exceed the Revolving Credit Aggregate Commitment;

       39    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (d) the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit under this Agreement to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least One Million Dollars ($1,000,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency, and at any one time there shall not be in effect more than (x) for Advances of the Revolving Credit in Dollars, two (2) Applicable Interest Rates and Interest Periods, and
          (y) for Advances of the Revolving Credit in any Alternative Currency (other than eurodollars), one (1) Applicable Interest Rate and Interest Period for each such currency;

                 (e) a Request for Advance, once delivered to Agent, shall not be revocable by Company or any Permitted Borrower;

                 (f) each Request for Advance shall constitute and include a certification by the Company as of the date thereof that:

                    (i)  both before and after the Advance, the
                         obligations of the Company, its Subsidiaries and the Permitted Borrowers set forth in this Agreement and the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company, its Subsidiaries and the Permitted Borrowers, as the case may be;

                   (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of Advance;

                  (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

                   (iv) the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the Advance; and

                    (v) the execution of the Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of the Permitted Borrowers.

          2.4    Disbursement of Advances.

       40    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (a) Upon receiving any Request for Advance from Company or any of the Permitted Borrowers under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available the amount of its Percentage of the Advance in immediately available funds in the currency of the Advance to Agent, as follows:

                    (i) for Domestic Advances, at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                    (ii) for Eurocurrency-based Advances, at the
                         Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                 (b) Subject to submission of an executed Request for Advance by Company or one of the Permitted Borrowers (with the countersignature of the Company as aforesaid) without exceptions noted in the compliance certification therein, Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                    (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or the applicable Permitted Borrower maintained with Agent or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct; and

                    (ii) for Eurocurrency-based advances, not later
                         than 4:00 p.m. (the time of the Agent's
                         Correspondent) on the date of such Advance, by credit to an account of Company or the applicable Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct.

       41    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

                    (i) in the case of such Bank, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                    (ii) in the case of Company or a Permitted
                         Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

          The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

          2.5    Bid Advances.

          (a) Bid Advances. Company may request Bid Offers from the Bid Lenders to make Bid Advances in Dollars in accordance with this
     Section 2.5 from time to time on any Business Day prior to the Revolving Credit Maturity Date ("Bid Advance(s)"); provided, however, that after giving effect to each Bid Advance and all other Advances of the Revolving Credit requested to be made on such date, the aggregate outstanding Advances of the Revolving Credit and Bid

       42    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Advances shall not exceed the Revolving Credit Aggregate Commitment. Each Bid Advance shall mature, and the principal amount thereof shall be due and payable by the Company, on the last day of the Interest Period applicable thereto, provided, that no Bid Advance may mature or be payable on a day later than the Revolving Credit Maturity Date. In no event whatsoever shall any outstanding Bid Advance be deemed to reduce, modify or affect any Bank's commitment to make Advances of the Revolving Credit, based upon its Percentage. All Bid Lenders, or any lesser number thereof (including any Bid Lender individually), may, but shall not be obligated to, make Bid Offers so requested, and the Company may, but shall not be obligated to, accept any Bid Lender's Bid Offer, subject to the terms hereof.

          (b) Bid Requests. Company may request from all Bid Lenders a Bid Advance by telephonic notice to the Agent (which notice shall be immediately confirmed by a facsimile Bid Borrowing Request (each a "Bid Borrowing Request") in the form of Exhibit "C-1" attached hereto) not later than 10:00 a.m. (Detroit time) at least one (1) Business Day prior to the date for such proposed Bid Advance in the case of an Absolute Rate Bid Advance, and not later than 10:00 a.m. (Detroit time) at least five (5) Business Days prior to the date for such proposed Bid Advance borrowing in the case of a Eurocurrency Bid Advance, in each case specifying:

                 (i) the date (which must be a Business Day) and aggregate amount of the proposed Bid Advance (which shall be in a minimum aggregate principal amount of Fifteen Million Dollars ($15,000,000) and an integral multiple of One Million Dollars ($1,000,000);

                 (ii) whether the Bid Offers requested are to be for Absolute Rate Bid Advances or Eurocurrency Bid Advances, or both; and

                 (iii) the duration of the Interest Period or Interest Periods applicable thereto, up to a maximum of three (3) such Interest Periods.

     The Agent shall promptly (but in any event no later than 5:00 p.m. (Detroit time), on the same day of receipt of the Bid Borrowing Request) notify each Bid Lender by telephone (confirmed by facsimile) of each Bid Borrowing Request. The Company shall not request any Bid Advance within ten (10) Business Days after the date of any other Bid Borrowing Request or Bid Advance. Company may not request the refunding or conversion of any outstanding Advance (whether a Bid Advance or an Advance of the Revolving Credit) as a Bid Advance.

          (c)    Bid Offers.

       43    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (i) If any Bid Lender, in its sole discretion, elects to offer to make a Bid Advance to the Company as part of a proposed Bid Advance, it shall deliver by telephone (confirmed by facsimile promptly on the same day) to the Agent before 10:15 a.m. (Detroit time) on the date of such proposed Bid Advance in the case of an Absolute Rate Bid Advance and before 10:30 a.m. (Detroit time) four (4) Business Days prior to the date of such proposed Bid Advance in the case of a Eurocurrency Bid Advance, a Bid Offer, in the form of Exhibit "C-2" attached hereto ("Bid Offer"), specifying:

                    (A) the amount and Interest Period of each Bid Advance which such Bid Lender would be willing to make as part of such proposed Bid Advance, which amount shall be in a minimum principal amount of Five Million Dollars ($5,000,000) and in an integral multiple of One Million Dollars ($1,000,000), may not exceed the aggregate amount of the proposed Bid Advance as requested by the Company in connection with such Bid Advance, but may exceed such Bid Lender's Percentage of the Revolving Credit Aggregate Commitment, and which Interest Period shall be the Interest Period specified by the Company in the Bid Borrowing Request with respect to such Bid Advance;

                    (B) in the event the Company requests an Absolute Rate Bid Advance, the rate of interest per annum offered by such Bid Lender in its sole discretion with respect to such Bid Advance (rounded to the nearest 1/16th of 1%) (the "Absolute Rate") offered for each such Absolute Rate Bid Advance; and

                    (C)  in the event the Company requests a
                 Eurocurrency Bid Advance, the margin offered by such Bid Lender in its sole discretion with respect to such Bid Advance above or below the Eurocurrency Adjusted Rate expressed as a percentage (rounded to the nearest 1/16th of 1%) (the "Eurocurrency Bid Margin") to be added to or subtracted from the applicable Eurocurrency Adjusted Rate for the Interest Period for each such Eurocurrency Bid Advance.

          Notwithstanding the foregoing, Bid Offers submitted by Agent (in its capacity as a Bank) may be submitted, and may only be submitted, if the Agent notifies Company of the terms of such Bid Offer (and the content thereof) not later than (x) 15 minutes prior to the deadline for the other Bid Lenders, in the case of an Absolute Rate Bid Advance and (y) 30 minutes prior to the deadline for the other Bid Lenders, in the case of Eurocurrency Bid Advance. Agent agrees to use good faith diligent efforts in formulating any such Bid Offers hereunder, not to review any Bid Offers submitted by other Bid Lenders.

       44    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (ii) Bid Offers shall be irrevocable, subject to the terms and conditions of this Agreement. If a Bid Offer is determined by the Agent (whose determination shall be conclusive in the absence of manifest error) to:

                    (A) be not substantially in the form of Exhibit C-2 attached hereto;

                    (B)  omit any required information;

                    (C)  be conditional or qualified in any respect;

                    (D) propose terms other than or in addition to those set forth in the related Bid Borrowing Request;

                    (E)  not have been delivered to the Agent in
                         accordance with the time periods specified herein; or

                    (F) be otherwise inconsistent with the provisions hereof,

     the Agent will reject the offer made by such Bid Offer and give telephonic notice (confirmed by facsimile) of such rejection to the Bid Lender which submitted such Bid Offer. Promptly thereafter, and in any case, no later than 10:30 a.m. (Detroit time) on the date of the proposed Bid Advance in the case of an Absolute Rate Bid Advance and 11:00 a.m. (Detroit time) four (4) Business Days prior to the date of the proposed Bid Advance in the case of a Eurocurrency Bid Advance, the Agent will give telephonic notice (confirmed by facsimile) to the Company of all conforming Bid Offers and the terms thereof.

          (d) Acceptance by the Company of Bid Offers. The Company shall, before 11:00 a.m. (Detroit time) on the date of the proposed Bid Advance in the case of an Absolute Rate Bid Advance and noon (Detroit time) four (4) Business Days prior to the date of the proposed Bid Advance in the case of a Eurocurrency Bid Advance, in its sole discretion, either:

                    (i) irrevocably cancel the Bid Borrowing Request that requested such Bid Advance by giving the Agent telephonic notice confirmed promptly thereafter by facsimile) to that effect; or

                    (ii) irrevocably accept one or more of the Bid Offers by giving telephonic notice to the Agent of the amount of the Bid Advance to be made on such date, specifying (A) the amount of each Bid Advance to be made by each Bid Lender as part of such Bid Advance, which amount shall not be greater than the amount offered by such Bid Lender in its Bid Offer,

       45    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          (B) the Interest Period with respect thereto, and (C) the Absolute Rate with respect to each Absolute Rate Bid Advance and the Eurocurrency Bid Margin with respect to each Eurocurrency Bid Advance;

     provided, however, that:

                    (A) the Company shall accept Bid Lenders' conforming
                 Bid Offers only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins and shall not accept any Bid Lender's conforming Bid Offer to make a Bid Advance at a particular Absolute Rate or Eurocurrency Bid Margin for a particular Interest Period if the Company has decided to reject any other Bid Lender's conforming Bid Offer to make a Bid Advance with the same Interest Period at a lower Absolute Rate or Eurocurrency Bid Margin, as the case may be;

                    (B) the aggregate principal amount of all Bid Offers
                 accepted by the Company shall not, after giving effect to all reductions made pursuant to proviso (C) of this
                 Section 2.5 (d)(ii) below, exceed the principal amount specified in the Bid Borrowing Request;

                    (C) if the Company shall accept any Bid Offer to
                 make a Bid Advance at a particular Absolute Rate or Eurocurrency Bid Margin, as the case may be, for a particular Interest Period, then the Company shall accept all offers to make Bid Advances at such Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period; provided, however, that, if Bid Offers are made by two or more Bid Lenders at the same Absolute Rates or Eurocurrency Bid Margins (with respect to the related Interest Period(s)) as the case may be, for a greater aggregate principal amount than the amount in respect of which such Bid Offers are accepted for the related Interest Period, the principal amount of Bid Advances in respect of which such Bid Offers are accepted shall be allocated by the Agent among such Bid Lenders as nearly as possible (and in such multiples, not greater than One Million Dollars ($1,000,000), as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such Bid Offers. Each Bid Lender acknowledges and agrees that any Bid Offer submitted by such Bid Lender may be modified in accordance with this clause (C), and no such modification shall constitute a rejection of such Bid Offer. Determinations by Agent of the amounts of Bid Advances hereunder shall be conclusive in the absence of manifest error.

       46    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Subject to the foregoing requirements, the Company may accept or reject, at the Company's sole discretion, the offer to make Bid Advances contained in any Bid Offer. Each notice given by the Company pursuant to this Section 2.5(d) shall be irrevocable. Failure by the Company to accept a Bid Offer in accordance with the provisions of this Section 2.5(d) shall constitute a rejection of such Bid Offer.

          (e) Acknowledgment of Bid Borrowings. Promptly after acceptance of a Bid Offer by the Company pursuant to Section 2.5(d)
     (ii) hereof:

                 (i) in any case no later than 11:30 a.m. (Detroit time) on the date of such Bid Advance in the case of an Absolute Rate Bid Advance and 1:00 p.m. (Detroit time) four (4) Business Days prior to the date of such Bid Advance in the case of a Eurocurrency Bid Advance, the Company shall deliver by facsimile to the Agent a Bid Acknowledgment in substantially the form of Exhibit "C-3" hereto ("Bid Acknowledgment") confirming, with respect to each Bid Advance to be made to the Company, the Interest Period, the amount of the borrowing and the Absolute Rate or Eurocurrency Bid Margin, as the case may be, therefor; and

                 (ii) in any case no later than noon (Detroit time) on the date of the proposed Bid Borrowing in the case of an Absolute Rate Bid Advance and 2:00 p.m. (Detroit time) four
          (4) Business Days prior to the date of such Bid Advance in the case of a Euro-currency Bid Advance, the Agent will give telephonic notice to each Bid Lender of each Interest Period, amount of the borrowing, and the Absolute Rate or Eurocurrency Bid Margin, as the case may be, so accepted by the Company.

          (f) Bid Advance Funding. At or before 2:00 p.m. (Detroit time) on the Business Day specified for each Bid Advance in the case of an Absolute Rate Bid Advance and noon (Detroit time) on the Business Day of such Bid Advance in the case of a Eurocurrency Bid Advance, each Bid Lender whose Bid Offer in respect thereof the Company accepted pursuant to Section 2.5(d)(ii) hereof shall deposit with the Agent same day funds in an amount equal to the principal amount of such Bid Lender's Bid Advance. Such deposit will be made to an account which the Agent shall from time to time specify by notice to the Bid Lenders. To the extent same day funds are received from such Bid Lenders, the Agent shall make such same day funds available to the Company by wire transfer to the accounts which Company shall have specified in its Bid Acknowledgment. No Bid Lender's obligation to make any Bid Advance shall be affected by any other Bid Lender's failure to make any Bid Advance.

          Unless Agent shall have received notice from a Bid Lender prior to the date of funding of such Bid Lender's Bid Advance accepted by the Company that such Bid Lender will not make

       47    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     available to the Agent such Bid Lender's share of such Bid Advance, Agent may assume that such Bid Lender has made such share available to Agent on the date of such Bid Advance in accordance with this subparagraph (f) and Agent may (but under no circumstances shall be required to do so), in reliance upon such assumption, make available to Company on such date a corresponding amount. If and to the extent that such Bid Lender shall not have so made such share available to Agent in accordance with the terms hereof, such Bid Lender and Company severally agree to repay to Agent forthwith upon demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to Company until the date such amount is repaid to Agent, at (i) in the case of Company, a rate per annum equal to the Prime-based Rate and (ii) in the case of such Bid Lender, the Federal Funds Effective Rate. If such Bid Lender shall repay to Agent such corresponding amount, such amount so repaid shall constitute such Bid Lender's portion of the Bid Advance included in such Bid Advance for purposes of this Agreement.

          Promptly after each Bid Advance, and in any case no later than the immediately succeeding Business Day, the Agent will deliver to each of the Banks, a copy of the Bid Acknowledgment, specifying the date and amount of such Bid Advance, the amounts of the Bid Advances which comprise such borrowing and the Interest Period(s) thereof and the Absolute Rate(s) or Eurocurrency Bid Margin(s) as the case may be, accepted. Furthermore, upon the request of any Bank from time to time hereunder, the Agent will provide summaries to such Bank of all Bid Offers received in response to any Bid Borrowing Request.

          (g) Bid Notes. The Bid Advances of each Bid Lender shall be evidenced by a promissory note in the form of Exhibit "C-4" attached hereto ("Bid Notes"), with appropriate insertions and shall be payable to the order of such Bid Lender, shall be dated as of the date of this Agreement, shall set forth the maximum principal amount of the aggregate Bid Advances which may be made by such Bid Lender and shall mature, subject to the terms hereof, on the Revolving Credit Maturity Date. Each Bid Lender shall record in its records, or at its option on the schedule attached to its Bid Note, the date and amount of each Bid Advance made by such Bid Lender, the Applicable Interest Rate with respect to each Bid Advance, each repayment thereof and the dates on which each Interest Period for such Bid Advance shall begin and end. The aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on such Bid Note, absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any such Bid Note.

          2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances from time to time outstanding

       48    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on September 30, 1994, and on the last day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

          2.7 Absolute Rate and Eurocurrency-based Interest Payments. Interest on each Absolute Rate Advance and each 1 month, 2 month and 3 month Eurocurrency-based Advance shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable on each 6 month Eurocurrency-based Advance outstanding from time to time, at intervals of 3 months, as the case may be, after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Absolute Rate or the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on any Advance made in an Alternative Currency shall be paid in such Alternative Currency.

          2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

          2.9 Interest on Default. In the event and so long as any Event of Default shall exist under this Agreement, interest shall be payable daily on all Advances of the Revolving Credit and all Bid Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate, plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances from time to time outstanding, (i) at a per annum rate calculated by the Agent, (or, in the case of a Eurocurrency Bid Advance, by the applicable Bid Lender having funded such Advance) whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent (or the applicable Bid Lender, as aforesaid) may elect which shall in no event be

       49    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent (or the applicable Bid Lender, as aforesaid) are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or
     (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent (or the applicable Bid Lender, as aforesaid) to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

          2.10 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

                 (a) an Advance of the Revolving Credit is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                 (b) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                 (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately (11:00 a.m.) (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                 (d)     an existing Advance denominated in an
     Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

          2.11 Prepayment. Company or the applicable Permitted Borrower may prepay all or part of the outstanding balance of any Prime-based Advance(s) under the Revolving Credit Notes at any time (subject to not less than one (1) Business Day's notice to Agent), provided that the principal amount of any partial prepayment shall

       50    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     be at least Five Hundred Thousand Dollars ($500,000) and the aggregate principal balance of Prime-based Advance(s) remaining outstanding shall be at least One Million Dollars ($1,000,000). Company or the applicable Permitted Borrower (if applicable) may prepay all or part of any Absolute Rate Bid Advance or Eurocurrency-based Advance (subject to not less than three (3) Business Day's notice to Agent) only on the last day of the Interest Period therefor, provided that (i) in the case of Bid Advances, there shall be no partial prepayment (such Advances to be prepaid only in full) and (ii) in the case of Eurocurrency-based Advances of the Revolving Credit, the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the equivalent thereof in an Alternative Currency, and the unpaid portion of such Advance which is refunded or converted under
     Section 2.3 shall be at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit or of any Bid Advance shall be subject to Section 11.1, hereof, but otherwise without premium, penalty or prejudice.

          2.12 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance of the Revolving Credit, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section
     2.3 with respect to the refunding or conversion of an Advance of the Revolving Credit, or, subject to Section 2.9, hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent (or, with respect to any Eurocurrency-based Bid Advance in an Alternative Currency, the applicable Bid Lender) shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of
     Section 2.15. The Company shall reimburse Agent and each of the Banks on demand for any costs incurred by the Agent resulting from the conversion pursuant to this Section 2.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

          2.13 Revolving Credit Facility Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks pro rata, a Revolving Credit Facility Fee consisting of the Applicable Fee Percentage per annum, calculated on a daily basis, times the Revolving Credit Aggregate

       51    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Commitment then in effect hereunder, regardless of the aggregate amount of Advances of the Revolving Credit or Bid Advances outstanding from time to time.

     The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing September 30, 1994, and on the last day of each calendar quarter thereafter and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed, giving immediate effect to any changes in the Applicable Fee Percentage. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. The Revolving Credit Facility Fee shall not be refundable under any circumstances.

          2.14 Revolving Credit Commitment Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks (as set forth below), a Revolving Credit Commitment Fee equal to the sum of

                 (a) .0625% per annum times the daily average amount by which the Revolving Credit Aggregate Commitment then in effect hereunder exceeds the Dollar Amount of the principal amount outstanding from time to time under the Revolving Credit, plus the aggregate daily amount of Bid Advances outstanding from time to time hereunder, determined, if any Advance in an Alternative Currency is outstanding, as of the last day of each Interest Period (but otherwise computed on a daily basis); and

                 (b) the Applicable Fee Percentage per annum, times the Revolving Credit Designated Portion in effect under Section
     2.17 hereof during such period, calculated on a daily basis.

     The Revolving Credit Commitment Fee shall be payable quarterly in arrears commencing on September 30, 1994, and on the last day of each calendar quarter thereafter and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Commitment Fee shall not be refundable under any circumstances.

          2.15 Currency Appreciation; Sublimits; Mandatory Reduction of Indebtedness. (a) If at any time and for any reason, the

       52    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances hereunder to the Company and to the Permitted Borrowers in any Alternative Currency as of such time, plus the aggregate principal amount of Bid Advances outstanding hereunder as of such time, exceeds the Revolving Credit Aggregate Commitment, the Company and the Permitted Borrowers shall:

                    (i)  if otherwise entitled to do so under Section
                         2.18 hereof, activate a sufficient amount of the Revolving Credit Designated Portion to eliminate any such excess; and

                   (ii) if (and to the extent) necessary to eliminate such excess, immediately repay that portion of the Indebtedness then carried as a Prime-based Advance, if any, by the Dollar amount of such excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of such excess, to the extent thereof; and

                  (iii) if (and to the extent) necessary to eliminate such excess, on the last day of each Interest Period of any Absolute Rate Bid Advance or Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.15(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or any of the Permitted Borrowers in respect of such Advances, by the Amount in Dollars or the Applicable Alternative Currency, as the case may be, of such excess, to the extent thereof.

     The Company's compliance with this Section 2.15(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder equal or exceed Ten Million Dollars ($10,000,000), the Company's compliance with this Section 2.15(a) shall be tested as of the last day of each calendar quarter.

                 (b) If at any time and for any reason the aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit hereunder to a Permitted Borrower made in Dollars and the aggregate Current Dollar Equivalent of all

       53    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Advances hereunder to such Permitted Borrower in any Alternative Currency as of such time, exceeds the Sublimit applicable to such Permitted Borrower, the Company or such Permitted Borrower shall
     (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of any such excess and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such excess, to the extent thereof; and (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this Section 2.15(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the Amount in Dollars or the applicable Alternative Currency, as the case may be, of any remaining excess, to the extent thereof. Each Permitted Borrower's compliance with this
     Section 2.15(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that at any time while the unused portion of the applicable Sublimit then in effect exceeds Five Million Dollars ($5,000,000), compliance with this Section 2.15(b) shall be tested as of the last day of each calendar quarter.

          2.16 Optional Reduction or Termination of Revolving Credit Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon not less than ten
     (10) Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Maximum Amount shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof; (ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Notes, plus the aggregate principal amount of Bid Advances then outstanding, exceeds the amount of the Revolving Credit Aggregate Commitment then in effect (taking into account any reductions thereof resulting from such reductions in the Revolving Credit Maximum Amount), together with interest thereon to the date of prepayment; and (iv) if the termination or reduction of the Revolving Credit Maximum Amount requires the prepayment of an Absolute Rate Bid Advance or a Eurocurrency-based Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Absolute Rate Bid Advance or Eurocurrency-based Advance Loan. Reductions of the Revolving Credit Maximum Amount (and any accompanying prepayments of the Revolving Credit Notes) shall reduce each Bank's portion thereof

       54    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     proportionately, based upon the applicable percentage (and any accompanying prepayments shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof), and shall be permanent and irrevocable, and not available for reinstatement by or readvance to the Company or the Permitted Borrowers. The amount of any reductions of the Revolving Credit Maximum Amount under this
     Section 2.16 shall first be applied to reduce the maximum amount of the Revolving Credit Maximum Amount which may be designated as the Revolving Credit Designated Portion hereunder, before being applied to reduce the Revolving Credit Aggregate Commitment then in effect.

          2.17 Revolving Credit Designated Portion. The Company may at any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent, subject to any prior activations of the Revolving Credit Designated Portion which shall remain in effect for a period of not less than thirty (30) consecutive days in accordance with Section 2.18 hereof, designate a portion of the Revolving Credit Maximum Amount up to a maximum of One Hundred Million Dollars ($100,000,000) at any time in the aggregate so designated (subject to reduction under Section 2.16 hereof), as not presently available for borrowing hereunder, provided that (i) each such designation shall be in an aggregate amount equal to at least Five Million Dollars ($5,000,000) or more, in increments of One Million Dollars ($1,000,000); (ii) each such designation shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such designation; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Notes, plus the aggregate principal amount of Bid Advances outstanding hereunder, exceeds the amount of the Revolving Credit Aggregate Commitment, taking into account the aforesaid designation under this Section 2.17, together with interest thereon to the date of prepayment; and (iv) if the designation under this Section 2.17 requires the prepayment of an Absolute Rate Bid Advance or a Eurocurrency-based Advance, such designation may be effective only on the last Business Day of the then current Interest Period(s) applicable to such Absolute Rate Bid Advance or Eurocurrency-based Advance. The Revolving Credit Aggregate Commitment shall be reduced by the aggregate amount so designated under this Section 2.17 as the Revolving Credit Designated Portion, upon the effective date of each such designation.

          2.18 Activation of Designated Portion. Provided that no Default or Event of Default has occurred and is continuing, Company may, upon not less than ten (10) Business Days' prior written notice to the Agent, elect to activate all or any part of the Revolving Credit Designated Portion, provided that each such activation shall be in an aggregate amount equal to at least Ten Million Dollars ($10,000,000), or more in increments of One Million Dollars ($1,000,000) and provided further that, on or before the requested date for activation, Company shall pay to the Agent, for

       55    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     distribution to the Banks based on their respective Percentages, the Activation Fee. Each activation of the Revolving Credit Designated Portion shall remain in effect (and shall not be reduced by a subsequent designation under Section 2.17 hereof) for a period of not less than 30 consecutive days. Upon the effectiveness of any activation of the Revolving Credit Designated Portion under this
     Section 2.18, the Revolving Credit Designated Portion shall decrease by the amount so activated and the Revolving Credit Aggregate Commitment shall increase by the amount so activated.

          2.19 Extension of Revolving Credit Maturity Date. Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each Bank) prior to May 18th, but not before April 18th, of each year, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Request, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request within thirty (30) calendar days of the date of Agent's receipt of the Request, then (x) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (y) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.19) and (z) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company thereof.

          2.20 Revolving Credit as Renewal; Application of Advances Thereafter. The Revolving Credit Notes issued by the Company and the Permitted Borrowers shall constitute renewal and replacement evidence of all present indebtedness of Company and the Permitted Borrowers to the Prior Banks and to Agent outstanding as of the date hereof under the Prior Loan Agreement, and the notes issued pursuant thereto. Thereafter, Advances of the Revolving Credit, and Bid Advances, shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of

       56    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     the Company and the Permitted Borrowers. Advances of the Revolving Credit, and Bid Advances, shall not be available to fund, directly or indirectly, the Target Company Acquisition or the payment of any transfer taxes, stamp duties, brokerage fees transfer taxes or other costs and expenses resulting directly or indirectly from such acquisition.

          3.     TERM LOAN

          3.1 Commitment. Subject to the terms and conditions of this Agreement, each Bank, severally and for itself alone, agrees to advance to the Company, in a single Advance in Dollars concurrently with the execution and delivery of this Agreement, sums not to exceed in the aggregate such Bank's respective Percentage of the Term Loan. Advances of the Term Loan shall be evidenced by Term Notes executed and delivered by the Company to each of the Banks concurrently herewith in the form attached hereto as Exhibit "D" (with appropriate insertions acceptable to the Banks in form and substance) and in the face amount of each Bank's respective Percentage thereof.

          3.2 Repayment of Principal Until Term Loan Maturity Date. Until the Term Loan Maturity Date, when the entire unpaid principal balance of the Term Loan and all accrued interest and other sums outstanding thereon shall be paid in full (subject to the terms hereof), the principal Indebtedness evidenced by the Term Notes shall be repaid on the following dates and in the following amounts (irrespective of and in addition to any principal payments hereunder based on Excess Cash Flow, but taking into account any optional prepayments hereunder):

                 (a) on December 31, 1994, the sum of Five Million Dollars ($5,000,000);

                 (b) commencing on March 31, 1995, and on the last day of each calendar quarter thereafter through December 31, 1996, the sum of Two Million Five Hundred Thousand Dollars
          ($2,500,000);

                 (c) commencing on March 31, 1997, and on the last day of each calendar quarter thereafter through December 31, 1997, the sum of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000);

                 (d) commencing on March 31, 1998, and on the last day of each calendar quarter thereafter through December 31, 1999, the sum of Five Million Dollars ($5,000,000); and

                 (e) commencing on March 31, 2000, and on the last day of each calendar quarter thereafter through December 31, 2000, the sum of Five Million Six Hundred Twenty-Five Thousand Dollars ($5,625,000);

       57    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     There shall be no readvance or reborrowing of any principal reductions of the Term Loan.

          3.3 Excess Cash Flow Recapture. Until the Company's election of the Fixed Rate in accordance with Section 3.11 hereof, the Term Loan shall be subject to additional required principal reductions in the Dollar Amount of fifty percent (50%) of Excess Cash Flow, to be applied pro rata to the Term Notes issued by the Company (based on the principal amounts outstanding under such Notes at the time any such payments are made hereunder), payable in respect of each calendar year (or portion thereof) from 1994 through 1999, on the earlier of (i) the respective dates of Company's delivery of financial statements for such calendar years under Section 7.3(b) hereof or (ii) May 31st of the succeeding year, as applicable, commencing on May 31, 1995 and on each May 31st thereafter until the Term Loan Maturity Date.

     Principal reductions based on Excess Cash Flow shall be in addition to scheduled principal payments under Section 3.2 hereof, as the case may be, or any optional prepayments made prior thereto, and shall be applied against principal installments due hereunder in the inverse order of their maturity. There shall be no readvance or re-borrowing of any principal reductions of the Term Loan hereunder. If the Applicable Interest Rate for the Term Loan then in effect is the Fixed Rate, principal reductions based on Excess Cash Flow otherwise required under this Section 3.3 shall be applied first, against the Roederstein Term Loan and, next, against the Non-amortizing Term Loan, but only to the extent of the respective principal balances then outstanding thereunder, and shall no longer be required to be applied to the Term Loan hereunder.

          3.4 Accrual of Interest. Each Advance of Indebtedness evidenced by the Term Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

          3.5 Prime-based Interest Payments. Interest on the unpaid balance of Indebtedness evidenced by the Term Notes which is funded or carried as a Prime-based Advance from time to time shall accrue from the date of such Advance to the Term Loan Maturity Date (or until refunded, converted or paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the last day of the calendar quarter in which the Advance under the applicable Term Notes is made, and continuing on the last day of each calendar quarter thereafter until the Term Loan Maturity Date. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed,

       58    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

          3.6 Eurocurrency-based Interest Payments. Interest on Indebtedness evidenced by the Term Notes which is funded or carried as a 1-month, 2-month and 3-month Eurocurrency-based Advance from time to time shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest on Indebtedness evidenced by the Term Notes which is funded or carried as a 6-month Eurocurrency-based Advance outstanding from time to time shall be payable in immediately available funds at intervals of 3 months after the first day of the applicable Interest Period, and on the last day of the applicable Interest Period. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

          3.7 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Advance of the Term Loan converted pursuant to Section 3.9 hereof shall be due and payable in full on the date such Advance of the Term Loan is converted.

          3.8 Interest on Default. In the event and so long as any Event of Default shall exist under any Term Note or under this Agreement, interest shall be payable daily on all Advances evidenced by the Term Notes from time to time outstanding at a per annum rate equal to the Applicable Interest Rate, plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances from time to time outstanding under the Term Notes, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three
     (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

       59    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          3.9 Requests for and Refundings and Conversions of Advances. Company may request the Advance of the Term Loan and, until the exercise of the Fixed Rate Option, refund any Advance of the Term Loan in the same type of Advance or convert any Advance of the Term Loan to any other type of Advance of the Term Loan only after delivery to Agent of a Request for Term Loan Advance and Rate Request executed by an authorized officer of Company and subject to the following:

                 (a) each such Request for Term Loan Advance and Rate Request shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "E", including without limitation:

                    (i) the proposed date of Advance, which must be a Business Day;

                   (ii)  whether the Advance is a refunding or
                         conversion of an outstanding Advance; and

                  (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

                 (b) each such Request for Term Loan Advance and Rate Request shall be delivered to Agent by 12 Noon (Detroit time) four (4) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11 a.m. on the proposed date of Advance;

                 (c) the principal amount of such Advance, plus the amount of any other outstanding Indebtedness evidenced by the Term Notes to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be
          (i) in the case of a Prime-based Advance at least One Million Dollars ($1,000,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000);

                 (d) no Advance shall have an Interest Period ending after the Term Loan Maturity Date, and, notwithstanding any provision hereof to the contrary, Company shall be required to select Interest Periods for sufficient portions of the Term Loan (or maintain sufficient portions thereof as a Prime-based Advance) such that the Company may make its required principal payments hereunder on a timely basis and otherwise in accordance with Sections 3.2 and 3.3, above.

                 (e) upon completion of the Advance there shall be no more than one (1) Interest Period and two (2) Applicable

       60    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          Interest Rates (including the Prime-based Rate) with respect to Indebtedness evidenced by the Term Notes;

                 (f)     a Request for Term Loan Advance and Rate
          Request, once delivered to Agent, shall not be revocable by Company;

                 (g) each Request for Term Loan Advance and Rate Request shall constitute and include a certification by the Company as of the date thereof that:

                    (i)  both before and after the Advance, the
                         obligations of the Company and its
                         Subsidiaries set forth in this Agreement and the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company, its Subsidiaries and the Permitted Borrowers, as the case may be;

                   (ii) all conditions to Advances of the Term Loan have been satisfied, and shall remain satisfied to the date of Advance;

                  (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

                   (iv) the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respect and shall be true and correct in all material respects as of the making of the Advance; and

                    (v) the execution of the Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries;

                 (h) each Request for Term Loan Advance and Rate Request shall be accompanied by such documents, instruments and other materials required hereunder or otherwise necessary to evidence satisfaction of all conditions to Advances of the Term Loan.

     In the event with respect to any Advance Company shall fail to timely exercise its option in accordance with this Section 3.9, then the principal amount thereof which is not then prepaid shall be converted to a Prime-based Advance in accordance with Section
     3.12 hereof (Agent to notify Company promptly of the occurrence thereof).

       61    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          3.10   Disbursement of Advances.

                 (a) Upon receiving any Request for Term Loan Advance and Rate Request from Company in compliance with
          Section 3.9 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available to Agent the amount of its Percentage of the Advance in immediately available funds, as follows:

                    (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                   (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 Noon (the time of the Agent's Correspondent) on the date of such Advance.

                 (b) Subject to submission of an executed Request for Term Loan Advance and Rate Request by Company without exceptions noted in the compliance certification therein, Agent shall make available to Company the aggregate of the amounts, in Dollars, so received by it from the Banks in like funds:

                    (i) for Prime-based Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by deposit to an account of the Company maintained with Agent, or to such other account or third party as Company may reasonably direct;

                   (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by deposit to an account of the Company maintained with Agent's Correspondent, or to such other account or third party as Company may reasonably direct.

                 (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank

       62    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

                    (i) in the case of such Bank, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                   (ii) in the case of Company, the rate of interest then applicable to the Term Loan.

          The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

          3.11 Fixed Rate Election. (a) The Fixed Rate Election shall set forth the information required on the Fixed Rate Election form attached hereto as Exhibit "F" and shall constitute Company's certification that the conditions required under subparagraph (c), below, have been satisfied and that Company is entitled to elect the Fixed Rate hereunder;

                 (b) The Fixed Rate Election shall be delivered to Agent by 11:00 a.m. (Detroit time) not less than five (5) nor greater than ten (10) Business Days prior to the proposed effective date of such election, and once delivered to Agent by the Company, shall not be revocable by Company;

       63    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (c) In order for the Fixed Rate to become effective, the following conditions shall be satisfied by the Company (unless waived by the Banks) on or before the proposed effective date of the Fixed Rate Election, and shall remain satisfied on the actual effective date thereof:

                    (i)  As of the proposed effective date of
                         the Fixed Rate Election, and as of the
                         actual effective date thereof, no
                         Eurocurrency-based Rate Advance of the
                         Term Loan shall be outstanding;

                   (ii)  All accrued interest outstanding under
                         the Term Notes as of the effective date
                         of the Fixed Rate Election has been paid and discharged in full;

                  (iii) both before and after the effective date of such election, the obligations of Company set forth in this Agreement are valid, binding and enforceable obligations of Company;

                   (iv)  there is no Default or Event of Default
                         in existence, and none will exist upon
                         the effective date of such election;
                         and

                    (v)  the execution of such election will not
                         violate the terms and conditions of any
                         material contract, agreement or other
                         borrowing of Company or any of its
                         Subsidiaries;

                 (d) Subject to the foregoing, the Fixed Rate Election shall become effective (and the Fixed Rate shall become the Applicable Interest Rate for the Term Loan) on the proposed effective date of the Fixed Rate Election, as specified by the Company, whereupon Agent will notify Company and the Banks promptly of the Fixed Rate established by it hereunder. If a Fixed Rate Election has been submitted by Company hereunder, the Prime-base Rate shall be the only rate available to Company for the refunding or conversion of outstanding Advances of the Term Loan after such submission.

                 (e) Company shall be entitled to deliver only one Fixed Rate Election for the Term Loan while this Agreement is in effect, and once so elected, the Fixed Rate shall, subject to the terms hereof, remain the Applicable Interest Rate for the Term Loan so long as the Term Loan is outstanding hereunder.

       64    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (f) Interest accruing at the Fixed Rate shall be payable in immediately available funds quarterly commencing on the last day of the calendar quarter in which the Fixed Rate Election shall have been made by the Company, and continuing on the last day of each calendar quarter thereafter until the Term Loan Maturity Date, shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed. In the event and so long as any Event of Default shall exist under any Term Note or under this Agreement or any of the other Loan Documents, interest shall be payable daily on the Indebtedness evidenced by the Term Notes from time to time outstanding at a per annum rate equal to the Fixed Rate, plus three percent (3%).

          3.12 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Term Loan Advance and Rate Request meeting the requirements of
     Section 3.9 with respect to the refunding or conversion of such Advance, or if on such day a Default or Event of Default shall have occurred and be continuing, the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

          3.13 Prepayment. (a) Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) under its Term Notes at any time (subject to not less than one (1) Business Day's notice to Agent), provided that the amount of any partial prepayment by such party shall be at least One Million Dollars ($1,000,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding on such Notes shall be at least Five Hundred Thousand Dollars ($500,000). Company may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment by such party shall be at least One Million Dollars ($1,000,000), and the unpaid portion of such Advance which is refunded or converted by such party under Section 3.9 hereof shall be at least Five Million Dollars ($5,000,000). Furthermore, no such prepayment may be made using funds advanced, directly or indirectly, by the Banks under this Agreement or the DM Loan Agreement. Upon Agent's request in connection with any prepayment, Company shall provide evidence satisfactory to the Majority Banks that the source of funding for such prepayment consists of new equity, surplus cash (not the result of any Advance under this Agreement) or otherwise was not derived, directly or indirectly, from any Advance hereunder. Any prepayment made in accordance with this Section shall be applied against principal installments due hereunder in the inverse order of their maturity, and shall be

       65    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     without premium or penalty (subject to Section 10 hereof), but there shall be no readvance or reborrowing of any principal reductions of the Term Loan (whether or not such principal reductions constitute prepayments).

          (b) Once the Fixed Rate becomes the applicable Interest Rate for the Term Loan hereunder, at its option and upon not less than five (5) business days prior written notice to Agent, Company may prepay the principal balance outstanding under the Term Loan in whole or in part (in amounts of not less than Five Million Dollars ($5,000,000) only upon payment to the Agent, for distribution to the Banks pro rata, of a Yield Maintenance Payment in an amount calculated by Agent to make the Banks whole (to the extent of the interest which would have been earned by the Banks but for the occurrence of such prepayment) on the basis of the discounted net present values of the interest payments that would otherwise be payable on the principal amount of the Term Loan being prepaid, after taking into account the amount of interest which would be payable on each interest payment due date if the principal amount being repaid were reinvested at the Current Market Rate (defined below).

          As used herein, "Current Market Rate" shall mean a per annum interest rate equal to one-half percentage point (.5%) above the rate reasonably determined by Agent (based on quotations from established dealers) to be in effect two (2) days prior to the repayment date in the secondary market for United States Treasury Securities of a comparable amount and with a comparable term to maturity as the principal amount being prepaid hereunder. For purposes of computation, the discount rate for each computation will be the Current Market Rate for the relevant principal installment.

     Upon any involuntary prepayment of the Term Loan hereunder, whether by acceleration, or otherwise, the Company shall pay to Agent, for distribution to the Banks pro rata, a Yield Maintenance Payment in an amount equal to the Yield Maintenance Payment which would have been due and payable hereunder if the Company had voluntarily elected to prepay the Term Loan (in an amount equal to such involuntary prepayment) on such date of involuntary prepayment. Any partial prepayments hereunder shall be applied to payments due under the Term Loan in the inverse order of their maturities.

          3.14 Purpose. The Term Notes to be issued by Company hereunder shall constitute renewal and replacement evidence of all present Indebtedness of the Company for the Term Loan under the Prior Loan Agreement.

       66    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          4.     MARGIN ADJUSTMENTS; HLT DETERMINATION; SPECIAL
                 LIMITATION

          4.1 Margin Adjustments. Adjustments to the Applicable Margin, based on Schedule 4.1, shall be implemented as follows:

                 (i) Such Margin adjustments shall be given prospective effect only, effective (A) as to all Prime-based Advances outstanding hereunder, immediately upon required date of delivery of the financial statements required to be delivered under
     Section 7.3(b) and 7.3(c) hereof establishing applicability of the appropriate adjustments, if any, or on the obtaining and/or any change in the Rating Level then in effect, as applicable and (B) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on (x) the required date of delivery of the latest of such financial statements required to be delivered hereunder during such Interest Period(s) or (y) the date of the obtaining and/or any change in the Rating Level in effect hereunder, as applicable, in each case with no retroactivity or claw-back.

                (ii) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon the delivery of quarterly financial statements demonstrating any change in the Leverage Ratio or the obtaining and/or change in the Rating Level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

          4.2 HLT Determination. In the event at any time (whether before or after the funding of the Acquisition Loans) of an HLT Determination, the Agent, the Banks and the Company shall commence negotiations in good faith to agree upon whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Determination and to compensate the Banks and Agent for additional costs, expenses and/or fees which result from or are associated with any such HLT Determination, including without limitation any costs resulting from any requirement that additional capital be allocated to the Indebtedness, or any portion thereof. If Company and the Majority Banks agree that fees, interest rates and/or margins should be increased, and agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 13.11 hereof. If Company and Majority Banks fail to agree on whether and, if so, the extent to

       67    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     which fees, interest rates and/or margins hereunder should be increased within 60 days after notice to Company of an HLT Determination as herein provided, then (i) the Agent shall, if requested by the Majority Banks, by written notice to the Company terminate the commitments of the Banks to fund and/or maintain Advances of the Revolving Credit and the DM Revolving Credit, and if still outstanding, any commitment to fund Advances of the Acquisition Loans, and such commitments shall thereupon terminate,
     (ii) Company shall be obligated to repay all outstanding Indebtedness at the end of the Interest Period applicable thereto and (iii) the Company may, at its option, on at least ten Business Days' written notice to the Agent (which shall promptly notify the Banks thereof) prepay all Indebtedness outstanding hereunder and under the other Loan Agreements by paying the aggregate principal amount thereof, together, with all accrued interest thereon to the date of prepayment; provided that, if the Company prepays any Fixed Rate Advance or Advances carried at the Eurocurrency-based Rate, the Absolute Rate, or any comparable rate, pursuant to this Section 4.2, Company shall compensate the Banks for any resulting funding losses as provided in Section 11.1 hereof. Subject to compliance by Company and the Permitted Borrowers with this Section 4.2, the Banks acknowledge that an HLT Determination shall not constitute a Default or an Event of Default hereunder.

          4.3 Special Limitation. In the event, as a result of increases in the value of any of the Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Banks to advance additional funds hereunder and under the other Loan Agreements (taking into account the Dollar Amount of the Indebtedness outstanding from time to time under the other Loan Agreements, and any other Indebtedness required to be aggregated under 12 USCA 84, as amended, the regulations promulgated thereunder, or other, similar applicable law) is determined by such Bank to exceed its then applicable legal lending limit under 12 USCA 84, as amended, and the regulations promulgated thereunder, or other, similar applicable laws, the amount of additional funds which such Bank shall be obligated to advance hereunder and under the other Loan Agreements shall immediately be reduced to the maximum amount which such Bank may legally advance (as determined by such Bank), the obligation of each of the remaining Banks hereunder shall be proportionately reduced, based on the applicable Percentages, and, to the extent necessary under such laws and regulations (as determined by each of the Banks, with respect to the applicability of such laws and regulations to itself), the Company shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Indebtedness outstanding hereunder or under the other Loan Agreements by an amount sufficient to comply with such maximum amounts. Upon any such reduction in the obligations of the Banks under this Section 4.3, Company shall have the right, subject to the terms and conditions of this Agreement (but subsequent to Company's compliance with its obligation to reduce the Indebtedness

       68    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     outstanding hereunder), to add to the Banks providing financing hereunder a bank reasonably acceptable to the Agent for the purpose of restoring the shortfall created by the reduction in such obligations of the Banks.

          5. CONDITIONS. The obligations of Banks to make Advances or loans pursuant to this Agreement are subject to the following conditions, provided however that Section 5.1 through 5.11 below shall only apply to the initial Advances or loans hereunder:

          5.1 Execution of Notes, this Agreement and the other Loan Documents. The Company and each of the Permitted Borrowers, as applicable, shall have executed and delivered to the Agent for the account of each Bank, the Revolving Credit Notes, the Bid Notes and the Term Notes, as applicable, this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Loan Documents, and, as applicable, such Revolving Credit Notes, Bid Notes, Term Notes, this Agreement and the other Loan Documents shall be in full force and effect.

          5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of the Company and each of the Permitted Borrowers evidencing approval of the form of this Agreement and the Notes and authorizing the execution and delivery thereof and the borrowing of Advances hereunder; (ii) (A) certified copies of the Company's, and the Significant Subsidiaries' articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) a certificate of good standing from the state or other jurisdictions of the Company's incorporation, and from the applicable states of incorporation or other jurisdictions of the Permitted Borrowers and the Significant Subsidiaries and from every state or other jurisdiction in which the Company, any of the Permitted Borrowers or any of the Subsidiaries is qualified to do business, if issued by such jurisdictions, subject to the limitations (as to qualification and authorization to do business) contained in Section 6.1, hereof.

          5.3 Vishay Guaranty. As security for all Indebtedness of the Company and the Permitted Borrowers to the Banks hereunder and under the other Loan Documents, the Company agrees to furnish, execute and deliver to Agent, or cause to be furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Vishay Guaranty.

       69    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          5.4 Domestic Guaranty. The Company agrees to furnish, execute and deliver to Agent, or cause to be furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, as security for all Indebtedness of the Company and the Permitted Borrowers as set forth therein, the Domestic Guaranty.

          5.5 Permitted Borrowers Guaranty. The Company agrees to furnish, execute and deliver to Agent, or cause to be furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, as security for all the Indebtedness of the Permitted Borrowers as set forth therein (but not as security for the Indebtedness of the Company), the Permitted Borrowers Guaranty.

          5.6 Representations and Warranties -- All Parties. The representations and warranties made by the Company, the Permitted Borrowers or any other party to any of the Loan Documents under this Agreement or any of the Loan Documents (excluding the Banks), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

          5.7 Compliance with Certain Documents and Agreements. The Company, and each of the Permitted Borrowers (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

          5.8 Opinion of Counsel. The Company shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank, opinions of counsel given upon the express instructions of the Company, dated the date hereof, and covering such matters as required by and otherwise satisfactory in form and substance to the Agent and each of the Banks.

          5.9 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions of

       70    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     paragraphs 5.1, 5.6, 5.7, and 5.12(a) through (c) hereof have been fully satisfied.

          5.10 Payment of Agents' and Other Fees. Company shall have paid to the Agent the remaining installment of the Closing Fee (for distribution to the Banks hereunder), and to the Agent, the Agent's Fees and all costs and expenses required hereunder.

          5.11 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of the Loans hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

          5.12 Continuing Conditions. The obligations of the Banks to make any of the Advances or loans under this Agreement, including but not limited to the initial Advances of the Revolving Credit or Advances of Term Loans hereunder, shall be subject to the following continuing conditions:

                 (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed
     Advance;

                 (b) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of the Company or its Subsidiaries (taken as a whole) from December 31, 1993 (or any subsequent December 31st, if the Agents determine, with the concurrence of the Majority Banks, based on the Company's financial statements for such subsequent fiscal year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph) to the date of the proposed Advance hereunder;

                 (c) The representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects as of the making of the applicable Advance; and

                 (d) All documents executed or submitted pursuant hereto shall be satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory,

       71    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     regulatory or decisional law applicable hereto) shall be satisfactory to counsel to Agent and counsel to each of the Banks.

          6.     REPRESENTATIONS AND WARRANTIES

          Company and each of the Permitted Borrowers (by their delivery of Revolving Credit Notes hereunder) represent and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

          6.1 Corporate Authority. The Company and each of the Subsidiaries (excluding the foreign Subsidiaries of the Target Company until the Revalidation Date) is a corporation duly organized and existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; it, and each of the Subsidiaries (excluding the foreign Subsidiaries of the Target Company until the Revalidation Date)is duly qualified and authorized to do business as a corporation or foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a material adverse impact on the Company and its Subsidiaries, taken as a whole.

          6.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the Loan Documents, the Stock Purchase Agreement, and any other documents and instruments required under this Agreement, and the issuance of the Notes by the Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's Certificate of Incorporation or Bylaws, and, except as have been previously obtained or as referred to in Section 6.15, below, do not require the consent or approval, material to the transactions contemplated by this Agreement, the Loan Documents, or the Stock Purchase Agreement, of any governmental body, agency or authority.

          6.3 Due Authorization -- Subsidiaries. Execution, delivery and performance of the Loan Documents and all other documents and instruments executed and delivered under or in connection with this Agreement or the Loan Documents by each of the Permitted Borrowers and the Significant Subsidiaries are within the corporate powers, have been duly authorized, are not in contravention of law or the terms of articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and, except as have been previously obtained (or as referred to in Section 6.15, below), do not require the consent or approval, material to the transactions contemplated by this Agreement, the Loan Documents, or the Stock Purchase Agreement, of any governmental body, agency or authority.

       72    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          6.4 Title to Material Property. Each of the Company, the Permitted Borrowers and the Subsidiaries (excluding the domestic and foreign subsidiaries of the Target Company until the Revalidation Date) has good and valid title to the Material
     Property owned by it.

          6.5 Encumbrances. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company or any of the Subsidiaries, except for those Liens permitted under Section
     8.5 hereof.

          6.6 Subsidiaries. As of the date of this Agreement, there are no directly or indirectly owned Subsidiaries of the Company, except for those Subsidiaries identified in Schedule 6.6, attached hereto.

          6.7 Taxes. The Company and its Subsidiaries (excluding the foreign subsidiaries of the Target Company until the Revalidation
     Date) each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP.

          6.8 No Defaults. There exists no default under the provisions of any instrument evidencing any permitted debt of the Company or its Subsidiaries (excluding the foreign subsidiaries of the Target Company until the Revalidation Date) or connected with any of the Permitted Company Encumbrances, or the Permitted Encumbrances of the Subsidiaries, or of any agreement relating thereto, except where such default would not have a material adverse effect on the Company and its Subsidiaries taken as a whole and would not violate this Agreement or any of the Loan Documents according to the terms thereof.

          6.9 Enforceability of Agreement and Loan Documents -- Company. This Agreement, each of the Loan Documents to which the Company is a party, including without limitation the Vishay Guaranty, the Stock Purchase Agreement and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by their respective duly authorized officers and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as

       73    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

          6.10 Enforceability of Loan Documents -- Other Parties. The Loan Documents, and all certificates, documents and agreements executed in connection therewith by the Subsidiaries or any one of them, including without limitation the Domestic Guaranty and the Permitted Borrowers Guaranty, as the case may be, have each been duly executed and delivered by the respective duly authorized officers of such parties and constitute the valid and binding obligations of such parties, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

          6.11 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, material agreement or material undertaking to which the Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement, the Loan Documents or the Stock Purchase Agreement.

          6.12 Non-contravention -- Other Parties. The execution, delivery and performance of those Loan Documents signed by any of the Subsidiaries, and any other documents and instruments required under or in connection with this Agreement by any of the Subsidiaries are not in contravention of the terms of any indenture, material agreement or material undertaking to which any of such parties is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transaction contemplated by this Agreement, the Loan Documents or the Stock Purchase Agreement.

          6.13 No Litigation -- Company. There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting the Company (other than any suit, action or proceeding in which the Company is the plaintiff and in which no counterclaim or cross-claim against Company has been filed), nor has the Company or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company, except as otherwise disclosed in Schedule 6.13 attached

       74    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, and which suits, if resolved adversely to the Company would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against the Company any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator, nor, to the best knowledge of the Company, is the Company in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          6.14 No Litigation -- Other Parties. There is no suit, action, proceeding (other than any suit, action or proceeding in which any such party is the plaintiff and in which no counterclaim or cross-claim against any such party has been filed), including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting any of the Subsidiaries (excluding the foreign Subsidiaries of the Target Company until the Revalidation Date), nor has any such party or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by such party, except as otherwise disclosed in Schedule 6.14 attached hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, which suits, if resolved adversely to such party, would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against any such party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor, to the best knowledge of the Company, is any such party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          6.15 Consents, Approvals and Filings, Etc. Except as have been previously obtained and, until consummation of the Target Company Acquisition, except for receipt of all necessary approvals of the Target Company Acquisition (or any matter arising therefrom or in connection therewith), no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, any of the Loan Documents to which it is a

       75    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     party, the Stock Purchase Agreement, or any other documents or instruments to be executed and or delivered by the Company in connection therewith or herewith; and (ii) by each of the Permitted Borrowers, of the Loan Documents to which it is a party. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

          6.16 Agreements Affecting Financial Condition. Neither the Company nor any of its Subsidiaries (excluding the foreign subsidiaries of the Target Company until the Revalidation Date) is party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

          6.17 No Investment Company; No Margin Stock. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Loans will be used by the Company or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company or any of the Subsidiaries in any manner to any other Person to enable or assist such Person in, purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.18   ERISA. Neither a reportable event within the meaning of
     Section 4043 of ERISA and the regulations thereunder which is material to the Company and its Subsidiaries taken as a whole (herein, a "Reportable Event") nor an Accumulated Funding Deficiency (herein as defined in Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan. Each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Code and any applicable regulations thereof (and, if applicable, any comparable foreign law provisions), except to the extent that any noncompliance, individually or in the aggregate, would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan maintained by the

       76    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Company or any ERISA Affiliate did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits. Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan within the five year period prior to the date of this Agreement, nor does the Company or any ERISA Affiliate presently intend to completely or partially withdraw from any Multiemployer Plan, and neither the Company nor any ERISA Affiliate would become subject to fines, penalties or any other liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date of this Agreement. To the best of Company's knowledge, no such Multiemployer Plan is in bankruptcy or reorganization or insolvent. There is no pending or, to the best of Company's knowledge, threatened litigation or investigation questioning the form or operation of any Pension Plan, nor is there any basis for any such litigation or investigation which if adversely determined could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole, as of the valuation date most closely preceding the date of this Agreement.

          6.19 Environmental Matters and Safety Matters. (a) The Company and each Subsidiary (excluding foreign subsidiaries of the Target Company until the Revalidation Date) is in compliance with all federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all applicable Hazardous Materials Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, a facility or site, or arranges for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts for transport any hazardous substances, solid wastes or other wastes or holds any interest in real property or otherwise, except for matters which, individually or in the aggregate, would not have a material adverse effect upon the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                 (b) All federal, state, provincial, local and foreign permits, licenses and authorizations required for present or (to the best of the Company's knowledge) past use of the facilities and other properties or activities of the Company and each Subsidiary (excluding foreign subsidiaries of the Target Company until the Revalidation Date) have been obtained, are presently in effect, and there is and has been full compliance with all such permits, licenses or authorizations, except, in all cases, where the failure to comply with the foregoing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                 (c) No demand, claim, notice, suit (in law or equity), action, administrative action, investigation or inquiry

       77    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     (including, without limitation, the listing of any property by any domestic or foreign governmental entity which identifies sites for remedial, clean-up or investigatory action) whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any applicable Hazardous Materials Laws is pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries (excluding foreign subsidiaries of the Target Company until the Revalidation Date), any real property in which the Company or any such Subsidiary holds or, to the best of the Company's knowledge, has held an interest or any present or, to the best of the Company's knowledge, past operation of the Company or any such Subsidiary, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                 (d) Neither the Company nor any of its Subsidiaries (excluding foreign subsidiaries of the Target Company until the Revalidation Date), whether with respect to present or, to the best of the Company's knowledge, past operations or properties, (i) is, to the best of the Company's knowledge, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (ii) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any applicable Hazardous Materials Laws, or (iii) knows of any basis for any such investigation or notice, or for the existence of such a violation, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                 (e) No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries (excluding foreign subsidiaries of the Target Company until the Revalidation Date) holds any interest or performs any of its operations, in violation of any applicable Hazardous Materials Laws, except for any such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

          6.20 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of Company or any of its Subsidiaries (excluding the foreign Subsidiaries of the Target Company until the Revalidation Date) is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (whether or not covered by insurance), which materially adversely

       78    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     affects, or if such event or condition were to continue for more than ten (10) additional days could be likely to materially adversely affect, any such business or property of Company and its Subsidiaries, taken as a whole.

          6.21 Accuracy of Information. Each of the Company's audited or unaudited financial statements previously furnished to Agents and the Banks by the Company prior to the date of this Agreement, is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby; any projections of operations for future years previously furnished by Company to Agents or the Banks have been prepared as the Company's good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 1993 there has been no material adverse change in the financial condition of the Company or its Subsidiaries, taken as a whole; neither the Company, nor any of its Subsidiaries (excluding the Foreign Subsidiaries of the Target Company until the Revalidation Date) has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1993 balance sheet which is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          7.     AFFIRMATIVE COVENANTS

          Company covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this
     Agreement:

          7.1 Preservation of Existence, Etc. Except as otherwise specifically permitted hereunder, preserve and maintain its corporate existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to the business and operations or ownership of properties, in each case of the Company and its Subsidiaries, taken as a whole.

          7.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.

          7.3 Reporting Requirements. Furnish Agent with copies for each Bank:

       79    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (a) as soon as possible, and in any event within three calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his absence, a responsible senior officer) setting forth details of such Event of Default or event and the action which the Company has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

                 (b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Banks together with an unaudited Consolidating report of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation;

                 (c) as soon as available, and in any event within sixty (60) days after and as of the end of each quarter, excluding the last quarter of each fiscal year, (i) Consolidated and Consolidating balance sheet and statement of profit and loss and surplus reconciliation of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation and (ii) a Covenant Compliance Report (provided that the Company shall also deliver to Agent a Covenant Compliance Report, upon the request of Agent, with any Request for Advance hereunder, or otherwise at the reasonable request of Agent);

                 (d) as soon as possible, and in any event within three calendar days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Subsidiaries or any of the Permitted Borrowers, a certificate of the chief financial officer of Company (or in his absence, a responsible senior officer) setting forth the details of such change or (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a tax position (verbal or written) which could have a materially adverse effect upon the Company or any of its Subsidiaries (or any such tax position taken by the Company or any of its Subsidiaries) setting forth the details of such position and the financial impact thereof;

                 (e)(i)  the financial reports of VBG and its
          Subsidiaries, in accordance with the DM Loan Agreement; (ii) so long as any material obligations of the Seller under the Stock Purchase Agreement are outstanding, the financial reports of the Seller, if and to the extent provided to the Company, as and when received; and (iii), as soon as

       80    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          available, and in any event, within sixty (60) days after the date hereof, opening balance sheets and other financial reports of each of the Subsidiaries certified as aforesaid;

                 (f)(i) as soon as available, the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Company's fiscal quarters, and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company's fiscal years; (ii), as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange Commission or other federal regulatory or taxing agencies or authorities in the United States, or comparable agencies or authorities in England, Canada, France, Germany, the Netherlands or Israel, or any stock exchanges in such jurisdictions; and (iii) as soon as available, so long as any obligations of the Seller under the Stock Purchase Agreement are outstanding, the 8-K (to the extent provided to or received by the Company), 10-Q, 10-K and all other filings by the Seller with the federal Securities and Exchange Commission;

                 (g) promptly as issued, all press releases, notices to shareholders and all other material communications transmitted (i) by the Company or any of its Subsidiaries or
          (ii) by the Seller, so long as any obligations of the Seller under the Stock Purchase Agreement are outstanding (but only to the extent such communications are provided to the Company) to the general public or to the trade or industry in which the Company or the Seller, as the case may be, is engaged; and

                 (h) promptly, and in form to be satisfactory to Agent and the requesting Bank or Banks, such other information as Agent or any of the Banks (acting through Agent) may request from time to time.

          7.4A   Tangible Net Worth. Until the Equity Offering,
     maintain, and cause its Subsidiaries to maintain, Tangible Net Worth which on a Consolidated basis will at no time be less than:

          (a) from the date hereof to December 30, 1994, One Hundred Fifty Million Dollars ($150,000,000);

          (b)    from December 31, 1994 to December 30, 1995, One
                 Hundred Seventy Five Million Dollars ($175,000,000);
                 and

          (c)    from December 31, 1995 to December 30, 1996, Two
                 Hundred Ten Million Dollars ($210,000,000);

       81    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          (d) from December 31, 1996 to December 30, 1997, Three Hundred Fifty Million Dollars ($350,000,000); and

          (e) from and after December 31, 1997, Three Hundred Fifty Million Dollars ($350,000,000), plus the Net Income Adjustment.

          7.4B   Tangible Net Worth. From and after the Equity Offering,
     maintain, and cause its Subsidiaries to maintain, Tangible Net Worth which on a Consolidated basis will at no time be less than:

          (a) from the date hereof to December 30, 1994, Two Hundred Fifty Million Dollars ($250,000,000);

          (b)    from December 31, 1994 to December 30, 1995, Two
                 Hundred Seventy Five Million Dollars ($275,000,000);
                 and

          (c) from December 31, 1995 to December 30, 1996, Three Hundred Ten Million Dollars ($310,000,000);

          (d) from December 31, 1996 to December 30, 1997, Three Hundred Fifty Million Dollars ($350,000,000); and

          (e) from and after December 31, 1997, Three Hundred Fifty Million Dollars ($350,000,000), plus the Net Income Adjustment.

          7.5A   Leverage Ratio. Until the Equity Offering, maintain,
     and cause its Subsidiaries to maintain, a Leverage Ratio which on a Consolidated basis will at no time exceed:

          (a)    from the date hereof to December 30, 1994, 3.95 to 1.0;

          (b)    from December 31, 1994, to December 30, 1995, 3.65 to
                 1.0;

          (c)    from December 31, 1995, to December 30, 1996, 2.85 to
                 1.0;

          (d)    from December 31, 1996 to December 30, 1997, 2.0 to
                 1.0; and

          (e)    from and after December 31, 1997, 1.75 to 1.0.

          7.5B   Leverage Ratio. From and after the Equity Offering,
     maintain, and cause its Subsidiaries to maintain, a Leverage Ratio which on a Consolidated basis will at no time exceed:

          (a)    from the date hereof to December 30, 1994, 3.60 to 1.0;

       82    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          (b)    from December 31, 1994, to December 30, 1995, 3.10 to
                 1.0;

          (c)    from December 31, 1995, to December 30, 1996, 2.40 to
                 1.0;

          (d)    from December 31, 1996 to December 30, 1997, 2.0 to
                 1.0; and

          (e)    from and after December 31, 1997, 1.75 to 1.0.

          7.6 Fixed Charge Coverage Ratio. Maintain, and cause its Subsidiaries to maintain, Fixed Charge Coverage Ratio which on a Consolidated basis will at no time be less than:

                 (a) from the date hereof to December 30, 1994, 2.0 to 1.0;

                 (b)     from December 31, 1994 to December 30, 1995,
                         2.15 to 1.0; and

                 (c)     from December 31, 1995 to December 30, 1996,
                         3.25 to 1.0; and

                 (d)     from and after December 31, 1996, 4.0 to 1.0.

          7.7 Inspections. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives to examine Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Agent; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Banks agrees upon request of the inspected party to execute a confidentiality agreement (satisfactory to Agent or the inspecting Bank, as the case may be, and such party) on behalf of the Agent or such inspecting Bank and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Banks or prohibit the inspecting Bank from revealing such information to Agent or another Bank.

       83    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          7.8 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          7.9 Further Assurances. Execute and deliver or cause to be executed and delivered within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the Other Loan Documents.

          7.10 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, consistent with prudent business judgment and then current practice.

          7.11 Indemnification. With respect to the Company, indemnify and save each Agent and the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Banks by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement, the Prior Agreements or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, the Prior Agreements or any of the other Loan Documents or any mortgage, stock pledge or security agreement released by Agents or the Banks from time to time hereunder or under the Prior Agreements, other than resulting from the gross negligence or willful misconduct of Agent or the Banks; and, with respect to each of the Permitted Borrowers, indemnify and save each Agent and the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Banks with respect to a Permitted Borrower by reason of an Event of Default or enforcing the obligations of the Permitted Borrowers under this Agreement, the Prior Agreements or the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, the Prior Agreements or any of the other Loan Documents or any mortgage, stock pledge or security agreement released by Agents or the Banks from time to time hereunder or under the Prior Agreements, other than resulting from the gross negligence or willful misconduct of Agent or the Banks.

          7.12 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material

       84    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, the Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; and (ii) by each of the Significant Subsidiaries, of this Agreement and the Loan Documents.

          7.13 Compliance with Contractual Obligations and Laws. Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Materials Laws), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Company or the Permitted Borrowers and their respective Subsidiaries, taken as a whole, and could not reasonably be expected to materially adversely affect the ability of the Company or any of the Significant Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

          7.14 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign Pension Plans) and promptly notify Banks upon the occurrence of any of the following events:

                 (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Code and any Multiemployer Plan);

                 (b) the appointment of a trustee by a United States District Court to administer any Pension Plan pursuant to ERISA;

                 (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

                 (d)     the failure of the Company or any ERISA
     Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                 (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

                 (f)     the occurrence of an Accumulated Funding
     Deficiency or a Reportable Event; or

       85    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (g) the occurrence of a Prohibited Transaction which could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole.

          7.15   Environmental Matters.

          (a) (i) Not permit any of its property (whether real or personal, or any portion thereof) to be involved in the use, generation, manufacture, storage, disposal or transportation of Hazardous Material, except in compliance with Hazardous Material Laws, and (ii) keep and maintain all of its other property (whether real or personal, and any portion thereof) in compliance with, and shall not cause or permit any activity at or condition of the Collateral, or any of its other property (whether real or personal, or any portion thereof) to be in violation of any Hazardous Material Laws, unless the failure to comply therewith or violation thereof will not materially adversely affect the Company and its Subsidiaries, taken as a whole.

          (b) Promptly notify the Agent in writing of: (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or completed pursuant to any applicable Hazardous Material Laws; (ii) any and all claims made by any Person against the Company, any of its Subsidiaries, the Permitted Borrowers or the Seller, or any of its other property (whether real or personal, or any portion thereof) relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material (provided that, until the Target Company Acquisition, notification to Agent of claims against the Seller shall not be required except for claims of which Company has actual knowledge) which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (iii) Company's discovery of any occurrence or condition on any real property or fixtures constituting a part of, adjoining or in the vicinity of any of its property that could cause any such property (or any part thereof) to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Material Laws. The Agent, on behalf of the Banks, shall have the right to join and participate in, as a party if it or they so elect, any legal proceedings or actions initiated in connection with any of the matters described in subparagraphs (b) (i) or (b) (ii), above, and the Company agrees to pay the Agent's reasonable attorneys fees in connection therewith.

          (c) Take any material remedial action as may be required under applicable law in response to the presence of any Hazardous Material on, under, or about any of its property (whether real or personal, or any part thereof), and, pursuant thereto, may enter into settlement agreements, consent decrees, or other compromises in respect of any of the matters described in subparagraphs (b) (i) through (iii), above, provided that, in each case, Company has

       86    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     given Banks not less than thirty (30) days prior written notice thereof.

          (d) From and after the Target Company Acquisition, with respect to the properties and operations of the Target Company, commence and diligently proceed to completion with the necessary remedial, corrective or other actions identified in the Environmental Audits, as applicable, or as required under the Stock Purchase Agreement, and cause the Seller (to the extent of its obligations under the Stock Purchase Agreement) to do so, according to the time periods specified therein, or if no time periods are so specified, as soon as reasonably practicable; provided that Company's obligations under this subparagraph (d) shall not reduce or otherwise affect Company's other obligations hereunder.

          (e) If the Target Company Acquisition is consummated, provide Agent, at Company's sole expense (with copies for each of the Banks and for Agent's counsel) on an annual basis so long as this Agreement remains in effect, commencing on June 30, 1995 (and on June 30th of each calendar year thereafter so long as any obligations of the Seller or of Company or any of its Subsidiaries shall remain outstanding under the Stock Purchase Agreement), with reports of its internal environmental staff or its Environmental Auditors as to the status of compliance by the parties thereto with the environmental provisions of the Stock Purchase Agreement and the Company's compliance with Section 7.15(d) hereof.

          (f) Agent may retain (on its own behalf and on behalf of the Banks, but at Company's sole expense) such Environmental Auditors as reasonably necessary to evaluate and/or confirm Company's environmental responses, reports or other matters, including Company's compliance with Hazardous Material Laws generally, under this Section 7.15, or elsewhere herein.

          7.16 Delivery of Sfernice Authority Documents. Deliver to Agent, on or before August 15, 1994, (a) certified copies of the resolutions of the Board of Directors of Sfernice, S.A. authorizing (and, to the extent necessary, ratifying) the execution and delivery by Sfernice of the Permitted Borrowers Guaranty and (b) such other certificates, instruments or other documents, consents, authorizations or opinions of counsel reasonably requested by Agent or the Majority Banks in connection therewith.

          7.17 Joinder of Guarantors. Within ten (10) Business Days from the date of the consummation of the Target Company Acquisition, cause the Target Company and Vitramon Acquisition, Inc. to become guarantors under, and for all purposes of, the Loan Agreements and the Domestic Guaranty, by executing and delivering the joinder agreement attached to the Domestic Guaranty, and to deliver or cause to be delivered to Agent such supporting documentation, including without limitation corporate authority

       87    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.


          8.     NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries, without the prior written consent of the Majority Banks, to:

          8.1 Capital Structure, Business Objects or Purpose. Except as otherwise specifically permitted under this Agreement,

                 (a) purchase, acquire or redeem any of its capital stock, except for non-vested stock granted to participants under the Vishay Stock Plans;

                 (b) make any material change in its capital structure or general business objects or purpose or enter into any business, directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or other businesses in the electronic components industry or which are directly related thereto.

          8.2 Limitations on Fundamental Changes. Enter into any transaction of acquisition, merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all, substantially all or any material part of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary may be merged or consolidated with or into the Company (so long as Company shall be the continuing or surviving corporation) or with or into any one or more of the Permitted Borrowers (so long as a Permitted Borrower shall be the continuing or surviving corporation);

                 (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company;

                 (c) any Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Domestic Subsidiary which is a 100% Subsidiary and any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Domestic

       88    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Subsidiary or to any other Foreign Subsidiary, provided that such Subsidiary is a 100% Subsidiary;

                 (d) any Person other than a Subsidiary may merge or consolidate with and into the Company or any 100% Subsidiary so long as (i) the Company or such 100% Subsidiary shall be the surviving corporation and (ii) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and

                 (e)     any Permitted Transfers.

          8.3 Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for (i) the Vishay Guaranty, (ii) the Domestic Guaranty;
     (iii) the Permitted Borrowers Guaranty, and (iv) guaranties of indebtedness as set forth on Schedule 8.3 attached hereto or as permitted under Section 8.7(d) and (e) hereof.

          8.4 Indebtedness. Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

                 (a) Indebtedness to Banks (or their Affiliates) hereunder;

                 (b)     Other indebtedness to third parties
     (specifically excluding Subsidiaries, Affiliates or Joint Ventures) issued and at all times maintained on a pari passu basis with the Indebtedness (or on a basis subordinate thereto), provided that such indebtedness be issued pursuant to documentation containing covenants not more restrictive in the aggregate than the covenants contained in this Agreement (as determined by the Company in its reasonable discretion) and provided further, however, that immediately before and immediately after such indebtedness is incurred (giving effect thereto), no Default or Event of Default has occurred and is continuing. For purposes of this Section 8.4, the granting of Liens which are permitted under Section 8.5 hereof, shall not be deemed to constitute the entry into more restrictive covenants or to be other than on a pari passu basis; and

                 (c) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 8.7 hereof.

          8.5 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

       89    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (a) any Lien subsequently granted by Company or any Subsidiary in favor of Agent on behalf of Banks;

                 (b) purchase money security interests in fixed assets to secure purchase money indebtedness otherwise permitted hereunder, provided that such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed assets so financed, and provided further that the aggregate amount of all such purchase money indebtedness which is secured by a purchase money security interest outstanding at any time hereunder shall not exceed five percent (5%) of Company's Tangible Net Worth;

                 (c) any lien securing third-party indebtedness assumed pursuant to any acquisition conducted in compliance with this Agreement, provided that such lien is limited to the property so acquired and was not entered into, extended or renewed in contemplation of such acquisition; and

                 (d) Permitted Company Encumbrances and Permitted Encumbrances of the Subsidiaries.

          8.6 Dividends. Declare or pay any dividends on or make any other distribution with respect to (whether by reduction of Stockholder's Equity or otherwise) any shares of its capital stock, except for stock dividends and except for (a) cash dividends by any 100% Subsidiary to the Company or any other 100% Subsidiary (excluding Vishay Israel) (b) cash dividends by VBG which are reinvested in VBG by its shareholders in compliance with Section
     8.7 hereof and (c) cash dividends by Draloric which are reinvested in Draloric by VBG in compliance with Section 8.7, hereof.

          8.7 Investments. Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

                 (a) Company's current stock ownership interests in the Subsidiaries;

                 (b) Subject to Section 8.1(b) hereof, additional cash investment in VBG by its shareholders or in Draloric by VBG, which is applied by VBG or Draloric, as the case may be, concurrently with such investment to reduce its Indebtedness under this Agreement, the DM Loan Agreement or the Roederstein Loan Agreement in substantially the amount of such additional investment;

       90    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (c) The investments, loans and/or advances in or to Subsidiaries set forth on Schedule 8.7 hereto (in addition to any other matters set forth in this Section 8.7);

                 (d) Intercompany Loans, Advances, or Investments without regard to any repayment of such loans, advances, or investments (other than the repayment or recovery of capital or principal), in an aggregate amount at any time outstanding not to exceed (absent the consent of the Majority Banks), exclusive of the investments permitted under subsections (a) and (b) of this Section 8.7, but including any such loans, advances or investments permitted under any other provision of this Agreement, Fifteen Percent (15%) of Tangible Net Worth;

                 (e) loans, advances or investments (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or Subsidiary which does not constitute a 100% Subsidiary, including without limitation (i) loans, advances or investments permitted under any other provision of this Agreement and (ii) guaranties by the Company or any Subsidiary (valued on the basis of the aggregate amount of such indebtedness covered by a guaranty) of third-party indebtedness of any such Joint Venture or non-100% Subsidiary, in an aggregate amount at any time not to exceed five percent (5%) of Tangible Net Worth;

                 (f) (i) the Target Company Acquisition, subject to the terms and conditions of this Agreement and (ii) foreign currency investments and other hedging instruments intended solely to protect the Company from foreign currency fluctuations directly related to the Target Company Acquisition;

                 (g) commercial paper with a minimum rating of "A-1" (or better) by S&P or "P-1" (or better) by Moody's, full faith and credit direct obligations of the United States of America or, with respect to the Foreign Subsidiaries, of the central government of the applicable jurisdiction, or any agency thereof, certificates of deposit, and other short term investments (each of a duration of one year or less), and interest rate swaps, foreign currency investments and other hedging instruments in the ordinary course of business or otherwise entered into with any Person in order to obtain interest rate protection with respect to any Indebtedness hereunder or under the other Loan Agreements (subject to compliance with the other terms and conditions hereof), maintained by the Company or any of its Subsidiaries consistent with the present investment practices of such parties (as classified in the current financial statements of such parties);

                 (h)     other short term investments (excluding
     investments in Subsidiaries, Affiliates or Joint Ventures) made or maintained by any Foreign Subsidiary outside of the United States of America in the ordinary course of its business, consistent with

       91    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     the present investment practices of the Company and its Subsidiaries as of the date hereof (generally, and as to the individual and aggregate amounts and other terms thereof); and

                 (i) investments, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or security of, any Person (other than a Subsidiary or an Affiliate) which is a customer of the Company or any Subsidiary, which investment was made in exchange for amounts owed by such customer to the Company or any Subsidiary (and incurred in the ordinary course of business) or as an advance on the provision of goods and services in the ordinary course of business.

     In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

          8.8 Accounts Receivable. Sell or assign any account, note or trade acceptance receivable, except to Agent on behalf of the Banks.

          8.9 Transactions with Affiliates. Enter into any transaction with any of its or their stockholders or officers or its or their affiliates, except in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

          8.10 Operations of Vishay Israel. Permit the normal manufacturing or other operations of Vishay Israel (or of Company or any of its other Subsidiaries conducted in Israel) to be interrupted, stopped or delayed for any period of fourteen (14) consecutive days, excluding regularly scheduled vacations and holidays in the ordinary course of such operations.

          8.11 Prohibition Against Certain Restrictions. Enter into or otherwise become subject to any agreement or arrangement (excluding this Agreement) with any lender or other third party (i) which prohibits, restricts or otherwise limits the ability of Company to make loans, advances or investments to its Subsidiaries or which prohibits, restricts or otherwise limits the ability of any Subsidiary to make loans, advances or investments in any other Subsidiary or (ii) which prohibits, restricts or otherwise limits the execution, delivery or performance by Company or any Subsidiary of any guaranty, indemnity or similar undertaking in favor of Agent or the Banks.

          8.12 Amendment of Stock Purchase Agreement. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any

       92    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     of the material terms and conditions of the Stock Purchase Agreement, or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks. For purposes of the Stock Purchase Agreement, any increase in the price stated therein, and any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents shall (without reducing the scope of this Section 8.13) be deemed to be material.

          9.     DEFAULTS

          9.1 Events of Default. Any of the following events is an "Event of Default":

                 (a) non-payment of the principal or interest, when due, under any of the Notes issued hereunder, in accordance with the terms thereof;

                 (b) Default in the payment of any money by Company or any of the Permitted Borrowers under this Agreement (other than as set forth in subsection (a), above), or by VBG under the DM Loan Agreement or by Company or VBG under the Roederstein Loan Agreement or by the Company under the Target Company Loan Agreement (other than, in each case, as set forth therein), within three (3) days of the date the same is due and payable;

                 (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the Loan Documents by any party thereto (provided that, with respect to the covenants set forth in Sections 7.8, 7.10, 7.12, 7.13 and 7.14 hereof, such event has continued for thirty (30) consecutive days) or the occurrence of any other default or Event of Default, as the case may be hereunder or thereunder;

                 (d) any representation or warranty made by Company or any of the Permitted Borrowers herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made; provided that, with respect to any misrepresentation or breach of warranty arising subsequent to the date hereof under Sections 6.7, 6.8, 6.13 through 6.15 and 6.18 of this Agreement solely by virtue of the nature of the representations and warranties hereunder as continuing, (i) as to Section 6.8, hereof, any applicable cure period existing in respect of such matters shall have expired and (ii) as to the remaining Sections of this Agreement specified in this subparagraph (d), such misrepresentation or breach of warranty hereunder shall have continued for a period of thirty (30) consecutive days;

       93    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (e) any provision of the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against the Company or the Significant Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the Significant Subsidiaries shall deny that it has any or further liability or obligation under the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty, as applicable, or the Vishay Guaranty, the Domestic Guaranty or the Permitted Borrowers Guaranty shall be terminated, invalidated or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;

                 (f) default in the payment of any other obligation of Company, its Subsidiaries or the Permitted Borrowers for borrowed money in excess of One Million Dollars ($1,000,000) (or the Alternative Currency equivalent thereof), individually or in the aggregate, resulting in the acceleration thereof prior to its expressed maturity;

                 (g) the rendering of any judgment or judgments for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the Alternative Currency equivalent thereof) in the aggregate against Company, any of its Subsidiaries or any of the Permitted Borrowers, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

                 (h) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or

       94    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

                 (i) (A) any one Person or group of Persons acting in concert shall acquire or control, directly or indirectly, whether by ownership, proxy, voting trust or otherwise, forty percent (40%) or more of the voting power of the issued and outstanding stock of Company, other than (x) any Person or group of Persons beneficially owning, directly or indirectly, as of the date hereof capital stock of the Company with 40% or more of such voting power or (y) any Permitted Transferee; or
          (B) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Company's directors (for purposes of this Section 9.1(i)(B), "Continuing Director" means any director who is currently a director and any director who is nominated or elected by a majority of Continuing Directors who are then directors);

                 (j) If a creditors' committee shall have been appointed for the business of Company or any of its Subsidiaries; or if Company or any of its Subsidiaries shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company, or any of its Subsidiaries) and such appointment has not been dismissed or stayed within thirty (30) days from the date of appointment or if an order for relief or otherwise approving any petition for reorganization of Company or any of its Subsidiaries shall be entered and shall not be dismissed or stayed within thirty (30) days from the date of entry thereof.

          9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (w) the Agent shall, if directed to do so by the Majority Banks, declare the Banks' commitments to lend hereunder shall immediately and automatically terminated; (x) the Agent shall, if directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness,

       95    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and the Permitted Borrowers; (y) upon the occurrence of any Event of Default specified in subsection 9.1 (j), above, and notwithstanding the lack of any declaration by Agent under preceding clauses (w) or (x), the entire unpaid principal Indebtedness, including the Notes, shall become automatically due and payable; and (z) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the Loan Documents or law.

          9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

          9.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company and each of the Permitted Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, and further hereby irrevocably agrees to waive the right to trial by jury with respect to any and all actions or proceedings in which Agent or the Banks (or any of them), on one hand, and the Company or any of the Permitted Borrowers, on the other hand, are parties, whether or not such actions or proceedings arise out of this Agreement or the Loan Documents, or otherwise. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

          9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section 13.11 hereof. No single or partial exercise' of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of the Banks' rights by Agent. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of the Agent or any Bank in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company and each of the Permitted Borrowers expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

          9.6 Cross-Default. In addition to the other Events of Default specified herein, any failure to perform and discharge when

       96    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     due, after allowance for any applicable cure period, any of the obligations, covenants and agreements required to be performed under the provisions of any instruments evidencing or securing any other present and future borrowings of Company or any of the Permitted Borrowers from the Banks (or from Agent) in renewal or extension of, or related to this Agreement or any of the Loan Documents shall be an Event of Default under the provisions of this Agreement entitling Agent, with the consent of the Majority Banks, (without notice or any cure period except as expressly provided herein or therein) to exercise any and all rights and remedies provided hereby. Any Event of Default under this Agreement or under any of the Loan Documents shall also constitute a default under all other instruments securing this or any other present or future borrowings, or any agreements in relation thereto, entitling Agent and the Banks to exercise any and all rights and remedies provided therein.

          10.    PAYMENTS, RECOVERIES AND COLLECTIONS.

          10.1   Payment Procedure.

                 (a) All payments by Company and/or by any of the Permitted Borrowers of principal of, or interest on, the Revolving Credit Notes, the Term Notes or of any Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances. Payments made in respect of any Advance in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than 11:00 a.m. (the time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

                 (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or the applicable Permitted Borrower is due that the Company or the applicable Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If the Company or the applicable Permitted Borrower has not in fact remitted such payment to the Agent, each Bank shall

       97    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Domestic Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                 (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

                 (d) Except as otherwise provided in this Agreement or the other Loan Documents (and subject to the terms and conditions thereof), all payments by the Company of principal of, or interest on, the Bid Notes shall be made to the applicable Bank in Dollars without setoff or counterclaim on the dates and other terms provided in such Notes.

                 (e) All payments to be made by the Company or any of the Permitted Borrowers under this Agreement or any of the Notes (including without limitation payments under the Bid Notes) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company or any of the Permitted Borrowers, as the case may be, is compelled by law to make payment subject to such tax. In such event, Company and the applicable Permitted Borrowers shall:

       98    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                    (i) pay to the Agent, or cause the applicable Permitted Borrowers to pay to Agent, for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Bid Advances, pay to the applicable Bid Lender which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount in the applicable Permitted Currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                    (ii) remit such tax to the relevant taxing
                         authorities according to applicable law, and send to the Agent or the applicable Bid Lender, as the case may be, such certificates or certified copy receipts as the Agent or such Bid Lender shall reasonably require as proof of the payment by the Company or the applicable Permitted Borrower, of any such taxes payable by the Company or any Permitted Borrower.

          As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, any of the Permitted Borrowers, Agent or any of the Banks).

          10.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, upon the occurrence and during the continuance of any Event of Default, any offsets or voluntary payments by the Company, any of the Permitted Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes pro rata, based on the aggregate Indebtedness then outstanding thereunder (or in such other order and manner as determined by all of the Banks, next, to any other Indebtedness on a pro rata basis (as aforesaid), and then, if there is any excess, to the Company or the applicable Permitted Borrower, as the case may be.

          10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on,

       99    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     any of the Revolving Credit Notes or Term Notes in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all such Revolving Credit Notes or Term Notes, such Bank shall purchase from the other Banks such participations in the Revolving Credit Notes and Term Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage held by each of them in such Notes; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          10.4 Deposits and Accounts. In addition to and not in limitation of any rights of any Bank or other holder of any of the Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the Indebtedness under the Notes and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company or any of the Permitted Borrowers then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of Section 10.3, hereof.

          11.    CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

          11.1 Reimbursement of Prepayment Costs. As to any Absolute Rate Advance or Eurocurrency-based Advance, if any prepayment thereof shall occur, whether by Company or any of the Permitted Borrowers, on any day other than the last day of an Interest Period (whether pursuant to this Agreement or by acceleration, or otherwise), or if the rate applicable to such Advance shall be changed during any Interest Period pursuant to this Agreement, Company and the applicable Permitted Borrower shall reimburse each of the Banks on demand for any costs incurred by such Banks as a result of the timing thereof, including but not limited to any net costs incurred in liquidating or employing deposits from third parties. Each Bank demanding reimbursement under this Section 11.1 shall deliver to Company a certificate setting forth the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

          11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

       100    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

          11.3 Availability of Alternative Currency. The Agent and the Banks shall not be required to make any Advance requested to be made in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Banks (after consultation with Agent) shall determine, in its sole discretion, that (i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Banks, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Bank, as the case may be, shall promptly notify the Company and Banks of any such determination.

          11.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, the Company or any of the Permitted Borrowers repays one or more Advances and on the same day borrows an amount in the same currency, the Agent (or the applicable Bank, in the case of a Bid Advance) shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or the Permitted Borrowers, or by the Company or the Permitted Borrowers to the Agent, as the case may be.

          11.5 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period Agent or the Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company and the Permitted Borrowers that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), and the right of Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and (ii) the Company shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Alternative Currency, together with accrued interest thereon, any amounts payable under Section 11.8, hereof, and all other amounts

       101    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

          11.6 Laws Affecting Eurocurrency-based Advance Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, or in an Alternative Currency, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter,
     (a) the obligations of Banks to make Eurocurrency-based Advances or Advances in any such Alternative Currency and the right of Company to convert an Advance or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter Company may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

          11.7 Increased Cost of Eurocurrency-based Advances. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

       102    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

                 (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance or any of the Notes;

     and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to Company or to any of the Permitted Borrowers, then such Bank shall promptly notify Agent (or, in the case of a Bid Advance, shall notify Company directly, with a copy of such notice to Agent), and Agent (or such Bank, as aforesaid) shall promptly notify Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause Company to incur additional liability under Section 10.1(e) hereof, provided that Agent shall incur no liability whatsoever to the Banks or Company in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive

       103    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

          11.8 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or any of the Permitted Borrowers to make any payment when due of any amount due hereunder in connection with an Absolute Rate Advance or a Eurocurrency-based Advance, (b) due to any failure of the Company or any of the Permitted Borrowers to borrow on a date specified therefor in a Request for Advance or Bid Acknowledgment
     (c) due to any payment or prepayment of any Absolute Rate Bid Advance or Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or any of the Permitted Borrowers with respect to a deposit obtained by the Agent or any of the Banks in order to fund such Advance to the Company or to any of the Permitted Borrowers. The Agent's and each Bank's, as applicable, calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

          11.9 Judgment Currency. The obligation of the Company and of the Permitted Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Agent (or the applicable Bank, in the case of a Bid Advance) shall, using all amounts obtained or received from the Company and from Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company and of the Permitted Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

          11.10 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 11.7 hereof, shall, in the opinion of the

       104    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Agent or any of the Banks (as certified to Agent in writing by such Bank) require that the Revolving Credit or any other Indebtedness or commitment under this Agreement or any of the other Loan Agreements be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the Banks or any corporation controlling such Banks, as the case may be, the Agent shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to increase the Revolving Credit Commitment Fee or other fees payable to the Agent, for the benefit of the Banks under this Agreement, which in the opinion of the Agent, will adequately compensate the Banks for the costs associated with such change in law. If such increase is approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the Revolving Credit Commitment Fee or other fees (if applicable) payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed increase. If the Company and the Agent are unable to agree on such an increase within thirty (30) days from the date of the notice to the Company, the Company shall have the option, exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate the Revolving Credit or other commitments if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent fail to agree on an increase in the Revolving Credit Commitment Fee or other fees (if applicable), or (b) the Company fails to give timely notice that it has elected to exercise its option to terminate the Revolving Credit or other commitments, if applicable, as set forth above, then the Revolving Credit and such other commitments shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

          12.    AGENT

          12.1 Appointment of Agent. Each Bank and the holder of each Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with any Default or Event of Default or in enforcing the obligations of Company or the Permitted Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage. Agent shall not be required to take any

       105    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

          12.2 Deposit Account with Agent. Each of Company and the Permitted Borrowers hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement or the Revolving Credit Notes or the Term Notes, or any Bid Notes payable to Agent.

          12.3 Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of Section 12, hereof (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein made by any other Person, nor for the effectiveness, enforceability, validity or due execution (other than its own due execution and delivery) of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Company, any of its Subsidiaries or any of the Permitted Borrowers of its obligations hereunder or thereunder. Nor shall Agent have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

          12.4 Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (satisfactory to such Majority Banks) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring or removed Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring

       106    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     or removed Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          12.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.

          12.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and its Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

          12.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries or the Permitted Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company, its Subsidiaries or the Permitted Borrowers.

          12.8 Agent's Fees. Commencing on September 30, 1994, and on each succeeding anniversary date thereof until the Indebtedness has been repaid and no commitment to fund any loan hereunder is outstanding, the Company shall pay to Agent an annual agency fee set forth (or to be set forth from time to time) in a letter agreement between Company and Agent. The Agent's Fees described in this Section 12.8 shall not be refundable under any circumstances.

          12.9 Nature of Agency. The appointment of Agent as agent is for the convenience of Banks, Company and the Permitted Borrowers in making Advances of the Revolving Credit, the Term Loan or any other Indebtedness of Company or the Permitted Borrowers hereunder, and collecting fees and principal and interest on the Indebtedness. No Bank is purchasing any Indebtedness from Agent and this

       107    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Agreement is not intended to be a purchase or participation agreement.

          12.10 Actions; Confirmation of Agent's Authority to Act in Event of Default. Subject to the terms and conditions of this Agreement and to the direction of the Majority Banks, Agent is hereby expressly authorized to act in all litigation and in all other respects as the representative of the Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or the Loan Documents. Without necessarily accepting service of process or designating Agent to do so in its stead, each Bank hereby agrees with each other Bank and with Agent, without intending to confer or conferring any rights on any other party, (a) that it shall be bound by any litigation brought by or against Agent by the Company, any Subsidiary or any other party in connection with the Indebtedness or any other rights, duties or obligations arising hereunder or under this Agreement or the Loan Documents and (b) that it now irrevocably waives the defense of procedural impediment or failure to name or join such Bank as an indispensable party; provided however that each Bank reserves the right, subject to applicable law, to intervene or otherwise appear in such litigation, and to retain its own counsel in connection therewith. In conducting such litigation hereunder on behalf of the Banks, Agent shall, subject to the terms hereof, accept the direction of the Majority Banks or all Banks, as the case may be and shall at all times be indemnified by the Banks as provided in Sections 12.1 and 12.12 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or the Banks with respect to this Agreement, the Loan Agreement or the Loan Documents or any matter referred to herein or therein.

          12.11 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement (including without limitation Sections 12.10, 12.14 and 12.15 hereof), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Permitted Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

          12.12 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed

       108    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.

          12.13 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

          12.14 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

          12.15 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the

       109    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

                Co-Agent and Lead Managers. NationsBank has been designated by the Company as "Co-Agent" and BHF and Signet have been designated by the Company as "Lead Managers" under this Agreement. Other than its rights and remedies as a Bank hereunder, each such Co-Agent and Lead Manager shall have no administrative, collateral or other rights or responsibilities, provided, however, that each such Co-Agent and Lead Manager shall be entitled to the benefits afforded to Agent under Sections 12.5 and 12.6 hereof.

          13.    MISCELLANEOUS

          13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

          13.2 Consent to Jurisdiction. The Company and each Permitted Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Company and each Permitted Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Permitted Borrowers irrevocably appoints the Company as its agent for service of process. The Company and each Permitted Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature

       110    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or any of the Permitted Borrowers or any of its or their property in the courts of any other jurisdiction. The Company and each Permitted Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          13.3 Law of Michigan. This Agreement, the Notes and the other Loan Documents executed have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          13.4 Interest. In the event the obligation of the Company or any of the Permitted Borrowers to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which the Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

          13.5 Closing Costs; Other Costs. Company shall pay or reimburse Agent for payment of, on demand (a) all closing costs and expenses, including, by way of description and not limitation, in-house and outside attorney fees and advances, appraisal and accounting fees, title and lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or advances provided under this Agreement or the other Loan Documents, or any amendment thereof requested by Company, or in connection with the release of the Collateral under the Prior Loan Agreements pursuant to Section 13.22 hereof; and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and in connection with any releases or discharges of the

       111    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Collateral under the Prior Loan Agreements pursuant to Section
     13.22 hereof. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, and costs and expenses to Environmental Auditors retained by Agent hereunder, incurred by Agent in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company or any of the Permitted Borrowers, or otherwise incurred by Agent and the Banks (using a single law firm retained by Agent, with the approval of the Majority Banks) in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company and the Permitted Borrowers hereunder or otherwise, shall also be paid by Company and the Permitted Borrowers. All of said amounts required to be paid by Company hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus three percent (3%).

          13.6 Notices. Except as otherwise provided herein, all notices or demand hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail, postage prepaid, certified mail, and addressed to the parties as set forth on the signature pages of this Agreement and to Permitted Borrowers at the Company's address. Any notice or demand given to the Company hereunder shall be deemed given to the Permitted Borrowers, whether or not said notice or demand is addressed to or received by the Permitted Borrowers.

          13.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

          13.8   Successors and Assigns; Assignments and Participations.

                 (a) This Agreement shall be binding upon and shall inure to the benefit of Company (and the Permitted Borrowers) and the Banks and their respective successors and assigns.

                 (b)     The foregoing shall not authorize any
     assignment by Company, or any of the Permitted Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

       112    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                 (c) The Company and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that
     (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank; and provided further that the aggregate assignments and participation interests sold by a Bank (other than pursuant to subparagraph (ii) of this Section 13.8(c)) do not exceed fifty percent (50%) of its original interest therein. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of
     Section 13.13, hereof.

                 (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit "I" (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                 (i) each assignment shall cover all of the Notes issued by Company and its Subsidiaries hereunder and the notes issued by the Company or any of its Subsidiaries under the other Loan Agreements (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

                (ii) each assignment shall be in a minimum amount of Ten Million Dollars ($10,000,000) or, as applicable, the Alternative Currency equivalent thereof;

               (iii) no assignment shall violate any "blue sky" or other securities law of any jurisdiction or shall require the Company or any other Person to file a registration statement or similar

       113    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                         application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction; and

                (iv) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

     In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and
     (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under the Loan Agreements. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement and the other Loan Agreements. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement.

     Within five (5) business days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company and the Permitted Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, a new Note payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company and the Permitted Borrowers. Agent, the Banks and the Company (and the Permitted Borrowers) acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the

       114    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Indebtedness evidenced by any surrendered Note, and each such new Note shall contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company, the Permitted Borrowers and each of the Banks a revised Exhibit G to this Agreement and a comparable revised exhibit to each of the other Loan Agreements setting forth the applicable new Percentages of the Banks (including the assignee
     Bank), taking into account such assignment.

                 (e)     Each Bank agrees that any participation
     agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

                 (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

                (ii) except as expressly set forth in this Section 13.8(e) with respect to rights of setoff and the benefits of Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

               (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by Section 13.11(a) through
                         (d) and (h) hereof (provided that a
                         participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder), and shall otherwise be in form satisfactory to Agent.

     Company agrees that each participant shall be deemed to have the right of setoff under Section 10.4 hereof (and under the comparable terms of the other Loan Agreements), in respect of its

       115    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     participation interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 10.3 hereof (and under the comparable terms of the other Loan Agreements), and that each participant shall be entitled to the benefits of Section 11 hereof (and under the comparable terms of the other Loan Agreements). The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

                 (f) Nothing in this Agreement, the Loan Documents or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

          13.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

          13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

          13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by the Company or any of the Permitted Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any commitment of the Banks hereunder or subject the Banks to any additional commitments or other obligations, (b) reduce or forgive the principal of, or interest on, the Notes or any fees or other

       116    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 9.1(a) or (b) hereof (provided that if, at the relevant time, only Bid Advances are outstanding hereunder, the prior written approval of all Banks shall be required to waive, whether by consent, waiver or amendment, any Event of Default under this Agreement), (e) release or defer the granting or perfecting of a lien or security interest in any collateral or release any guaranty or similar undertaking provided by any Person, except in each case as shall be otherwise expressly provided in this Agreement or any Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any Loan Document, (g) change the definitions of "Majority Banks", "Interest Periods" or "Alternative Currencies", (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan Document, or (i) change Section 13.21 hereof or this Section 13.11, and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

          13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank or Agent), recording or filing fee become payable in respect of this Agreement or any of the Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

          13.13 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of the Company (other than to its employees, to another Bank or to its auditors or counsel) any confidential information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement or any of the Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party not known by such Bank to be under any duty of confidentiality to the Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
     (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such

       117    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

          13.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or any Permitted Borrower, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or any Permitted Borrower with such forms, certificates or other documents as may be reasonably necessary to allow the Company or any Permitted Borrower, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(e) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

          13.15 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Banks, Agent and the Company and the issuance by the Company and the Permitted Borrowers, as applicable, of the Revolving Credit Notes, and the Term Notes hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder or under any of the other Loan Agreements remains outstanding.

          13.16 Severability. In case any one or more of the obligations of the Company or any of the Permitted Borrowers under

       118    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or any of the Permitted Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or any of the Permitted Borrowers under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

          13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

          13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

          13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

          13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company and the Permitted Borrowers set forth in
     Section 11.8 hereof (together with any other indemnities of the Company or the Permitted Borrowers contained elsewhere in this Agreement or in any of the Loan Documents) and of Banks set forth in Section 13.13 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

          13.21 Release of Guaranties. Upon the prior written request of Company to Agent following the satisfaction of the conditions set forth in this Section 13.21, Banks and the Agent agree, if Company obtains an S&P Rating of BBB- (or higher quality) or a

       119    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

     Moody's Rating of Baa3 (or higher quality) and such rating is then in effect, to release the Domestic Guaranty and the Permitted Borrowers Guaranty, and the Guarantors' obligations thereunder; provided, however, that:

          (a) no Default or Event of Default shall have occurred and be continuing on the date of Company's request hereunder, and as of the effective date of such release; and

          (b) concurrently with the release of such guaranties by Banks and Agent, the Company has irrevocably paid and discharged in full all Indebtedness outstanding under the Acquisition Loans on such date and has irrevocably cancelled any and all further commitments of Agent or the Banks to make further Advances thereof.

          13.22 Release of Collateral under Prior Loan Agreements. Agent and the Prior Banks acknowledge and agree that the Collateral obtained by them from Company and its Subsidiaries, as applicable, under the Prior Loan Agreements shall be released and discharged (at Company's sole expense) as soon as reasonably practicable following the execution and delivery of this Agreement.

          13.23 Complete Agreement. This Agreement, the Notes, any Requests for Advance hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness and the Commitment Letter, contain the entire agreement of the parties hereto (provided that in the event of any inconsistency between this Agreement and the other Loan Documents, on one hand, and the Commitment Letter, on the other hand, this Agreement and the other Loan Documents shall control), and none of the parties hereto shall be bound by anything not expressed in writing.

       120    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

         WITNESS the due execution hereof as of the day and year first above written.


     COMPANY:                         AGENT:

     VISHAY INTERTECHNOLOGY, INC.     COMERICA BANK, As Agent



     By:_________________________     By:________________________

     Its: Vice President              Its:  Vice President
     63 Lincoln Highway               One Detroit Center
     Malvern, Pennsylvania 19355      500 Woodward Avenue
                                      Detroit, Michigan 48226
                                      Attention: National Division

       121    -- Exhibit 10.1 ($302,000,000 Loan Agreement)


                                     BANKS:

                                      COMERICA BANK



                                      By:__________________________

                                      Its:_________________________
                                      One Detroit Center
                                      500 Woodward Avenue
                                      Detroit, Michigan 48226
                                      Attention: National Division
                                      Telex: 235808
                                      Fax No.: (313) 222-3330


                                      NATIONSBANK OF NORTH
                                        CAROLINA, N.A.



                                      By:__________________________

                                      Its:_________________________
                                      NationsBank Corporate Center
                                      100 North Tryon Street
                                      NC 1007-08-04
                                      Charlotte, NC 28255-0086
                                      Attn: Mr. M. Gregory Seaton
                                      Telex: 669959
                                      Fax No.: (704) 386-3271


                                      BERLINER HANDELS-UND FRANKFURTER
                                       BANK KGaA



                                      By: ____________________________

                                      Its: ___________________________
                                      Bockenheimer Landstr. 10
                                      60323 Frankfurt/Main 1
                                      Germany
                                      Attn: Mr. Hans-Jurgen Scholz
                                      Telex: 411 026
                                      Fax No.: 4969/718-3011

       122    -- Exhibit 10.1 ($302,000,000 Loan Agreement)


                                      BANK HAPOALIM, B.M.



                                      By:__________________________

                                      Its:_________________________
                                      3 Penn Center Plaza
                                      Philadelphia, Pennsylvania 19102
                                      Attn: Mr. Andrew Niesen
                                      Telex: 902022
                                      Fax No.: (215) 665-2217



                                      SIGNET BANK/MARYLAND



                                      By:__________________________

                                      Its:_________________________
                                      7 St. Paul Street
                                      Baltimore, Maryland 21202
                                      Attn: Ms. Janice E. Godwin
                                      Telex: 87638
                                      Fax No.: (301) 625-6365



                                      CORESTATES BANK, N.A.,
                                      formerly known as and continuing
                                      to do business under the name of
                                      THE PHILADELPHIA NATIONAL BANK



                                      By:__________________________

                                      Its:_________________________
                                      1345 Chestnut Street
                                      F.C. 1-8-3-14
                                      Philadelphia, Pennsylvania 19107
                                      Attn: Mr. James A. Bennett
                                      Telex: 845400
                                      Fax No.: (215) 973-7820

       123    -- Exhibit 10.1 ($302,000,000 Loan Agreement)


                                      BANK LEUMI le-ISRAEL, B.M.



                                      By:__________________________

                                      Its:_________________________
                                      1511 Walnut Street
                                      Philadelphia, Pennsylvania 19102
                                      Attn: Mr. Joseph A. McBride
                                      Telex: 173090
                                      Fax No.: (215) 563-8688



                                      MERIDIAN BANK



                                      By:__________________________

                                      Its:_________________________
                                      1650 Market Street
                                      Suite 3600
                                      Philadelphia, Pennsylvania 19103
                                      Attn: Mr. John M. Fessick
                                      Telex: 173003
                                      Fax No.: (215) 854-3774



                                      ABN AMRO BANK N.V. NEW YORK BRANCH



                                      By:__________________________

                                      Its:_________________________

                                      and

                                      By:__________________________

                                      Its:_________________________
                                      500 Park Avenue
                                      Second Floor
                                      New York, New York 10022
                                      Attn: Mr. James B. Sieger
                                      Telex: 423721
                                      Fax No.: (212) 759-4792

       124    -- Exhibit 10.1 ($302,000,000 Loan Agreement)


                                      CREDIT LYONNAIS NEW YORK BRANCH


                                      By:__________________________
                                      Its:_________________________
                                      1301 Avenue of the Americas
                                      New York, New York 10019
                                      Attn: Mr. Steve Levi
                                      Telex:
                                      Fax No.: (212) 459-3179



                                      CREDIT SUISSE


                                      By:__________________________

                                      Its:_________________________



                                      And By:______________________

                                      Its:_________________________
                                      _____________________________
                                      _____________________________
                                      _____________________________
                                      12 East 49th Street
                                      New York, New York 10017
                                      Attn: Ms. Eileen O'Connell Fox
                                      Telex: 420149
                                      Fax No.: (212) 238-5389

       125    -- Exhibit 10.1 ($302,000,000 Loan Agreement)

                                      SCHEDULE 4.1  (VISHAY LOAN AGREEMENT)

                                Pricing Matrix (Determination of Pricing Levels)

                                                                   Applicable Margin
                              Applicable Margin for Advances          for Advances
                                for the Revolving Credit           of the Term Loan           Applicable Fee Percentage For

- ----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                Revolving Credit
                                                                                                                Commitment Fee on
                                 Prime-based   Eurocurrency-   Prime-based   Eurocurrency-   Revolving Credit   Revolving Credit
                                 Rate          based Rate      Rate          based Rate      Facility Fee       Designated Portion

- ----------------------------------------------------------------------------------------------------------------------------------
If Leverage Ratio is less than or
equal to 1.5:1.0
OR
If Rating Level 1 is in effect      0.00%         .375%          0.00%          .625%              .125%              .0625%

- ----------------------------------------------------------------------------------------------------------------------------------

If Leverage Ratio is greater than
1.5:1.0, but less than or equal to
2.0:1.0
OR
If Rating Level 2 is in effect      0.00%         .4875%         0.00%          .75%               .1375%             .0750%

- ----------------------------------------------------------------------------------------------------------------------------------

If Leverage Ratio is greater than
2.0:1.0, but less than or equal to
3.9:1.0
OR
If Rating Level 3 is in effect      0.00%         .5625%         0.00%          .875%              .1875%             .1250%

- ----------------------------------------------------------------------------------------------------------------------------------

If Leverage Ratio is greater than
3.9:1.0
OR
If Rating Level 4 is in effect      .125%         .6375%         .125%          1.125%             .3125%             .25%
- ----------------------------------------------------------------------------------------------------------------------------------

       126 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "A"

                       REQUEST FOR ADVANCE



A.   Request

     The undersigned authorized officer of _________________________ in accordance with Section 2.3 of the Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ___, 1994, among Vishay Intertechnology, Inc. ("Company"), certain Banks and Comerica Bank, as Agent for the Banks (the "Agreement"), hereby requests Comerica Bank, in its capacity as Agent under the Agreement to make a (an) ____________________________/1 advance to the undersigned on ______________, 19 ___,/2 in the amount of ___________________________/3 under the Revolving Credit Notes ("Notes") dated July ___, 1994 made by the undersigned to said Banks.

     The Interest Period for the requested Advance shall be _________________ _____________./4

B.   Application of Proceeds
- -------------
     1. The proceeds of this Advance shall be applied first to
convert/refund/5 the following outstanding Advances:
- --------------
     1/ Insert, as applicable, "Eurocurrency-based" or "Prime-based".

     2/ Insert date at least four (4) Business Days after the date of Request if Request is for Eurocurrency-based Advance and, if Request involves the conversion or renewal of any outstanding Eurocurrency-based Advance, date must be the Business Day subsequent to last day of applicable Eurocurrency-based Interest Period.

     3/ Insert amount and type of currency of Requested Advance. This amount, plus the amount of any other outstanding Indebtedness under
the  Agreement   to  be  then  combined  therewith  having  the  same
Applicable Interest Rate and Interest Period, if any, shall not be less than $500,000 in the case of a Prime-based Advance, or (y) $1,000,000 (or the applicable foreign currency equivalent thereof) in the case of a Eurocurrency-based Advance, and shall not result in there being in effect, (i) more than two (2) Applicable Interest Rates and Interest Periods for Advances in Dollars, and (ii) more than one (1) Interest Rate and Interest Period for Advances in any Alternative Currency.

     4/ For Eurocurrency-based Advance insert, as applicable, "1 month", "2 months", "3 months" or "6 months."

     5/ Strike inapplicable term to indicate whether a conversion or refunding.

       127 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

===================================================================
     Type          Last Day                          Current
      of         of Interest       Principal          Dollar
   Advance          Period        Outstanding      Equivalent/6
===================================================================






     2. The balance of the proceeds of the Advance, being __________________ _____________________________ ( _____________________ ),/7 shall be deposited in the undersigned's account number __________________, with _______________,
_____________, _________________./8


C.   Advance Availability

     The amount inserted at B.2 above (expressed, in the case of Alternative Currency Advances in a dollar amount calculated at current spot exchange rates) shall not exceed the amount calculated in Line C.1(iv) below, as follows:

     (i)  Maximum principal amount available under all
          Revolving Credit Notes ($200,000,000) less (in each
          case) the Revolving Credit Designated Portion......... $__________


    (ii)  Aggregate amount of principal outstanding under
          all Revolving Credit Notes (including
          Alternative Currency Advances outstanding,
          expressed in a Dollar amount at current spot
          exchange rates)....................................... $__________


   (iii)  Aggregate principal amount of Bid Advances then
          outstanding........................................... $__________


    (iv)  Line C.1(i) minus Line C.1(ii) minus Line
          C.1(iii).............................................. $__________

- ------------
     6/ Applicable  to  Eurocurrency   Advance   conversions.   To  be
determined by Agent.

     7/ Amount inserted here may not exceed amount determined on Line C.(iv) below.

     8/ Insert account number, bank name and bank address.

       128 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

D.   Request Irrevocable

     Upon Agent's receipt of this Request For Advance, this Request For Advance shall be irrevocable.


E.   Certification

     The undersigned hereby certifies that:

     (1) both before and after the Advance, the obligations of the Company, its Subsidiaries and the Permitted Borrowers set forth in the Agreement and any of the Loan Documents to which such Persons are parties are and shall be valid, binding and enforceable obligations of the Company, its Subsidiaries and the Permitted Borrowers, as the case may be;

     (2) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of Advance;

     (3) there is no Event of Default in existence, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, and none will exist upon the making of the Advance;

     (4) the representations and warranties contained in the Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the Advance; and

     (5) the execution of this Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company, its Subsidiaries or any of the Permitted Borrowers.

       129 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

F.   Defined Terms

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.



Dated this ___________ day of __________________, 1994.



                                   (_______________________________)


                                   By:_____________________________

                                   Its:____________________________



     Company hereby ratifies and confirms the truth and accuracy of the information, representations and certifications of ______________________ _________________ made in this Request for Advance and acknowledges and approves the disbursement of funds by Agent and the Banks pursuant to the Request for Advance.


                                   VISHAY INTERTECHNOLOGY, INC.



                                   By:_____________________________

                                   Its:____________________________


(This form of Request for Advance (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       130 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "B-1"

                      REVOLVING CREDIT NOTE


$____________________                                    July ____, 1994


     On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Vishay Intertechnology, Inc., a Delaware corporation ("Company") promises to
pay to the order of (     insert bank           ) ("Bank") at Detroit,
Michigan, care of Agent, for the account of Bank's Eurocurrency Lending Office with respect to any Eurocurrency-based Advances hereunder, in lawful money of the United States of America or in such Alternative Currencies applicable to particular Advances which may, from time to time, be outstanding hereunder, the Indebtedness or so much of the sum of (
insert amount derived from Percentages       ) Dollars ($ ______________) (or
the foreign currency equivalent thereof then outstanding in any one or more of the Alternative Currencies if applicable), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), made by and among the Company, certain banks, including the Bank, and Comerica Bank, a Michigan banking corporation, as Agent for such banks, together with interest thereon as hereinafter set forth.

     Each of the Advances made hereunder shall bear interest at the Eurocurrency-based Rate or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement.

     Interest on the unpaid balance of all Prime-based Advances shall be payable in United States Dollars quarterly commencing on September 30, 1994 and on the last day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to changes in the Prime-based Rate on the date of such change in the Prime-based Rate.

     Interest on each 1 month, 2 month and 3 month Eurocurrency-based Advance shall be payable in United States Dollars or in the Alternative Currency applicable to such Advance, as the case may be, on the last day of the Interest Period applicable thereto. Interest on each 6 month Eurocurrency-based Advance outstanding from time to time shall be payable in United States Dollars or in the Alternative Currency applicable to such Advance, as the case may be, at intervals of 3 months after the first day of the applicable Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the

       131 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

actual number of days elapsed from the first day of the Interest Period appli-cable thereto, to, but not including, the last day thereof. Interest due on an Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

     Notwithstanding anything to the contrary in the preceding paragraph, interest shall be payable, in the currency applicable to such Advance, on every type of Advance on the date that any Advance is converted to another type of Advance.

     In the event and so long as any default or Event of Default shall exist hereunder or under the Agreement, interest shall be payable daily on all Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and with respect to Eurocurrency-based Advances from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant Eurocurrency in the amount of such overdue payment are offered by the Agent's Eurocurrency Lending Office for the applicable period so determined, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

     This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with, the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

     As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

       132 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   VISHAY INTERTECHNOLOGY, INC.



                                  By:__________________________

                                  Its:_________________________

       133 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                          EXHIBIT "B-2"

                      REVOLVING CREDIT NOTE


$______________________                                   July  ____, 1994


     On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED,
(insert Permitted Borrower      ), a  (insert jurisdiction of incorporation)
corporation ("Permitted Borrower") promises to pay to the order of (
insert Bank   ) ("Bank") at Detroit, Michigan, care of Agent, for the account of Bank's Eurocurrency Lending Office with respect to any Eurocurrency-based Advances hereunder, in lawful money of the United States of America or in such Alternative Currencies applicable to particular Advances which may, from time to time, be outstanding hereunder, the Indebtedness or so much of the
sum of (    insert amounts derived from Percentages    ) Dollars ($         )
(or the foreign currency equivalent thereof then outstanding in any one or more of the Alternative Currencies if applicable), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), made by and among Vishay Intertechnology, Inc., certain banks, including the Bank, and Comerica Bank, a Michigan banking corporation, as Agent for such banks, together with interest thereon as hereinafter set forth.

     By executing and delivering this Note to Bank, the Permitted Borrower hereby assumes and agrees, with respect to all Advances to it hereunder, to be bound by all of the terms and conditions of the Agreement as fully as though such terms and conditions were set forth herein, including without limitation, the Sublimit applicable to the Permitted Borrower.

     Each of the Advances made hereunder shall bear interest at the Eurocurrency-based Rate or the Prime-based Rate as elected by Permitted Borrower or as otherwise determined under the Agreement.

     Interest on the unpaid balance of all Prime-based Advances shall be payable in United States Dollars quarterly commencing on September 30, 1994 and on the last day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to changes in the Prime-based Rate on the date of such change in the Prime-based Rate.

     Interest on each 1 month, 2 month and 3 month Eurocurrency-based Advance shall be payable in United States Dollars or in the Alternative Currency applicable to such

       134 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

Advance, as the case may be, on the last day of the Interest Period applicable thereto. Interest on each 6 month Eurocurrency-based Advance outstanding from time to time shall be payable in United States Dollars or in the Alternative Currency applicable to such Advance, as the case may be, at intervals of 3 months after the first day of the Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, to, but not including, the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in an Alternative Currency.

     Notwithstanding anything to the contrary in the preceding paragraph, interest shall be payable, in the currency applicable to such Advance, on every type of Advance on the date that any Advance is converted to another type of Advance.

     In the event and so long as a default or Event of Default shall exist hereunder or under the Agreement, interest shall be payable daily on all Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and with respect to Eurocurrency-based Advances from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant Eurocurrency in the amount of such overdue payment are offered by the Agent's Eurocurrency Lending Office for the applicable period so determined, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

     This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.

       135 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

Definitions and terms of the Agreement are hereby incorporated by reference herein.

     As additional security for this Note, Permitted Borrower grants Bank a lien on all property and assets including deposits and other credits of the Permitted Borrower, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Permitted Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                  (PERMITTED BORROWER)



                                  By:___________________________

                                  Its:__________________________

       136 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                          EXHIBIT "C-1"


                  FORM OF BID BORROWING REQUEST



TO:  Comerica Bank ("Agent")



     Re: Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among Vishay Intertechnology, Inc. ("Company"), Agent and certain Banks

     Pursuant to Section 2.5(b) of the Agreement, the Company notifies you of a request for offers to make the Bid Advances specified herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

(1) The date of the proposed Bid Advance borrowing is _______________, 199_ (which day is at least one (1) Business Day from the date hereof in the case of an Absolute Rate Bid Advance and at least five (5) Business Days from the date hereof in the case of a Eurocurrency Bid Advance).

(2) The aggregate amount of the proposed Bid Advance borrowing is $___________________./1


(3)  The Bid Offer requested is for _____________./2

(4) The Interest Period(s) for the Bid Advances comprising the proposed Bid Advance borrowing shall be ____________./3

     The undersigned hereby certifies that the following contents are true and correct on and as of the date hereof, and will be true and correct on the date of the proposed Bid Advance borrowing, before and after giving effect thereto:

- ------------
     1/ Insert an amount which is a minimum amount of $15,000,000 or any multiple of $1,000,000 in excess thereof.

     2/ Insert "Eurocurrency  Bid  Advances"  or  "Absolute  Rate  Bid
        Advances" or both.

     3/ No more than three Interest Periods may be requested in a single Bid Borrowing Request.

       137 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

          (a) the undersigned has complied and will be on the date of the proposed Bid Advance borrowing in compliance with all the terms, covenants and conditions of the Agreement and the other Loan Documents;

          (b) no Default or Event of Default exists or shall result from the proposed Bid Advance borrowing;

          (c) each and every representation and warranty contained in the Agreement is true and correct in all material respects with the same effect as if made on and as of the date of the proposed Bid Advance borrowing; and

          (d) the aggregate amount of principal outstanding under all Advances of the Revolving Credit and Bid Advances does not exceed the Revolving Credit Aggregate Commitment.

                                   VISHAY INTERTECHNOLOGY, INC.

Dated:___________________________

                                   By:____________________________________

                                   Its:___________________________________


(This form of Bid Borrowing Request (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       138 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                          EXHIBIT "C-2"


                        FORM OF BID OFFER



TO:  Comerica Bank ("Agent")


     Re:  Amended and Restated Vishay Intertechnology, Inc.
          $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among Vishay Intertechnology, Inc. ("Company"), Agent and certain
          Banks


     In response to the Bid Borrowing Request of the Company dated ____________ 199_ and in accordance with Section 2.5(c) of the Agreement, the undersigned Bid Lender offers to make Bid Advances thereunder in the following principal amount(s) at the following interest rate(s) for the following Interest Period(s) (the terms defined in the Agreement being used herein as therein defined):

=====================================================================
      INTEREST               PRINCIPAL        (Eurocurrency Bid
       PERIOD                 AMOUNT*             Margin)
                                               (Absolute Rate)
=====================================================================

- ---------------------------------------------------------------------

- ---------------------------------------------------------------------

=====================================================================

     The date of the proposed Bid Advance borrowing is _________________
____, 19___   (which day is no earlier than date hereof in the case of
an Absolute Rate Bid Advances and at least four (4) Business Days from the date hereof in the case of a Eurocurrency Bid Advance).

     Acceptance of any bid contained herein is subject to compliance with the terms and conditions of the Agreement, including Section 2.5(d) thereof.

- ------------
      * Insert an amount which is a minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof.

       139 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                                  (NAME OF BID LENDER)



                                   By:_____________________________
Dated:______________________
                                   Its:____________________________


(This form of Bid Offer is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       140 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "C-3"

                   FORM OF BID ACKNOWLEDGMENT


TO:  Comerica Bank

     Re:  Amended and Restated Vishay Intertechnology, Inc.
          $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among Vishay Intertechnology, Inc. ("Company"), Agent and certain
          Banks

     Pursuant to Sections 2.5(d) and 2.5(e) of the Agreement, the undersigned hereby notifies you of its acceptance of the following offers made by the Bid Lenders in response to the Bid Borrowing Request submitted by the undersigned on ____________, 199_ (the terms defined in the Agreement being used herein as therein defined) :

=============================================================================
                             Type of        Eurocurrency Bid        Principal
Name of     Interest           Bid         Margin or Absolute       Amount of
Lender       Period         Advance*      Rate, as applicable       Advances
=============================================================================

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

=============================================================================

     Date of proposed Bid Advance borrowing:__________________________

     The undersigned hereby certifies that its acceptance of the offers listed above complies with and upon the funding of such Bid Advances shall comply with the terms of the Agreement, including, but not limited to, Section 2.5(d) thereof. The undersigned hereby

- ------------
      * Specify whether it is a Eurocurrency Bid Advance (and the Eurocurrency Bid Margin) or an Absolute Rate Bid Advance (and the Absolute Bid Rate).

       141 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

confirms and restates each of the statements certified by it in the Bid Borrowing Request relating to this Bid Acknowledgment.


                                   VISHAY INTERTECHNOLOGY, INC.

Dated:______________________


                                   By:___________________________________

                                   Its:__________________________________


(This form of Bid Acknowledgment is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       142 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "C-4"

                             BID NOTE


$200,000,000.00                                    July ____, 1994


     On or before the Revolving Credit Maturity  Date,  subject  to the terms hereof, FOR VALUE RECEIVED, Vishay Intertechnology,
Inc., a Delaware corporation ("Company") promises to  pay  to  the
order of (     insert bank  ) ("Bank") at _________________________,
___________________, care of Bank, in lawful money of the United States of America, the Indebtedness or so much of the sum of Two Hundred
Million Dollars ($200,000,000.00), as may from time  to  time  have been advanced and then be outstanding hereunder pursuant to the Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____,
1994 (the "Agreement"), made by and among the Company, certain banks, including the Bank, and Comerica Bank, a Michigan banking corporation, as Agent for such banks, together with interest thereon as hereinafter set forth.

     The unpaid principal indebtedness from time outstanding under this Note shall be due and payable on the last day of the Interest Period applicable thereto or as otherwise set forth in the Agreement, provided that no Bid Advance may mature or be payable on a day later than the Revolving Credit Maturity Date.

     Each of the Bid Advances made hereunder shall bear interest at the Absolute Rate or the Eurocurrency-based Rate as elected by Company or as otherwise determined under the Agreement.

     Interest on each Absolute Rate Advance and each 1 month, 2 month and 3 month Eurocurrency-based Advance shall be payable in United States Dollars on the last day of the Interest Period applicable thereto. Interest on each 6 month Eurocurrency-based Advance outstanding from time to time shall be payable in United States Dollars, at intervals of 3 months after the first day of the applicable Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Absolute Rate or Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, to, but not including, the last day thereof.

     In the event and so long as any default or Event of Default shall exist hereunder or under the Agreement, interest shall be payable daily on all Bid Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Absolute Rate plus three percent

       143 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

(3%), and with respect to Eurocurrency-based Advances from time to time outstanding, (i) at a per annum rate calculated by the applicable Bid Lender having funded such Bid Advance, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the applicable Bid Lender may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the applicable Bid Lender are offered by such Bid Lender's Eurocurrency Lending Office for the applicable period so determined, or (ii) if at any such time such deposits are not offered by such Bid Lender's Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the applicable Bid Lender to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

    This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with, the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

    As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

    This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

    Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

       144 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                    VISHAY INTERTECHNOLOGY, INC.


                                    By:____________________________

                                    Its:___________________________

       145 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                            EXHIBIT "D"


                            TERM NOTE


$____________________________                           July ____, 1994



     On or before December 31, 2000 (the "Term Loan Maturity Date"), FOR VALUE RECEIVED, Vishay Intertechnology, Inc., a Delaware corporation ("Company") promises to pay to the order of (insert bank) ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness or so much of the sum of (insert Bank's percentage of $102,500,000) Dollars ($____________) which may have been advanced and then be outstanding hereunder, together with interest thereon, as hereinafter set forth, in accordance with that certain Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), made by and among Company, certain banks, including the Bank, and Comerica Bank, a Michigan banking corporation, as Agent for such banks.

     Until the Term Loan Maturity Date, when the entire unpaid principal balance of the Term Loan (as defined in the Agreement) and all accrued interest and other sums outstanding thereon shall be paid in full, the principal Indebtedness evidenced by this Note shall be repaid on the following dates and in the following amounts (irrespective of and in addition to any principal payments under the Agreement based on Excess Cash Flow, but taking into account any optional prepayments thereunder):

          (a) on or before December 31, 1994, (Bank's Percentage of $5,000,000); and

          (b) commencing on March 31, 1995, and on the last day of each calendar quarter thereafter through December 31, 1996, the sum of (Bank's Percentage of $2,500,000);

          (c) commencing on March 31, 1997, and on the last day of each calendar quarter thereafter through December 31, 1997, the sum of (Bank's Percentage of $3,750,000);

          (d) commencing on March 31, 1998, and on the last day of each calendar quarter thereafter through December 31, 1999, the sum of (Bank's Percentage of $5,000,000); and

          (e) commencing on March 31, 2000, and on the last day of each calendar quarter thereafter through December 31, 2000, the sum of (Bank's Percentage of $5,625,000).

       146 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

     There shall be no readvance or reborrowing of any principal reductions of this Note.

     Each of the Advances made hereunder shall bear interest at the Eurocurrency-based Rate, the Prime-based Rate or the Fixed Rate as elected by Company or as otherwise determined under the Agreement.

     Interest on the unpaid balance of all Prime-based Advances or after the Fixed Rate Election shall be payable in United States Dollars quarterly commencing on September 30, 1994 and on the last day of each calendar quarter thereafter until the Term Loan Maturity Date. Interest accruing at the Prime-based Rate or the Fixed Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to changes in the Prime-based Rate on the date of such change in the Prime-based Rate.

     Interest on each 1 month, 2 month and 3 month Eurocurrency-based Advance shall be payable in United States Dollars on the last day of the Interest Period applicable thereto. Interest on each 6 month Eurocurrency-based Advance outstanding from time to time shall be payable in United States Dollars at intervals of 3 months after the first day of the Interest Period and on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto, to, but not including, the last day thereof.

     In the event and so long as a default or Event of Default shall exist under this Note or under the Agreement, interest shall be payable daily on all Advances from time to time outstanding hereunder at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other times, with respect to Domestic Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate or the Fixed Rate, as applicable, plus three percent (3%), and with respect to Eurocurrency-based Advances from time to time outstanding under this Note, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant Eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of

       147 -- EXHIBT 10.1 ($302,000,000 LOAN AGREEMENT)

maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

     The amount and date of each Advance of the Term Loan, its Applicable Interest Rate and Interest Period, and the amount and date of any repayments shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

     This Note is a note under which prepayments may be made from time to time, but only in accordance with the terms and conditions of the Agreement, including without limitation, after the Fixed Rate Election, the payment of Yield Maintenance Payments.

     This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated herein.

     As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

     Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                   VISHAY INTERTECHNOLOGY, INC.,
                                   a Delaware corporation


                                   By:___________________________

                                        Its:_____________________

       148 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "E"

          REQUEST FOR TERM LOAN ADVANCE AND RATE REQUEST


To:  Comerica Bank ("Agent")


A.   Request

     The undersigned authorized officer of Vishay Intertechnology, Inc. ("Company") in accordance with Section 3.9 of the Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ___, 1994, among Company, certain Banks and Comerica Bank, as Agent for the Banks (the "Agreement"), hereby requests the Agent under the Agreement to make, refund or convert, as applicable, a (an) _______________/1 Advance of the Term Loan to the undersigned on __________, 19__,/2 in the amount of $__________/3 under the Term Notes ("Notes") dated July ___, 1994 made by Company to said Banks.

    The Interest Period for the requested Advance shall be  ________________./4

- ------------
     1/  Insert, as applicable, "Eurocurrency-based" or "Prime-based."

     2/ Insert date at least four (4) Business Days after the date of Request, if Request is for Eurocurrency-based Advance and, if Request involves the conversion or renewal of any outstanding Eurocurrency-based Advance, date must be the Business Day subsequent to the last day of the applicable Eurocurrency-based Interest Period.

     3/ Insert amount of requested Advance. This amount, together with the amount of any other outstanding indebtedness evidenced by the Term Notes to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall not be less than (x) $500,000 in the case of a Prime-based Advance, or (y) $1,000,000 (or the applicable foreign currency equivalent thereof) in the case of a Eurocurrency-based Advance, and upon completion of the Advance there shall be no more than 1 Interest Period and 2 Applicable Interest Rates (including the Prime-based Rate).

     4/ For Eurocurrency-based Advance insert, as applicable, "1 month", "2 months", "3 months" or "6 months." Such Interest Period
(i) may not end after the Term Loan Maturity Date; and (ii) must leave a sufficient portion of the Term Loan subject to an Interest Period ending on the last day of the quarter to enable Company to make required principal repayments.

       149 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

B.   Application of Proceeds

     The proceeds of this Advance shall be applied to refund/convert/5 the following outstanding Advances:

=======================================================================
      Type of            Last Day of             Principal
      Advance          Interest Period          Outstanding
=======================================================================

C.   Request Irrevocable

     Upon Agent's receipt of this Request For Term Loan Advance, this Request For Term Loan Advance shall be irrevocable.


D.   Certification

     The undersigned hereby certifies that:

     (1) both before and after the Advance, the obligations of the Company and its Subsidiaries set forth in the Agreement and any of the Loan Documents to which such Persons are parties are and shall be valid, binding and enforceable obligations of the Company and its Subsidiaries;

     (2) all conditions to Advances of the Term Loan have been satisfied, and shall remain satisfied to the date of Advance;

     (3) there is no Event of Default in existence, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, and none will exist upon the making of the Advance;

     (4) the representations and warranties contained in the Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of the Advance; and

     (5) the execution of this Request for Term Loan Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or its Subsidiaries

- ------------
     5/ Strike inapplicable term to indicate whether a conversion or refunding.

       150 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

E.   Defined Terms

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

Dated this _________  day of ____________________, 1994.


                                   VISHAY INTERTECHNOLOGY, INC.



                                   By:_________________________________

                                   Its:________________________________


(This form of Request for Term Loan Advance (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)

       151 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "F"

                       FIXED RATE ELECTION



To:  Comerica Bank ("Agent")

Re: Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among Vishay Intertechnology, Inc. ("Company"), Agent and certain Banks

     Pursuant to Section 3.11 of the Agreement, the Company elects the Fixed Rate as the Applicable Interest Rate for the remaining balance of the Term Loan.

     The Company certifies to the matters specified in Section 3.11(c) of the Agreement.

     Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.


Dated:____________________         VISHAY INTERTECHNOLOGY, INC.



                                   By:___________________________


                                   Its:__________________________

       152  -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                                 EXHIBIT "G"

                                 Percentages

     Comerica Bank                                             15.42%
     NationsBank of North Carolina, N.A.                       15.42%
     Berliner Handels-Und Frankfurter Bank                     11.67%
     Signet Bank Maryland                                      11.66%
     Bank Hapoalim, B.M.                                        8.33%
     CoreStates Bank, N.A.                                      8.33%
     ABN AMRO Bank N.V.                                         8.33%
     Credit Lyonnais New York Branch                            8.33%
     Bank Leumi le-Israel, B.M.                                 4.17%
     Credit Suisse                                              4.17%
     Meridian Bank                                              4.17%

       153 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

                           EXHIBIT "H"

                             Sublimit


Vishay Beteiligungs GmbH, formerly
     Draloric Electronic GmbH ("VBG").................$25,000,000


Draloric Electronic GmbH, formerly
     Vishay Electronic GmbH ("Draloric")..............$25,000,000;


provided, however, that to the extent of any increase in the nominal share capital of Draloric which causes its aggregate nominal share capital to exceed Fifteen Million Deutsche Marks (DM 15,000,000), the Sublimit applicable to VBG shall decrease dollar for dollar by the equivalent in Dollars of any such increase and the Sublimit applicable to Draloric shall increase by the equivalent in Dollars of any such increase.

       154 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)


                                EXHIBIT "I"

                                  FORM OF
                           ASSIGNMENT AGREEMENT


                                   Date: ______________________________

 To: VISHAY INTERTECHNOLOGY, INC.

               and

      COMERICA BANK ("Agent")

 Re: Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July ____, 1994 (the "Agreement"), among Vishay Intertechnology, Inc.
      ("Company"), Agent and certain Banks

 Gentlemen and Ladies:

    Reference is made to Section 13.8(c), (d) and (e) of the Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Agreement.

    This Agreement constitutes notice to each of  you  of  the
 proposed assignment and delegation by    (insert assigner Bank)
 (the "Assignor") to   (insert Proposed assignee)   (the "Assignee")
 of a ______% undivided interest in each of the Assignor's notes under all of the Loan Agreements (the "Notes"), such that after giving effect to the assignment and assumption hereafter provided the Assignee's interest in the Notes shall equal $____________* and its Percentage shall equal ____% under the Loan Documents.

    The Assignor hereby instructs the Agent to make all payments from and including the "Effective Date" (as hereafter defined) hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

    The Assignee hereby confirms that it has received a copy of the Loan Agreements and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Loan Agreements as a condition to the making

- ------------
    *Such amount shall not be less than a minimum amount of $10,000,000.

       155 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

of the loans thereunder. The Assignee acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentage been granted and its loans been made directly by such Assignee to the Company and/or the Permitted Borrowers without the intervention of the Agent, the Assignor or any other bank; and (b) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Loan Agreements. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of the Company, the Permitted Borrowers or any other party to the Loan Agreements or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Loan Agreements, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

   Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 13.8(c) of the Agreement. Assignor and Assignee represent and warrant that this assignment shall not violate any "blue sky" or other securities law of any jurisdiction or require the Company or any other Person to file a registration statement with the United States Securities and Exchange Commission or Apply to qualify any loans or any interest in any thereof, under the "blue sky" or other securities laws of any jurisdiction.

   Except as otherwise provided in the Loan Agreements, effective as of the Effective Date:

       (a) the Assignee: (i) shall be deemed automatically to have become a party to the Loan Agreements, to have assumed
           all of the Assignor's obligations thereunder    to  the
           extent of the Assignee's percentage referred to in the
           second paragraph of this Assignment Agreement,   and  to
           have all the rights and obligations of a party   to  the
           Loan Agreements, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Loan Agreements as if it were an original signatory thereto; and

       (b) the Assignor's obligations under the Loan Agreements shall be reduced by the percentage referred to in the second paragraph of this Assignment Agreement.

   As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

       156 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

        (1) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

        (2) the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Loan Agreements;

        (3) the payment to the Agent of the $3,500.00 processing fee referred to in Section 13.8(d) (iv) of the Agreement; and

        (4) all other restrictions and items noted in  Sections
            13.8(c), (d) and (e) of the Agreement have been completed.

The Agent shall notify the Assignor and the Assignee of the Effective Date.

   The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:

           (A) Address for Notices:

                Institution Name:

                Address:

                Attention:

                Telephone:

                Facsimile:

           (B) Payment Instructions:

           (C) Proposed effective date of assignment.

       The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in
Section 13.14 of the Agreement, other forms reasonably requested by the Agent, and the original of each Note held by the Assignor under the Loan Agreements.

       157 -- EXHIBIT 10.1 ($302,000,000 LOAN AGREEMENT)

       Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.


                                       (ASSIGNOR)


                                       By:________________________________

                                       Its:_______________________________

                                       (ASSIGNEE)

                                       By:________________________________

                                       Its:_______________________________

ACCEPTED AND CONSENTED TO
this ______  day of __________ 199_


COMERICA BANK, Agent



By:____________________________

Its:___________________________



VISHAY INTERTECHNOLOGY, INC.



By:____________________________

Its:___________________________


(This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.)